UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

VERTICALNET, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.01 per share

Series B preferred stock, par value $0.01 per share

Series C preferred stock, par value $0.01 per share

2)	Aggregate number of securities to which transaction applies:

1,695,358 shares of Common Stock (includes 1,610,845 shares outstanding, 77,733 shares of Common Stock underlying options, and restricted stock grants and restricted stock units with respect to 6,780 shares of Common Stock).

8,700,000 shares of Series B Preferred Stock

322,007 shares of Series C Preferred Stock

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) 1,610,845 shares of Common Stock, multiplied by $2.56 per share; (B) 7,300,000 shares of Series B Preferred Stock, multiplied by $0.38750 per share; (C) 1,400,000 shares of Series B Preferred Stock, multiplied by $0.26875 per share; and (D) 6,780 shares of Common Stock underlying restricted stock grants and restricted stock units multiplied by $2.11 per share (which is the difference between $2.56 and the weighted average exercise price of $0.45 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00003070 by the sum of the preceding sentence. Shares of Series C Preferred Stock and options to purchase shares of Common Stock will be cancelled in the merger and will not receive any consideration.

4)	Proposed maximum aggregate value of transaction:

$7,343,069

5)	Total fee paid:

$226

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SUBJECT TO COMPLETION, NOVEMBER 20, 2007

Preliminary Copy

400 CHESTER FIELD PARKWAY
MALVERN, PENNSYLVANIA 19355

[ • ], 2007

To our Shareholders:

You are cordially invited to attend a special meeting of the shareholders of Verticalnet, Inc., a Pennsylvania corporation, which we refer to as “Verticalnet” or “the Company”, to be held at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, Pennsylvania 19103 on [ • ], [ • ], 2007, beginning at 10:00 a.m. local time. Our Board of Directors has fixed the close of business on [ • ], 2007, as the record date for the purpose of determining shareholders entitled to receive notice of and vote at the special meeting. Notice of the special meeting and the related proxy statement are enclosed.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 25, 2007 among the Company, BravoSolution, S.p.A., a corporation organized under the laws of Italy (“Parent”), and BravoSolution U.S.A., Inc., a Pennsylvania corporation and wholly-owned subsidiary of BravoSolution (“Merger Sub”) and the related Plan of Merger, and to approve the merger contemplated thereby.

The Merger Agreement and the related Plan of Merger provide for, among other things, the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the “Merger”). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent. If the Merger is completed, you will be entitled to receive: (i) $2.56 in cash, without interest and less any required withholding tax, for each share of our common stock you own; and (ii) $0.38750 or $0.26875 in cash, without interest and less any required withholding tax, for each share of our Series B Preferred Stock you own (determined in accordance with the terms of the Merger Agreement and the related Plan of Merger). Merger Sub is the sole owner of our Series C Preferred Stock and, if the Merger is completed, each such share of Series C Preferred Stock shall be cancelled and retired and shall not be entitled to receive any consideration.

If the Merger is completed, Verticalnet will continue its operations as a privately-held company owned by BravoSolution S.p.A. As a result of the Merger, Verticalnet shares will no longer be quoted on NASDAQ.

Our Board of Directors has unanimously approved and adopted the Merger Agreement, the related Plan of Merger, and the transactions contemplated thereby and has determined that the Merger, the Merger Agreement, the related Plan of Merger, and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company. Accordingly, our Board of Directors recommends that you vote “FOR” the adoption of the Merger Agreement and the related Plan of Merger, and the approval of the Merger.

The proxy statement attached to this letter provides you with information about the proposed merger and the special meeting. We encourage you to read the entire proxy statement carefully because it explains the Merger and related matters, including the conditions to the completion of the Merger. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

Regardless of the number of shares you own, your vote is very important. The Merger cannot be completed unless the Merger Agreement and the related Plan of Merger are adopted and the Merger is approved by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of our capital stock that are entitled to vote at the special meeting (assuming a quorum is present), and the affirmative vote of a majority of the votes cast by the holders of outstanding shares of Series B Preferred Stock that are entitled to vote at the special meeting, voting as a separate class (assuming a quorum is present).

Whether or not you plan to attend the special meeting, it is important that your shares be represented. Accordingly, we urge you to vote, by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States. Alternatively, you may vote through the Internet or by telephone as directed on the enclosed proxy card. If you receive more than one proxy card because you own shares that are registered differently, please vote all of your shares shown on all of your proxy cards.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you have any questions or need assistance voting your shares, please call Georgeson, Inc., which is assisting us, toll free at 888-605-7614.

We look forward to seeing you at the special meeting.

Sincerely,

Nathanael V. Lentz
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the Merger, passed upon the fairness or merits of the Merger or the Merger Agreement or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

THIS PROXY STATEMENT IS DATED [ • ], 2007, AND IS BEING FIRST MAILED TO SHAREHOLDERS ON OR ABOUT [ • ], 2007.

400 CHESTER FIELD PARKWAY
MALVERN, PENNSYLVANIA 19355

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held [  •  ], 2007

DEAR SHAREHOLDER:

We will hold a special meeting of shareholders of Verticalnet, Inc., a Pennsylvania corporation, which we refer to as “Verticalnet” or “the Company”, on [  •  ], [  •  ], 2007 at 10:00 a.m. at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, Pennsylvania 19103 for the following purposes:

1. To consider and vote upon a proposal to adopt the Merger Agreement (the “Merger Agreement”), dated as of October 25, 2007 among the Company, BravoSolution, S.p.A., a corporation organized under the laws of Italy (“Parent”), and BravoSolution U.S.A., Inc., a Pennsylvania corporation and wholly-owned subsidiary of BravoSolution (“Merger Sub”), and the related Plan of Merger, and to approve the merger of Merger Sub with and into the Company (the “Merger”). Copies of the Merger Agreement and the related Plan of Merger are attached as Annex A and Annex A-1, respectively, to the accompanying proxy statement.

2. To approve any motion to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the foregoing proposal.

3. To transact such other business as may properly come before the special meeting.

Only holders of record of shares of our common and preferred stock at the close of business on [  •  ], 2007, the record date for the special meeting, are entitled to notice of the meeting and to vote at the meeting and at any postponement of the meeting. A list of shareholders will be available for inspection at the special meeting. All shareholders of record are cordially invited to attend the special meeting in person.

Our Board of Directors has unanimously approved and adopted the Merger Agreement, the related Plan of Merger, and the transactions contemplated thereby, and has determined that the Merger, the Merger Agreement, the related Plan of Merger, and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company. Accordingly, our Board of Directors recommends that you vote “FOR” the adoption of the Merger Agreement and the related Plan of Merger, and the approval of the Merger and “FOR” the adjournment proposal.

Regardless of the number of shares you own, your vote is very important.  The approval and adoption of the Merger Agreement, the related Plan of Merger, and the Merger require the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of our common stock that are entitled to vote at the special meeting (assuming a quorum is present), and by a majority of the votes cast by the holders of the outstanding shares of our Series B Preferred Stock that are entitled to vote at the special meeting (assuming a quorum is present), voting as a separate class.

We hope you will be able to attend the meeting, but whether or not you plan to attend, please vote your shares by:

•	signing and returning the enclosed proxy card as soon as possible,

•	calling the toll-free number listed on the proxy card, or

•	accessing the Internet as instructed on the proxy card.

Voting by proxy will not prevent you from voting your shares in person in the manner described in the attached proxy statement if you subsequently choose to attend the special meeting. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. If you hold your shares through a bank, broker or other custodian, you must obtain a legal proxy from such custodian in order to vote in person at the special meeting. Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption the Merger Agreement and the related Plan of Merger and the approval of the Merger.

PLEASE DO NOT SEND YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS COMPLETED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR STOCK CERTIFICATES.

By Order of the Board of Directors of the Company

Christopher G. Kuhn
Vice President and General Counsel

Dated: November [  •  ], 2007

i

ii

SUMMARY

The following summary, together with the “Questions and Answers about the Special Meeting and the Merger”, highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents we have incorporated by reference into this proxy statement, before voting. See “Where You Can Find Additional Information” beginning on page [•]. Each item in this summary includes a page reference directing you to a more complete description of that item in this document.

Unless we otherwise indicate or unless the context requires otherwise: all references in this document to “Company,” “Verticalnet,” “we,” “our,” and “us” refer to Verticalnet, Inc. and its subsidiaries; all references to “Parent” refer to BravoSolution, S.p.A.; all references to “Merger Sub” refer to BravoSolution, U.S.A., Inc.; all references to “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of October 25, 2007, among the Company, Parent and Merger Sub, as it may be amended from time to time, a copy of which is attached as Annex A to this document; all references to “Plan of Merger” refer to the Plan of Merger among the Company, Parent and Merger Sub, as it may be amended from time to time, a copy of which is attached as Annex A-1 to this document; all references to the “Merger” refer to the merger contemplated by the Merger Agreement; all references to “Merger Consideration” refer to the per share merger consideration of (i) $2.56 in cash without interest and less any required withholding tax, to be received by the holders of our common stock in accordance with the terms of the Merger Agreement; and (ii) $0.38750 or $0.26875 in cash without interest and less any required withholding tax, to be received by the holders of our Series B Preferred Stock in accordance with the terms of the Merger Agreement.

Parties to the Merger (page [•])

Verticalnet, Inc., is a provider of On-Demand Supply Management solutions to companies ranging in size from mid-market to Global 2000. We provide a full scope of Supply Management software, services, and domain expertise in areas that include: Program Management, Spend Analysis, eSourcing, Contract Management, and Supplier Performance Management. Our solutions help our customers save money on the goods and services they buy. In addition to traditional software installation and application service provider hosting, we offer the majority of our software products in an “on-demand” delivery model. On-demand delivery enables our customers to pay a single annual fee that includes software license, maintenance, application hosting, customer/community support, and training. We believe that our on-demand delivery model mitigates the software implementation costs for our customers, and reduces the obstacles to a successful supply management initiative. In addition to implementation services, we also provide customers with supply management business process consulting, primarily in the areas of Spend Analysis and Advanced Sourcing, and offer custom software development for customers that desire to build additional supply management capabilities.

BravoSolution S.p.A., or Parent, is a leading international provider of eSourcing solutions. Its mission is to generate value by supporting its clients in the improvement of procurement processes through innovative web-based technologies and services. Founded in Italy in June 2000 by the Italcementi Group, BravoSolution combines professional expertise and technological excellence in the area of sourcing in order to deliver valuable results to its numerous customers worldwide. BravoSolution has offices in London, Madrid, Milan, Paris, Rome and Shanghai. In the United Kingdom, BravoSolution is the sole approved provider of eSourcing Services under the Framework Agreement managed by an Executive Agency of the UK Treasury (OGC). BravoSolution has a team of more than 250 professionals and has now managed over 70,000 online negotiations, totaling over $50 billion of spend.

BravoSolution U.S.A., Inc. which we refer to as Merger Sub, is a Pennsylvania corporation formed for the sole purpose of completing the Merger with the Company. Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub has not conducted any activities to date other than activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement. Upon consummation of the proposed Merger, Merger Sub will merge with and into Verticalnet and will cease to exist, with Verticalnet continuing as the surviving corporation.

The Merger (page [•])

On October 25, 2007, the Company entered into the Merger Agreement. Upon the terms and subject to the conditions of the Merger Agreement and the related Plan of Merger, Merger Sub will merge with and into the Company, with the Company as the surviving corporation. We will become a wholly-owned subsidiary of Parent. You will have no equity interest in the Company or Parent after the effective time of the Merger and will not participate in any future earnings or growth of the Company.

At the effective time of the Merger:

•	each outstanding share of our common stock, par value $0.01 per share (the “Common Stock”), other than those held by the Company, Parent or Merger Sub, will be cancelled and converted automatically into the right to receive $2.56 in cash, without interest less any applicable withholding tax;

•	each outstanding share of our Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) will be cancelled and converted automatically into the right to receive $0.38750 or $0.26875 in cash, without interest less any applicable withholding tax, in accordance with the Merger Agreement. See “The Merger — Certain Effects of the Merger” beginning on page [ • ];

•	each outstanding share of our Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) will be cancelled and no payment will be made with respect to the Series C Preferred Stock. As of the date of this proxy statement, all shares of Series C Preferred Stock are owned by Merger Sub; and

•	each outstanding option, warrant or restricted stock unit to purchase our Common Stock outstanding immediately prior to the effective time of the Merger will be cancelled, and each holder of such option, warrant or restricted stock unit will be entitled to receive, in full settlement of such security, a cash payment equal to the product of the number of shares subject to such option, warrant or restricted stock unit, multiplied by the excess of (a) $2.56 per share less (b) the exercise price of such option, without interest less any applicable withholding tax.

The Special Meeting (page [ • ])

The special meeting will be held on [ • ], 2007 starting at 10:00 a.m. local time at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, Pennsylvania 19103.

Record Date, Quorum and Voting Power (page [ • ])

You are entitled to vote at the special meeting if you owned shares of the Company’s common stock, Series B Preferred Stock or Series C Preferred Stock at the close of business on [ • ], 2007, the record date for the special meeting. As of the record date, there were [ • ] shares of the Company’s capital stock entitled to be voted, consisting of [ • ] shares of common stock, [ • ] shares of Series B Preferred Stock and [ • ] shares of Series C Preferred Stock. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock entitled to vote at the special meeting will constitute a quorum.

Vote Required for Approval (page [ • ])

The adoption of the Merger Agreement and the related Plan of Merger and the approval of the Merger requires the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of our capital stock, including shares of Series B Preferred Stock and Series C Preferred Stock (together, the “Preferred Stock”) and shares of Common Stock, that are entitled to vote at the special meeting (assuming a quorum is present) and by a majority of the votes cast by the holders of the outstanding shares of our Series B Preferred Stock entitled to vote at the special meeting, voting as a separate class (assuming a quorum is present).

Holders of all outstanding shares of Series B Preferred Stock have entered into a Voting Agreement with Parent and the Company, as amended (the “Voting Agreement”), pursuant to which holders of our Series B Preferred Stock that as of the record date represent [ • ] of the voting power of the outstanding shares of our capital stock entitled to vote at the special meeting have agreed to vote all of their Common Stock and Series B Preferred Stock “FOR” the adoption of the Merger Agreement and the related Plan of Merger and the approval of the Merger, and holders of our Series B Preferred Stock that as of the record date represent [ • ] of the voting power of the outstanding shares of our capital stock entitled to vote at the special meeting have agreed to grant an irrevocable proxy to the Company to vote their Common Stock and Series B Preferred Stock, in connection with the Merger and any other extraordinary corporate transaction, in a manner that the Company, acting through our Board of Directors, determines in its sole discretion. The Voting Agreement will terminate on the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the mutual written consent of Parent, the Company and each of the shareholders party to the Voting Agreement, and (iii) by each such shareholder upon certain circumstances related to modification of the Merger Agreement. The full text of the Voting Agreement is attached to this proxy statement as Annex B. We encourage you to read the full text of the Voting Agreement in its entirety.

Also, as of the date of this proxy statement, all shares of Series C Preferred Stock are owned by Merger Sub and it is anticipated that Merger Sub will vote in favor of the adoption of the Merger Agreement and the approval of the Merger. As a result of the Voting Agreement, the separate class vote involving only shares of our Series B Preferred Stock is assured.

Share Ownership of Directors and Executive Officers (page [ • ])

As of the record date, the directors and current executive officers of Verticalnet beneficially owned in the aggregate (excluding shares issuable pursuant to options or warrants and shares of common stock issuable upon conversion of the Series B Preferred Stock subject to the Voting Agreement) approximately [ • ]% of the shares of our capital stock outstanding and entitled to vote at the special meeting. As of the record date, Nathanael V. Lentz, Michael J. Hagan and Mark L. Walsh own shares of Series B Preferred Stock subject to the Voting Agreement which represent approximately [ • ]% of the Company’s outstanding voting stock. Subject to the Voting Agreement, each of the directors and executive officers either agreed to vote, or has advised us that he plans to vote, all of his shares in favor of the adoption of the Merger Agreement.

Voting and Proxies (page [ • ])

Any Verticalnet shareholder of record entitled to vote may submit a proxy by telephone, the Internet or returning the enclosed proxy card by mail, or may vote by ballot by appearing at the special meeting. If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not provide your broker with instructions, your shares will not be voted.

Revocability of Proxy (page [ • ])

Any Verticalnet shareholder of record who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

•	filing with the Company’s corporate secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

•	sending a later-dated proxy relating to the same shares to the Company’s corporate secretary, at or before the special meeting;

•	submitting a later-dated proxy by the Internet or by telephone, at or before the special meeting; or

•	attending the special meeting and voting in person by ballot.

Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

Recommendation of Our Board of Directors (page [ • ])

Our Board of Directors has unanimously:

•	approved, adopted and declared advisable the Merger Agreement, the related Plan of Merger and the Merger,

•	determined that the Merger Agreement, the related Plan of Merger, the Merger and the transactions contemplated thereby are fair to, and in the best interests of the Company, and

•	recommended that our shareholders vote “FOR” adoption of the Merger Agreement and the related Plan of Merger and the approval of the Merger.

For a discussion of the material factors considered by the Board of Directors in reaching their conclusions, see “The Merger — Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page   .

Restrictions on Solicitation of Other Offers (page [ • ])

We have agreed that beginning at 11:59 p.m. (Eastern Time) on November 19, 2007, which we refer to as the “No-Shop Period Start Date”, we will not, and we will ensure that our representatives do not:

•	initiate, solicit or knowingly facilitate or encourage any alternate acquisition proposal;

•	participate in any negotiations regarding, or furnish any material nonpublic information to any person with respect to an acquisition proposal;

•	engage in discussions with any person with respect to an acquisition proposal;

•	approve or recommend any acquisition proposal; or

•	enter into any letter of intent or similar document, or any agreement or commitment providing for any acquisition proposal.

Notwithstanding these restrictions, under circumstances specified in the Merger Agreement, in order to comply with its fiduciary duties under applicable law, our Board of Directors may respond to certain unsolicited competing proposals or terminate the Merger Agreement and enter into an agreement with respect to a superior acquisition proposal, or withdraw its recommendation in favor of the adoption of the Merger Agreement. During the period ending on the No-Shop Period Start Date we were permitted to initiate, solicit and encourage (or “go shop”) for any alternative acquisition proposal for the Company (including by way of providing information pursuant to a confidentiality agreement), and enter into and maintain discussions or negotiations concerning an alternative acquisition proposal for the Company.

Completion of the Merger (page [ • ])

We are working to complete the Merger as soon as possible. We anticipate completing the Merger during the first quarter of 2008. However, we cannot predict the exact timing of the Merger or whether the Merger will be completed. In order to complete the Merger, our shareholders must adopt the Merger Agreement and the other closing conditions under the Merger Agreement must be satisfied or waived.

Before we can complete the Merger, a number of conditions must be satisfied. These include:

•	the receipt of the required Company shareholder approval;

•	the absence of any order suspending the use of the proxy statement or any proceeding initiated by the SEC for that purpose;

•	the absence of laws, executive orders, decrees, rulings, injunctions, writs, judgments or orders that prohibit, restrain or enjoin the consummation of the transactions;

•	the accuracy of each of the parties’ representations and warranties, except to the extent the failure of such representations and warranties to be true and correct would not constitute a material adverse effect (in the case of the Company) or materially delay the ability of Parent or Merger Sub to perform their respective obligations under the Merger Agreement; and

•	the performance and compliance by each of the parties of its covenants and obligations under the Merger Agreement in all material respects.

Other than the conditions pertaining to the Company shareholder approval and the absence of legal prohibitions, either the Company, on the one hand, or Parent and Merger Sub, on the other hand, may elect to waive conditions to their respective performance and complete the Merger.

Termination of the Merger Agreement (page [ • ])

The Company, Parent and Merger Sub may agree in writing to terminate the Merger Agreement at any time without completing the Merger, even after the shareholders of Verticalnet have adopted the Merger Agreement. In addition, the Merger Agreement may also be terminated at any time prior to the effective time of the Merger:

•	by either the Company or Parent by written notice to the other if:

•	the Company shareholders do not adopt the Merger Agreement at the special meeting;

•	a final, non-appealable governmental order prohibits or makes illegal the completion of the Merger; or

•	the closing has not occurred on or before April 15, 2008, provided that the party seeking to terminate the Merger Agreement shall not have prevented the closing from occurring by that time;

•	by written notice from the Company to Parent if:

•	Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants in the Merger Agreement such that the conditions to the Company’s obligations to close would not be satisfied and such condition is incapable of being satisfied by April 15, 2008 or such breach has not been cured by Parent or Merger Sub within 30 days following the receipt of a written notice from the Company; or

•	prior to the special meeting, if the Company receives a superior proposal and changes its recommendation to its shareholders, but only after the Company has provided Parent a six business day period to revise the terms and conditions of the Merger Agreement and only if the Company pays the termination fee described below;

•	by written notice from Parent to the Company if:

•	the Company breaches or fails to perform any of its representations, warranties or covenants in the Merger Agreement such that the conditions to Parent’s and Merger Sub’s obligations to close would not be satisfied and such condition is incapable of being satisfied by April 15, 2008 or such breach has not been cured by Parent or Merger Sub within 30 days following the receipt of a written notice from Parent;

•	the Company’s board of directors, among other things, withdraws or adversely modifies its recommendation or approval of the Merger Agreement or recommends or approves another acquisition proposal; or if any person or group (other than Parent, Merger Sub or any of their respective affiliates) shall have become the beneficial owner of at least a majority of the outstanding voting securities of the Company.

Termination Fee (page [ • ])

If the Merger Agreement is terminated under certain circumstances, the Company may be required to pay a termination fee to Parent in cash equal to the sum of 5.99% of:

•	the Company’s Enterprise Value, which we define as the sum of (i) the aggregate merger consideration offered for each outstanding share of common stock and each outstanding share of Series B Preferred Stock, and (ii) $5,310,396, the principal amount outstanding at maturity of the Radcliffe Note; and

•	all documented, reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers, accountants, financial advisors, consultants and other advisors, incurred by Parent and Merger Sub in connection with the Merger and the transactions contemplated by the Merger Agreement.

We encourage you to read the full text of the Merger Agreement in its entirety.

Material U.S. Federal Income Tax Consequences of the Merger to Our Shareholders (page [ • ])

Generally, the Merger will be taxable to our shareholders who are U.S. holders for U.S. federal income tax purposes. A U.S. holder of Common Stock and Series B Preferred Stock receiving cash in the Merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in our Common Stock or Series B Preferred Stock surrendered. You should consult your own tax advisor for a full understanding of how the Merger will affect your particular tax circumstances.

Interests of Verticalnet’s Directors and Officers in the Merger (page [ • ])

In considering the recommendation of our Board of Directors with respect to the Merger, you should be aware that certain of our directors and executive officers may be considered to have interests in the Merger that are different from, or in addition to, your interests as a shareholder and that may present actual or potential conflicts of interest, such as the ownership of shares of Series B Preferred Stock by our directors and executive officers and the employment agreements of our executive officers. Our Board of Directors was aware of these interests and considered that the interests may be different from or in addition to the interests of our shareholders generally, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and in determining to recommend that our shareholders vote for adoption of the Merger Agreement and the related Plan of Merger and the approval of the Merger. You should consider these and other interests of our directors and executive officers that are described in this proxy statement.

Procedure for Receiving Merger Consideration (page [ • ])

As soon as reasonably practicable after the effective time of the Merger, [ • ], the exchange agent, will mail a letter of transmittal and instructions to all Company shareholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates or book-entry shares in exchange for the merger consideration, without interest. You should not return any share certificates you hold with the enclosed proxy card, and you should not forward your share certificates to the exchange agent without a letter of transmittal.

Market Price of Verticalnet Common Stock (page [ • ])

Our Common Stock is listed on The NASDAQ Capital Market under the trading symbol “VERT.” The closing sale price of Common Stock on October 25, 2007, which was the last trading day before the announcement of the execution of the Merger Agreement, was $5.61 per share. On [ • ], 2007, which was the last trading day before the date of this proxy statement, the closing sale price of our Common Stock was $[ • ] per share.

Dissenters’ Rights of Appraisal (page [ • ])

Under the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”), holders of Common Stock and Series B Preferred Stock are not entitled to dissenters rights in connection with the proposed Merger. Under the PBCL, holders of shares of Series C Preferred Stock are entitled to dissenters rights in connection with the proposed Merger. As of the date of this proxy statement, all shares of Series C Preferred Stock are owned by Merger Sub and it is anticipated that Merger Sub will vote in favor of the Merger Agreement and the Merger.

Delisting and Deregistration of Common Stock (page [ • ])

If the Merger is completed, our Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Verticalnet shareholder. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, which you should read carefully. See “Where Shareholders Can Find Additional Information” beginning on page [ • ].

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement and the related Plan of Merger. Once the Merger Agreement has been adopted by the requisite vote of our shareholders and other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company. The Company will be the surviving corporation and become a wholly-owned subsidiary of Parent and we will no longer be a publicly-held corporation, and our Common Stock, par value $0.01 per share (“Common Stock”) will be delisted from NASDAQ.

Q:	What will a Verticalnet holder of Common Stock receive in the Merger?

A:	If the Merger is completed, holders of the Common Stock will receive $2.56 in cash, without interest less any required withholding taxes, for each share of our Common Stock that you own in accordance with the Merger Agreement and the related Plan of Merger. We refer to this amount as the common stock merger consideration. You will not own any shares of the surviving corporation.

Q:	What will a Verticalnet holder of Series B Preferred Stock receive in the Merger?

A:	If the Merger is completed, each share of our Series B Preferred Stock will be cancelled and converted automatically into the right to receive $0.38750 or $0.26875 in cash, without interest less any required withholding taxes, in accordance with the Merger Agreement and the related Plan of Merger. We refer to this amount as the Series B merger consideration. We refer to the common stock merger consideration and the Series B merger consideration, collectively as the merger consideration. You will not own any shares of the surviving corporation.

Q:	What will a Verticalnet holder of Series C Preferred Stock receive in the Merger?

A:	As of the date of this proxy statement, Merged Sub is the sole holder of our Series C Preferred Stock. If the Merger is completed, each share of our Series C Preferred Stock will be cancelled and no consideration shall be paid in respect of such shares.

Q:	What effects will the Merger have on Verticalnet?

A:	If the Merger is approved, Verticalnet will cease to be a publicly-traded company and will become a subsidiary of Parent. Common stock of Verticalnet will no longer be listed on any stock exchange or quotation system, including NASDAQ.

Q:	When and where is the special meeting?

A:	The special meeting of the Company’s shareholders will be held at 10:00 a.m. local time, on [ • ], [ • ] [ • ], 2007, at the offices of Morgan, Lewis & Bockius LLP located at 1701 Market Street, Philadelphia, Pennsylvania 19103.

Q:	Who is entitled to vote at the special meeting?

A:	The record date for the special meeting is [ • ], 2007. Only the holders of Verticalnet common stock and preferred stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any postponement thereof.

Q:	What matters will be voted on at the special meeting?

A:	You will be asked to consider and vote on the following proposals:

• to adopt the Merger Agreement and the related Plan of Merger, that provide for the acquisition of the Company by Parent;

• to approve any motion to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement and the related Plan of Merger, and approve the Merger; and

• to transact such other business as may properly come before the special meeting.

Q:	How does the Company’s Board of Directors recommend that I vote on the proposals?

A:	Our Board of Directors unanimously recommends that you vote:

• “FOR” the proposal to adopt the Merger Agreement and the related Plan of Merger, and to approve the Merger; and

• “FOR” the adjournment proposal.

You should read “The Merger — Reasons for the Merger; Recommendation of Our Board of Directors” beginning on page [ • ] for a discussion of the factors that our Board of Directors considered in deciding to recommend the adoption of the Merger Agreement and approval of the Merger. See also “The Merger — Interests of Verticalnet’s Directors and Officers in the Merger” beginning on page [ • ] .

Q:	Who is entitled to vote at the special meeting?

A:	The record date for the special meeting is [ • ], 2007. Only the holders of Verticalnet common stock and preferred stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any postponement thereof.

Q:	What constitutes a quorum for the special meeting?

A:	The presence, in person or by proxy, of shareholders representing a majority of the shares of Verticalnet stock outstanding on the record date will constitute a quorum for the special meeting.

Q:	What vote of shareholders is required to approve the Merger Agreement?

A:	The approval and adoption of the Merger Agreement, the related Plan of Merger and the Merger requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of our capital stock (including Common Stock, Series B Preferred Stock and Series C Preferred Stock) that are entitled to vote at the special meeting and the affirmative vote of a majority of the votes cast by the holders of outstanding shares of Series B Preferred Stock that are entitled to vote at the special meeting. Certain of our directors, officers and shareholders, who beneficially own approximately 18% of the outstanding capital stock and 77% our outstanding shares of Series B Preferred Stock entitled to vote at the special meeting, have agreed to vote all of their shares in favor of the approval and adoption of the Merger, the Merger Agreement and the related Plan of Merger, which assures that the class vote of the holders of Series B Preferred Stock required for the adoption of the Merger Agreement and the approval of the Merger, will be approved at the special meeting. Furthermore, as of the date of this proxy statement, all shares of Series C Preferred Stock are owned by Merger Sub and it is anticipated that Merger Sub will vote in favor of the adoption of the Merger Agreement and the approval of the Merger.

Q:	How do the directors and executive officers of Verticalnet intend to vote?

A:	We believe our directors and current executive officers intend to vote all of their shares of our common stock FOR the approval of the adoption of the Merger Agreement. As of [ • ], 2007, the record date, the directors and current executive officers of Verticalnet held and were entitled to vote, in the aggregate, shares of our stock representing approximately 6.4% of the outstanding shares.

Q:	What does it mean if I get more than one proxy card?

A:	If you have shares of our Common Stock, Series B Preferred Stock or Series C Preferred Stock that are registered differently and are in more than one account, you will receive more than one proxy card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

Q:	What do I need to do now?

A:	Please vote as soon as possible. We urge you to read this proxy statement carefully, including its annexes, and to consider how the transaction affects you as a shareholder. You also may want to review the documents referenced under “Where You Can Find Additional Information,” beginning on page [ • ].

Q:	How do I vote without attending the special meeting?

A:	If you are a registered shareholder (that is, if you hold shares of our Common Stock, Series B Preferred Stock or Series C Preferred Stock in certificated form), you may submit your proxy and vote your shares by returning the enclosed proxy card, marked, signed and dated, in the postage-paid envelope provided, or by telephone or through the Internet by following the instructions included with the enclosed proxy card.

If you hold your shares through a broker, bank or other nominee, you should follow the separate voting instructions provided by the broker, bank or other nominee with the proxy statement. Your broker, bank or other nominee may provide proxy submission through the Internet or by telephone. Please contact your broker, bank or other nominee to determine how to vote.

Q:	How do I vote in person at the special meeting?

A:	If you are a registered shareholder, you may attend the special meeting and vote your shares in person at the meeting by giving us a signed proxy card or ballot before voting is closed. If you want to do that, please bring proof of identification with you. Even if you plan to attend the meeting, we recommend that you vote your shares in advance as described above, so your vote will be counted even if you later decide not to attend.

If you hold your shares through a broker, bank or other nominee, you may vote those shares in person at the meeting only if you obtain and bring with you a signed proxy from the appropriate nominee giving you the right to vote the shares. To do this, you should contact your broker, bank or nominee.

Q:	Can I change my vote?

A:	You may revoke or change your proxy at any time before it is voted, except as otherwise described below. If you have not voted through your broker, bank or other nominee because you are the registered shareholder, you may revoke or change your proxy before it is voted by:

• filing a notice of revocation, which is dated a later date than your proxy, with the Company’s Secretary;

• submitting a duly executed proxy card bearing a later date;

• submitting a new proxy by telephone or through the Internet at a later time, but not later than 11:59 p.m. (Eastern Time) on November [ • ], 2007, or the day before the meeting date, if the special meeting is postponed; or

• voting by ballot at the special meeting.

Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in “street name,” you should follow the instructions of your broker, bank or other nominee regarding revocation or change of vote. If your broker, bank or other nominee allows you to submit a vote by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

Q:	If my shares are held in “street name” by my broker, bank or other nominee, will my nominee vote my shares for me?

A:	Yes, but only if you provide instructions to your broker, bank or other nominee on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted.

Q:	Will I have appraisal rights as a result of the Merger?

A:	Under the PBCL, holders of Common Stock are not entitled to dissenters rights in connection with the proposed Merger because the Common Stock is listed on a national securities exchange. Under the PBCL, because the holders of Series B Preferred Stock are entitled to vote separately as a class to approve the proposed transaction, holders of Series B Preferred Stock are not entitled to dissenters rights in connection with the proposed Merger. Under the PBCL, holders of Series C Preferred Stock are entitled to dissenters rights in connection with the proposed Merger; however, as of the date of this proxy statement all shares of Series C Preferred Stock are owned by Merger Sub and it is anticipated that Merger Sub will vote in favor of the adoption of the Merger Agreement and the related Plan of Merger and the approval of the Merger.

Q:	What happens if I sell my shares before the special meeting?

A:	The record date of the special meeting is earlier than the special meeting and the date that the Merger is expected to be completed. If you transfer your shares of Common Stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive the merger consideration to be received by our shareholders in the Merger. In order to receive the merger consideration, you must hold your shares through completion of the Merger.

Q:	Should I send in my stock certificates now?

A:	No. Assuming the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send your share certificates to the exchange agent in order to receive the merger consideration, without interest. You should use the letter of transmittal to exchange the Company stock certificates for the merger consideration to which you are entitled as a result of the Merger. Do not send any stock certificates with your proxy.

Q:	When do you expect the Merger to be completed?

A:	We are working to complete the Merger as quickly as possible. In addition to obtaining shareholder approval, all of the conditions to the Merger must have been satisfied or waived. We currently expect to complete the Merger promptly after shareholder approval is obtained in the first quarter of 2008.

Q:	Will I owe any U.S. federal income tax as a result of the Merger?

A:	Generally, the consideration received in the Merger will be taxable for U.S. federal income tax purposes. You will recognize taxable gain or loss in the amount of the difference between $2.56 and your adjusted tax basis for each share of Verticalnet stock that you own. For further information about the U.S. federal income tax consequences of the Merger, see “Special Factors — Material U.S. Federal Income Tax Consequences,” beginning on page .

Q:	Who will count the votes?

A:	A representative of our transfer agent will count the votes.

Q:	Who will bear the cost of this solicitation?

A:	The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by Verticalnet. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of Verticalnet, none of whom will receive additional compensation with respect to any such solicitation. We will reimburse them for their reasonable out-of-pocket expenses.

Q:	Will a proxy solicitor be used?

A:	Yes. Verticalnet has retained Georgeson, Inc. to assist in the solicitation of proxies for the special meeting and Verticalnet estimates that it will pay Georgeson, Inc. a fee not to exceed $7,500, a nominal fee per shareholder contact and reimbursement of reasonable out-of-pocket expenses. Verticalnet has also agreed indemnify Georgeson, Inc. against certain losses, costs and expenses.

Q:	Who can help answer my other questions?

A:	If you have more questions about the Merger or the special meeting, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact the Company’s Investor Relations at 610-240-0600. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you to in this proxy statement, contain statements that are not historical facts and that are considered “forward-looking” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations about future events and financial performance with respect to our operations, the expected completion and timing of the Merger and other information relating to the Merger. Statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” or “pursue,” or the negative or other words or expressions of similar meaning, may identify forward-looking statements. You should be aware that forward-looking statements involve known and unknown risks and certainties. Although we believe that the expectations underlying these forward looking statements are reasonable, there are a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our filings with the Securities and Exchange Commission, which we refer to as the “SEC.” In addition to other factors and matters contained or incorporated in this document, these statements are subject to risks, uncertainties and other factors, including, among others:

•	the financial performance of Verticalnet through the date of completion of the Merger;

•	the occurrence of any event, change or other circumstances that could give rise to a termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee;

•	the failure to satisfy any conditions to consummation of the Merger including the approval of our shareholders;

•	the failure of the Merger to close for any reason;

•	any significant delay in the expected completion of the Merger;

•	our remedies against Parent with respect to certain breaches of the Merger Agreement may not be adequate to cover our damages;

•	the proposed transactions may disrupt current business plans and operations and there may be potential difficulties in attracting and retaining employees as a result of the announced Merger;

•	due to restrictions imposed in the Merger Agreement, we may be unable to respond effectively to competitive pressures, industry developments and future opportunities;

•	the effect of the announcement of the Merger on our business relationships, operating results and business generally; and

•	the costs, fees, expenses and charges we have incurred and may incur related to the Merger, whether or not the Merger is completed.

The foregoing sets forth some, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. A more complete description of the risks applicable to us is provided in our filings with the SEC available at the SEC’s web site at http://www.sec.gov, including our most recent filings on Forms 10-Q and 10-K. Investors are cautioned not to place undue reliance on these forward-looking statements. Investors also should understand that it is not possible to predict or identify all risk factors and that neither this list nor the factors identified in our SEC filings should be considered a complete statement of all potential risks and uncertainties. We have no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement.

THE PARTIES TO THE MERGER

Verticalnet, Inc.

Verticalnet, Inc.
400 Chester Field Parkway
Malvern, Pennsylvania 19355
Tel. No. 610-240-0600

Verticalnet, Inc., is a provider of On-Demand Supply Management solutions to companies ranging in size from mid-market to Global 2000. We provide a full scope of Supply Management software, services, and domain expertise in areas that include: Program Management, Spend Analysis, eSourcing, Contract Management, and Supplier Performance Management. Our solutions help our customers save money on the goods and services they buy. In addition to traditional software installation and application service provider hosting, we offer the majority of our software products in an “on-demand” delivery model. On-demand delivery enables our customers to pay a single annual fee that includes software license, maintenance, application hosting, customer/community support, and training. We believe that our on-demand delivery model mitigates the software implementation costs for our customers, and reduces the obstacles to a successful supply management initiative. In addition to implementation services, we also provide customers with supply management business process consulting, primarily in the areas of Spend Analysis and Advanced Sourcing, and offer custom software development for customers that desire to build additional supply management capabilities.

Detailed descriptions about the Company’s business and financial results are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated in this proxy statement by reference. See “Where Shareholders Can Find More Information” beginning on page    of this proxy statement.

BravoSolution, S.p.A and BravoSolution U.S.A., Inc.
BravoSolution, S.p.A
Via Rombon, 11
20134 Milano
Tel. No. [    •    ]

BravoSolution S.p.A., or Parent, is a leading international provider of eSourcing solutions. Its mission is to generate value by supporting its clients in the improvement of procurement processes through innovative web-based technologies and services. Founded in Italy in June 2000 by the Italcementi Group, BravoSolution effectively combines professional expertise and technological excellence in the area of sourcing in order to deliver valuable results to its numerous customers worldwide. BravoSolution has offices in London Madrid, Milan, Paris, Rome and Shanghai. In the United Kingdom, BravoSolution is the sole approved provider of eSourcing Services under the Framework Agreement managed by an Executive Agency of the UK Treasury (OGC). BravoSolution has a team of more than 250 professionals and has now managed over 70,000 online negotiations, totaling over $50 billion of spend.

BravoSolution U.S.A., Inc.  which we refer to as Merger Sub, is a Pennsylvania corporation formed for the sole purpose of completing the Merger with the Company. Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of shareholders to be held on [    •    ], [ • ], 2007, at 10:00 a.m. local time, or at any adjournments or postponements of the special meeting. The special meeting will be held at the offices of Morgan, Lewis and Bockius LLP located at 1701 Market Street, Philadelphia, PA 19103. The Company intends to mail this proxy statement and the accompanying proxy card on or about [•], 2007 to all shareholders entitled to vote at the special meeting.

At the special meeting, shareholders will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 25, 2007, among the Company, Parent, and Merger Sub, as they may be amended from time to time, and the related Plan of Merger and to approve the merger of Merger Sub, with and into the Company, with the Company continuing as the surviving corporation. Our shareholders must adopt the Merger Agreement and the related Plan of Merger for the Merger to occur. If our shareholders fail to adopt the Merger Agreement, the Merger will not occur. Verticalnet shareholders also may be asked to transact such other business as may properly come before the special meeting or any postponements of the special meeting.

The Company does not expect a vote to be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting, however, the holders of the proxies, if properly authorized, will have the authority to vote on these matters in their discretion.

Verticalnet Board Recommendation

Our Board of Directors has unanimously approved and adopted the Merger Agreement, the related Plan of Merger, and the transactions contemplated by the Merger Agreement, and has determined that the Merger, the Merger Agreement and the related Plan of Merger, and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company. Accordingly, our Board of Directors recommends that you vote “FOR” the adoption of the Merger Agreement and the related Plan of Merger and the approval of the Merger and “FOR” the adjournment proposal.

Record Date, Quorum and Voting Power

Shareholders of record at the close of business on [    •    ], 2007 are entitled to notice of, and to vote at, the special meeting. On [    •    ], 2007, the outstanding voting securities consisted of [    •    ] shares of Common Stock and [    •    ] shares of Preferred Stock, on an as-converted to Common Stock basis (consisting of [    •    ] shares of Series B Preferred Stock and [    •    ] shares of Series C Preferred Stock entitled to vote at the special meeting).

Each share of Common Stock entitles its holder to one vote on all matters properly coming before the special meeting.

Each share of Preferred Stock entitles its holder to vote on all matters properly coming before the special meeting in accordance with the terms of the respective Statements of Designation with Respect to the Shares of Preferred Stock, filed by the Company with the Secretary of State of the Commonwealth of Pennsylvania. The Series B and Series C Statements of Designation provide that each holder of Preferred Stock votes on an as- converted to Common Stock basis, provided, however, that each holder is not entitled to cast a number of votes in excess of the number determined by (i) dividing (A) the per-share purchase price paid with respect to such holder’s shares of Preferred Stock at the time such shares were originally acquired from the Company, by (B) the applicable closing bid price (adjusted for any stock dividends, stock splits or similar transactions after such date) for shares of the Common Stock as reported on the Nasdaq Capital Market on the business day immediately prior to the closing date of the purchase of the Preferred Stock, and (ii) multiplying that quotient by the number of shares of Preferred Stock currently held by such holder. As of [ • ], the record date for the special meeting, holders of shares of Preferred Stock, in accordance with the terms of the respective Statements of Designation with Respect to the Shares of Preferred Stock, represent [ • ] of the voting power of the outstanding shares of capital stock entitled to vote at the special meeting.

A quorum of holders of the Common Stock and Preferred Stock entitled to vote at the special meeting must be present for the special meeting to be held. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Preferred Stock and the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting will constitute a quorum for the purpose of considering the proposal regarding adoption of the Merger Agreement and the related Plan of Merger and the approval of the Merger. Any shares of our Common Stock held in treasury by the Company are not considered outstanding for purposes of determining a quorum.

Vote Required for Approval

For us to complete the Merger, we need the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of our capital stock that are entitled to vote at the special meeting (assuming a quorum is present) and by a majority of the votes cast by the holders of the outstanding shares of our Series B Preferred Stock that are entitled to vote at the special meeting, voting as a separate class (assuming a quorum is present).

In order for your capital stock to be included in the vote, if you are a registered shareholder (that is, if you hold your shares of capital stock in certificated form), you must submit your proxy and vote your shares by returning the enclosed proxy card, marked, signed and dated, in the postage prepaid envelope provided, or by telephone or through the Internet, as indicated on the proxy card, or you may vote in person at the special meeting.

Abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, provided, however, that broker non-votes will only be treated as so present and entitled to vote if the shares covered by the broker non-vote are voted on a non-procedural matter at the special meeting. A broker non-vote occurs when, as is the case with respect to the note regarding the adoption of the Merger Agreement and the related Plan of Merger, and the approval of the Merger, brokers are prohibited from exercising discretionary authority in voting for beneficial owners who have not provided voting instructions. Because adoption of the Merger Agreement and the related Plan of Merger, and the approval of the Merger requires the affirmative vote of a majority of votes cast by the holders of the capital stock entitled to vote at the special meeting that are outstanding on the record date, and a majority of the votes cast by the holders of the outstanding shares of our Series B Preferred Stock that are entitled to vote at the special meeting, voting as a separate class, under the PBCL, failures to vote, abstentions and broker non-votes, if any, are not considered votes “cast” and therefore will have no effect on the vote and will not be considered in determining whether the proposals have received the requisite shareholder vote.

Voting by Directors and Executive Officers

Holders of all outstanding shares of Series B Preferred Stock have entered into a Voting Agreement with Parent and the Company, as amended (the “Voting Agreement”), pursuant to which holders of our Series B Preferred Stock that as of the record date represent [ • ] of the voting power of the outstanding shares of capital stock entitled to vote at the special meeting have agreed to vote all of their Common Stock and Series B Preferred Stock “FOR” the adoption of the Merger Agreement and the related Plan of Merger and the approval of the Merger, and holders of our Series B Preferred Stock that as of the record date represent [ • ] of the voting power of the outstanding shares of capital stock entitled to vote at the special meeting have agreed to grant an irrevocable proxy to the Company to vote their Common Stock and Series B Preferred Stock, in connection with the Merger and any other extraordinary corporate transaction, in a manner that the Company, acting through our Board of Directors, determines in its sole discretion.

The Voting Agreement will terminate on the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the mutual written consent of Parent, the Company and each of the shareholders party to the Voting Agreement, and (iii) by each such shareholder upon certain circumstances related to modification of the Merger Agreement. The full text of the Voting Agreement is attached to this proxy statement as Annex B. We encourage you to read the full text of the Voting Agreement in its entirety.

As a result of the Voting Agreement, the separate class vote involving only shares of our Series B Preferred Stock is assured.

Also, as of the date of this proxy statement, all shares of Series C Preferred Stock are owned by Merger Sub and it is anticipated that Merger Sub (representing [ • ]% the voting power of the outstanding shares of capital stock entitled to vote at the special meeting) will vote in favor of the adoption of the Merger Agreement and the approval of the Merger.

Proxies; Revocation

Any Verticalnet shareholder of record entitled to vote may submit a proxy by mail, or through the Internet or by telephone as indicated on the proxy card, or may vote in person by appearing at the special meeting. If no instructions are indicated on your signed proxy card, your shares will be voted “FOR” the adoption of the Merger Agreement and in the discretion of the persons appointed as proxies on any other matters properly brought before the special meeting for a vote.

If you wish to change your vote and your shares are held in “street name” by your broker, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of votes. If your broker, bank or other nominee allows you to submit a vote by telephone or through the Internet, you may be able to change your vote by submitting new voting instructions by telephone or through the Internet.

Any Verticalnet shareholder of record who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

•	filing with the Company’s corporate secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

•	sending a later-dated proxy relating to the same shares to the Company’s corporate secretary, at or before the special meeting;

•	submitting a later-dated proxy by the Internet or by telephone, at or before the special meeting; or

•	attending the special meeting and voting in person by ballot.

Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

The Company does not expect that any matter other than the proposal to adopt the Merger Agreement and the related Plan of Merger, and to approve the Merger will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Please do NOT send in your share certificates with your proxy card.  If the Merger is completed, shareholders will be mailed a transmittal form following the completion of the Merger with instructions for use in effecting the surrender of certificates in exchange for the merger consideration.

The Proxy Solicitation

The Board of Directors of the Company is soliciting proxies in connection with the special meeting. Parent may also be deemed to be a participant in the solicitation. For information regarding an agreement among Parent and certain shareholders of the Company, under which certain holders of Series B Preferred Stock have agreed, among other things, to vote or cause to be voted their shares of our capital stock owned by them in favor of adoption of the Merger Agreement and the related Plan of Merger, and the approval of the Merger, see “Voting Agreement” on page [ • ]. The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Additional solicitation may be made by telephone, facsimile, e-mail, in person or other contact by certain of our directors, officers, employees or agents, none of whom will receive additional compensation therefor. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others. We have also engaged Georgeson Inc. to assist in the solicitation of proxies for the meeting, and we estimate that we will pay them a fee of approximately $7,500, a nominal fee per shareholder contact and will reimburse them for reasonable administrative and out-of-pocket expenses incurred in connection with such solicitation.

Attending the Special Meeting

In order to attend the special meeting in person, you must be a shareholder of record on the record date, hold a valid proxy from a record holder or be an invited guest of the Company. You will be asked to provide proper identification at the registration desk on the day of the meeting or any postponement of the meeting.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call the Company’s Investor Relations:

Verticalnet, Inc.
400 Chester Field Parkway
Malvern, Pennsylvania 19355
Telephone: (610) 240-0600

THE MERGER

Background of the Merger

From time to time, the Company and our Board of Directors have, with their legal and financial advisors, reviewed and evaluated strategic opportunities and alternatives.

In recent years, as disclosed in the Company’s annual reports of Form 10-K and quarterly reports on Form 10-Q, the Company’s level of liquid assets and expected cash flows from operations have not been sufficient to finance operations and financial commitments without raising additional capital. While the Company was historically successful in raising capital through the sale of debt and equity securities in private placement transactions, each of these transactions imposed additional barriers to the Company’s growth.

On August 16, 2005, to support its working capital and debt repayment obligations, the Company issued and sold senior secured convertible promissory notes in the aggregate principal amount of $6.6 million and warrants to purchase common stock to various institutional investors. Pursuant to the terms of the convertible notes, the Company made monthly payments of principal and interest in cash, common stock or a combination of cash and common stock. The issuance of common stock in payment of the obligations under the convertible notes placed downward pressure on the per share price of the Company’s common stock.

During the time period in which these convertible notes remained outstanding, the Company considered various capital raising transactions. The restrictive covenants and other limitations in the convertible notes and related agreements constrained the Company’s ability to raise future capital.

In light of the Company’s liquidity position, during the spring of 2006 at the recommendation of the Company’s management our Board of Directors decided to engage a financial advisor to explore various alternative transactions for the Company.

In April 2006, the Company engaged a financial advisor (the “First Advisor”). Following the engagement, the First Advisor approached various strategic and financial parties to gauge interest in pursuing a transaction with the Company.

During April 2006, the First Advisor and the Company prepared a Confidential Information Memorandum for use in soliciting third party bids to acquire the Company. Beginning in April 2006, at the direction of our Board of Directors and management, the First Advisor contacted approximately 48 parties, including financial and strategic potential buyers. In the following weeks, the Company, in conjunction with the First Advisor, distributed confidentiality agreements to 26 parties. Of these parties, the Company signed confidentiality agreements with and distributed the Confidential Information Memorandum to, 11 potential buyers. The Company and the First Advisor entered into in-depth discussions with four of the parties that received the Confidential Information Memorandum.

On May 15, 2006, in order to raise working capital, the Company issued and sold a senior subordinated discounted promissory note, in the original principal amount of $5.3 million, in return for a payment of $4 million. The senior subordinated discounted promissory note and related agreements contain restrictive covenants and other limitations on the Company.

During the summer of 2006, one of the parties with whom the Company and the First Advisor held in-depth discussions (“Party A”) expressed interest in exploring a transaction in which Party A would acquire all of the Company’s outstanding shares of capital stock. Through the remainder of the summer of 2006, the Company, our Board of Directors, the First Advisor and the Company’s legal advisor, Morgan, Lewis and Bockius, LLP (“Morgan Lewis”), discussed the structure of a potential merger transaction with Party A. Party A and its advisors were granted access to certain of the Company’s due diligence materials through an online data room. Throughout the summer and early fall of 2006, Party A and its advisors reviewed the Company’s due diligence materials.

Party A initially informed the Company that based on its preliminary valuation analysis, it would acquire all of our issued and outstanding shares of Common Stock for a per share price approximately 20% above the then current market price. On September 8, 2006, the Company received a preliminary non-binding indication of interest from Party A to acquire the issued and outstanding capital stock for a price of $8.00 per share (as adjusted to reflect the ratio of the Company’s August 2007 1-for-8 reverse stock split). The then current closing market price of our Common Stock on that date was $7.44 (as adjusted to reflect the ratio of the Company’s August 2007 1-for-8 reverse stock split).

Following Party A’s initial indication of interest, the market price for shares of our Common Stock decreased significantly. In September 2006, the Company and Party A, with their legal and financial advisors, began negotiating a definitive merger agreement to provide for the proposed transaction and a voting agreement in which certain of the Company’s directors and officers would agree to vote in favor of the transaction. Following substantial completion of its due diligence review, in late September 2006 Party A submitted a revised non-binding proposal to acquire all of our issued and outstanding shares of Common Stock for $3.20 per share (as adjusted to reflect the ratio of the Company’s August 2007 1-for-8 reverse stock split). The then current market price of our Common Stock on that date was $5.30 (as adjusted to reflect the ratio of the Company’s August 2007 1-for-8 reverse stock split). In response to Party A’s revised offer, our Board of Directors sought to reduce certain of the Company’s liabilities that would be incurred in connection with the proposed transaction in an effort to improve Party A’s per share offer for our Common Stock.

On October 13, 2006, Party A informed the Company that as a result of changes in Party A’s internal business rationale behind the proposed transaction, it was no longer interested in pursuing a transaction with the Company. However, Party A informed the Company that it would facilitate discussions between the Company and several financial buyers that were interested in pursuing transactions involving the Company and Party A. These discussions were ultimately unsuccessful, and on October 31, 2006, the Company concluded negotiations with Party A and the financial buyers.

Following the completion of discussions with Party A, the First Advisor continued to correspond with other interested parties.

During the fall of 2006 and continuing through January 2007, the First Advisor and the Company engaged in discussions with a financial buyer (“Party B”). Following the initial discussions, Party B and the Company entered into a confidentiality agreement. Soon after entering into the confidentiality agreement, Party B and its advisors were granted access to certain of the Company’s due diligence materials. Throughout this period, Party B and its advisors reviewed the Company’s due diligence materials. Following its initial review of the due diligence materials, Party B submitted a preliminary non-binding proposal in which Party B would pay the holders of outstanding shares of capital stock of the Company between approximately $0.82 and $2.46 per share (as adjusted to reflect the ratio of the Company’s August 2007 1-for-8 reverse stock split). Our Board of Directors determined that this valuation range was not acceptable and the Company ceased discussions with Party B.

In early 2007, following the conclusion of the Company’s discussions with Party B, our Board of Directors determined to terminate the engagement of the First Advisor and continue to pursue strategic opportunities and alternative through other avenues.

During January 2007, the Company was contacted by a strategic buyer (“Party C”) regarding a transaction in which Party C would acquire all of the Company’s outstanding shares of capital stock. Throughout the winter and spring of 2007, representatives from the Company and Party C met to discuss a potential transaction. These discussions were of a preliminary nature and did not result in any agreement regarding terms of a potential transaction or an agreement to work toward a potential transaction. Following the initial discussions, Party C and the Company entered into a confidentiality agreement. Soon after entering into the confidentiality agreement, Party C and its advisors were granted access to certain of the Company’s due diligence materials through an online data room. Throughout the winter and spring of 2007, Party C and its advisors reviewed the Company’s due diligence materials.

At the time of discussions with Party C, the Company’s level of liquid assets necessitated an additional capital raise. Given the uncertainty of discussions with Party C and other potential acquirors, in January 2007, the Company engaged a placement agent (the “Second Advisor”) to explore a $10 and $15 million equity financing transaction. After exploring interest from potential investors, the Second Advisor informed the Company that the interest among investors was less than originally estimated and it would need additional time to complete the financing transaction.

In March 2007, a financial advisor contacted the Company regarding a potential acquirer (“Party D”). Following the initial discussions, Party D and the Company entered into a confidentiality agreement. Soon after entering into the confidentiality agreement, Party D and its advisors were granted access to certain of the Company’s due diligence materials through an online data room. Throughout the spring of 2007, Party D and its advisors reviewed the Company’s due diligence materials.

In March 2007, Party D conveyed a preliminary non-binding proposal to acquire all of the Company’s issued and outstanding shares of capital stock for approximately $0.88 per share (as adjusted to reflect the ratio of the Company’s August 2007 1-for-8 reverse stock split).

On May 8, 2007, an in-person regularly scheduled quarterly meeting of our Board of Directors was held. At this meeting, Nathanael V. Lentz (President and Chief Executive Officer) advised our Board of Directors regarding the status of discussions with Party C and Party D and the Company’s current liquidity position and the viability of continued operations without raising additional capital. Due to the delay in Party C’s formulation of an offer and the Company’s working capital requirements, our Board of Directors determined to proceed with the capital raising transaction being coordinated by the Second Advisor.

On May 15, 2007, Party C submitted a preliminary non-binding indication of interest to acquire all of our issued and outstanding shares of capital stock for a per share price in the range of $3.20 to $4.00 (as adjusted to reflect the ratio of the Company’s August 2007 1-for-8 reverse stock split). Party C informed the Company that it would need to complete its due diligence review of the Company in order to move forward with the proposed transaction.

On May 15, 2007, the Company issued and sold junior unsecured notes to several investors, including members of our management and Board of Directors for $600,000. The junior unsecured notes were structured so that they would automatically convert on a dollar for dollar basis in the Company’s next equity financing transaction.

On June 1, 2007, the Company completed the financing transaction being coordinated by the Second Advisor and issued and sold 8,700,000 shares of Series B Preferred Stock to several individual and institutional investors for a per share purchase price of $0.25. The aggregate purchase price of $2.175 million consisted of $1.575 million in cash and $600,000 of debt loaned to the Company on May 15, 2007 that automatically converted into the Series B Preferred Stock on a dollar-for-dollar basis. The purchasers of the Series B Preferred Stock were also entitled to receive warrants to purchase shares of our Common Stock, in an amount dependent upon the results of the shareholder vote on certain proposals at the Company’s next annual meeting of shareholders. Pursuant to the Series B Preferred Stock Purchase Agreement, the Company agreed to seek shareholder approval at its next annual meeting of shareholders of certain proposals, including proposals to enable all the Series B Preferred Stock to be convertible into shares of the our Common Stock and to amend the our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our Common Stock by at least 35,000,000 shares. In the event that the Company’s shareholders did not approve these proposals, the Company agreed to issue the purchasers warrants to purchase approximately 3,375,000 shares of the our Common Stock at an exercise price equal to the closing bid price on the day prior to the shareholders meeting. On August 16, 2007, the Company received shareholder of the proposals. Thus, pursuant to the Series B Preferred Stock Purchase Agreement on August 17, 2007, the Company issued the purchasers warrants to purchase 543,750 shares of our Common Stock with an exercise price per share equal to $2.64 and warrants to purchase 543,750 shares of our Common Stock with an exercise price per share equal to $5.60. The warrants were valued by the Company at $1,736,000 as of the date of the closing of the sale of the Series B Preferred Stock.

On June 1, 2007, a representative from Morgan Lewis contacted the Company regarding an inquiry received from Delzanno & Co., Inc. (“Delzanno”), a financial consultant to BravoSolution, S.p.A. (“BravoSolution”). On June 2, 2007, a representative from the Company contacted BravoSolution’s advisor. This discussion centered on BravoSolution’s business objectives as well as the Company’s history. Mr. Lentz agreed to participate in a conference call with members of BravoSolution’s senior management that would occur following the signing of a confidentiality agreement between the parties.

On June 7, 2007, BravoSolution and the Company entered into a confidentiality agreement, which, among other things, imposed confidentiality, standstill and non-solicitation obligations on the parties in connection with the evaluation of a possible transaction.

On June 8, 2007, Mr. Lentz participated in a conference call with the representative from Delzanno and members of its senior management, including Federico Vitaletti (President) and Antonino Pisana (Chief Financial Officer). These discussions were of a preliminary nature regarding the nature of Company’s business and did not result in any agreement regarding terms of a potential transaction. The parties agreed on next steps in consideration of a possible transaction including BravoSolution’s due diligence review of the Company and meetings between Mr. Lentz and other members of BravoSolution’s management team.

Beginning on June 11, 2007 and continuing throughout the summer and fall of 2007, BravoSolution and its advisors reviewed the Company’s due diligence materials.

On June 20, 2007, a representative from Party C informed Mr. Lentz that Party C was no longer interested in pursuing a transaction with the Company at this time.

On June 25, 2007, Mr. Lentz met with members of BravoSolution’s senior management, including the representative from Delzanno, Mr. Vitaletti, Mr. Pisana, Nader Sabbaghian and other executives of BravoSolution in Milan, Italy. These discussions focused on the Company’s business and capital structure as well as the structure of a potential transaction and BravoSolution’s business, objectives and strategies.

On June 26, 2007, a telephonic meeting of our Board of Directors was held at which representatives from Morgan Lewis were present. At this meeting, Mr. Lentz advised our Board of Directors regarding the Company’s liquidity position as well as the status of discussions with Party C, Party D and BravoSolution. Our Board of Directors determined to continue discussions with all parties and to approach Party D in regard to a revised per share offer. It was determined that Mr. Lentz would try and reinvigorate the discussions with Party D.

On June 28, 2007, pursuant to the direction of our Board of Directors, Mr. Lentz contacted the financial advisor for Party D. This discussion focused on the Company’s business and the status of the potential transaction. On June 29, 2007, Party D’s financial advisor informed Mr. Lentz that Party D was reconsidering its initial proposal.

Throughout the period of July 1 to July 25, 2007, Mr. Lentz engaged in a number of discussions with Party D and its financial advisor. The parties discussed the structure of a potential transaction although no agreements were reached on the material terms.

On July 17 and 18, 2007, the representative from Delzanno and Mr. Sabbaghian met with certain members of the Company’s senior management in Malvern, Pennsylvania. These discussions focused on the Company’s business, product development and customer relationships.

On July 25, 2007, Party D submitted a revised preliminary non-binding proposal to acquire all of the Company’s issued and outstanding shares of capital stock for $2.00 per share (as adjusted to reflect the ratio of the Company’s August 2007 1-for-8 reverse stock split). Party D also submitted a draft acquisition agreement for the proposed transaction and requested an exclusivity period to move forward with its proposal. The closing of the transactions contemplated by Party D’s draft acquisition agreement was contingent upon, among other things, Party D’s receipt of third party financing to fund the payment of the acquisition consideration, members of the Company’s management agreeing to a 50% reduction in any severance or change in control benefits which they would otherwise have been entitled to receive in connection with the proposed acquisition, and the Company’s reduction of the amount of its accounts payables to less than $3 million.

On July 26, 2007, Mr. Lentz contacted Party D and its financial advisor to discuss the terms of Party D’s proposal, and in particular the financing contingency contained in the draft acquisition agreement.

On July 30, 2007, BravoSolution submitted a preliminary non-binding proposal to acquire all of the Company’s issued and outstanding shares of capital stock for a per share price in the range of $2.40 to $3.20 (as adjusted to reflect the ratio of the Company’s August 2007 1-for-8 reverse stock split).

On July 31, 2007, a telephonic meeting of our Board of Directors was held at which representatives from Morgan Lewis were present. At this meeting, Mr. Lentz advised our Board of Directors regarding the status of discussions with Party D and BravoSolution. Party D and BravoSolution, independently and unaware of the identity of the other, were permitted to make presentations to our Board of Directors. Party D’s Chief Financial Officer and financial advisor made its presentation. Mr. Vitaletti and the representative from Delzanno made a presentation on behalf of BravoSolution. During the meeting our Board of Directors discussed the structure of each proposal with the applicable party and clarified certain terms and conditions of each proposal.

Following the presentations by Party D and BravoSolution, our Board of Directors convened a separate meeting to discuss the presentations. Our Board of Directors instructed Mr. Lentz to proceed with both parties; however, subject to confirmation of timing, structure and price of the proposed transaction and confirmation that BravoSolution would agree to the provide financing to support the Company’s working capital needs, the Board of Directors requested that Mr. Lentz should focus the Company’s resources on BravoSolution. Our Board of Directors also instructed Mr. Lentz to contact Party D’s financial advisor with regard to the Board’s objection to the third party financing contingency.

On July 31, 2007, Mr. Lentz contacted Party D’s financial advisor to discuss the financing contingency and the per share price contained in Party D’s offer. Mr. Lentz informed Party D that the Company would not agree to a buyer financing contingency as a condition to the consummation of the transaction. Mr. Lentz also discussed the Company’s financial position and the need for the structure of the proposed transaction to include a bridge financing component.

Between August 1 and August 3, 2007, Mr. Lentz had numerous conversations with the representative from Delzanno with regard to the structure of the transaction. Mr. Lentz also discussed the Company’s financial position and the importance of a bridge financing component in the transaction structure. The representative from Delzanno informed Mr. Lentz that BravoSolution required an exclusivity period in order to move further with its proposal. BravoSolution previously indicated that it was considering structuring the proposed transaction as an asset purchase; however, at the insistence of our Board of Directors, BravoSolution communicated a willingness to consider an equity structure in which it would acquire all of the outstanding shares of the Company’s capital stock.

On August 6, 2007, a telephonic meeting of our Board of Directors was held at which representatives from Morgan Lewis were present. At this meeting, Mr. Lentz advised our Board of Directors regarding the status of discussions with Party D and BravoSolution. Because Party D’s proposal included a price per share less than BravoSolution and since Party D had not responded to Mr. Lentz’s previous discussion about the removal of the financing contingency from its proposal, our Board of Directors focused its discussion on a potential transaction with BravoSolution. Our Board of Directors discussed BravoSolution’s request for exclusivity, and in agreement with the Company’s management, determined to agree to this request and proceed further in negotiations with BravoSolution.

On August 8, 2007, the Company entered into an exclusivity letter agreement with BravoSolution pursuant to which the Company agreed to negotiate exclusively with BravoSolution regarding a potential acquisition transaction until the close of business on September 28, 2007, subject to BravoSolution’s completion of due diligence and the parties agreement on the terms of a non-binding letter of intent. The exclusivity arrangement also provided that the Company would nonetheless be permitted to have discussions with interested parties with regard to a capital raising transaction.

On August 9, 2007, Mr. Lentz informed Party D that our Board of Directors had determined to consider other strategic alternatives.

Between August 13 and August 16, 2007, representatives from BravoSolution met with members of the Company’s management. These discussions centered on the Company’s core business and employees.

On August 13, 2007, BravoSolution and its advisors were granted access to the Company’s due diligence materials through an online data room. On or about this date, BravoSolution engaged Greenberg Traurig, LLP, as its primary legal counsel (“Greenberg”) and Ballard Spahr Andrews & Ingersoll, LLP, as its special Pennsylvania counsel, to advise in its evaluation of the Company and any potential transaction. At this time, BravoSolution’s representatives and financial and legal advisors met with members of the Company’s management in Malvern, Pennsylvania for due diligence discussions.

On August 30, 2007, Mr. Vitaletti and Mr. Lentz discussed the results of BravoSolution’s due diligence review and the terms of the proposed transaction. Later that day, Greenberg distributed a draft non-binding letter of intent that reflected the parties discussions to date, including BravoSolution’s per share range of $2.40 to $3.20 that it would be willing to pay to acquire all of the Company’s issued and outstanding shares of capital stock. On August 31, 2007, the Company entered into the letter of intent with BravoSolution that reflected a merger transaction in the proposed per share range.

Between September 12 and September 13, 2007, Mr. Lentz met with members of BravoSolution’s advisors and senior management, including Mr. Vitaletti, in Milan, Italy. These discussions focused on the Company’s business, anticipated future performance and the current employee base.

On September 17, 2007, Greenberg distributed the initial draft of the merger agreement to Morgan Lewis and the Company. The merger agreement proposed that the transaction would be structured as a one-step merger.

On September 18, 2007, the Company and BravoSolution discussed the overall structure of the proposed transaction, including that the per share price to be received by the holders of the Company’s capital stock (including common and Series B Preferred Stock) would be $2.56 per share.

On September 19, 2007, a telephonic meeting of our Board of Directors was held at which representatives from Morgan Lewis were present. At this meeting, Mr. Lentz advised our Board of Directors regarding the status of discussions with Party D and BravoSolution. Our Board of Directors agreed that management should to continue its discussions with BravoSolution and seek an increase in the per share consideration to be received by shareholders in a potential transaction.

On September 19, 2007, Mr. Lentz contacted the representative from Delzanno with regard to the proposed per share price of $2.56 per share. Mr. Lentz was advised that the $2.56 per share (for both common shareholders and Series B Preferred Stock shareholders) was BravoSolution’s final offer at that time. After receiving guidance from our Board of Directors, the Company agreed to proceed in discussions with BravoSolution at its per share offer.

On September 21, 2007, the Company received an unsolicited revised proposal from Party D to acquire all of the Company’s issued and outstanding shares of capital stock for $2.50 per share. Party D’s revised proposal included terms and conditions from its initial offer, including the requirements that the Company reduce the amount of its accounts payables to less than $3 million and that members of the Company’s senior management agree to a 50% reduction in any severance or change in control benefits which they would otherwise have been entitled to receive in connection with the proposed acquisition. On September 18, 2007, as required under the terms of the Company’s exclusivity arrangement with BravoSolution, the Company informed BravoSolution of the receipt of this proposal from Party D, without identifying Party D by name. The Company informed Party D’s financial advisor that it could not proceed further with its proposal at this time.

During the week of September 21, 2007, the Company engaged in discussions with the Second Advisor with regard to a capital raising transaction, to address the Company’s working capital needs. While these discussions were of a preliminary nature, the Company discussed that any such transaction would require a significant investment of over $10.0 million in order to adequately address the Company’s balance sheet requirements and ensure business continuity.

On September 25, 2007, Mr. Lentz contacted BravoSolution’s advisor to further discuss the Company’s need for an infusion of working capital. Mr. Lentz explained that the Company’s cash needs would require funding during the period between signing and closing of the proposed transaction. In response to this conversation, BravoSolution’s advisor suggested that the Company consider approaching other parties in regard to alternative structures for this financing.

On September 25, 2007 a telephonic meeting of our Board of Directors was held. At this meeting, Mr. Lentz advised our Board of Directors regarding the status of discussions with BravoSolution. Our Board of Directors discussed the structure of the proposed transaction as well as BravoSolution’s position on the bridge financing.

On September 28, 2007, the board of directors of BravoSolution approved the structure of the transaction and instructed its advisors to proceed further with the transaction. On September 28, 2007, the Company agreed to an extension of the exclusive negotiation period with BravoSolution through October 9, 2007.

During the week of October 1, 2007, the Company’s executive officers, representatives from Morgan Lewis and Greenberg, and the representative from Delzanno discussed the terms of the proposed financing transaction to address the Company’s working capital needs. The parties agreed that the Company would issue shares of Series C Preferred Stock to BravoSolution. The shares would be convertible into common stock and would be entitled to vote on the proposed transaction, subject to certain terms and conditions set forth in the Company’s Statement of Designation of Designation with Respect to the Shares of Series C Preferred Stock.

During this same period, the Company’s executive officers, representatives from Morgan Lewis and Greenberg, and the representative from Delzanno discussed the structure of the proposed transaction with respect to the holders of Series B Preferred Stock. Under the terms of the Company’s Statement of Designation of Designation with Respect to the Shares of Series B Preferred Stock, as disclosed in the Company’s Current Report of Form 8-K filed with the SEC on June 6, 2007, while the number of shares of Series B Preferred Stock did not adjust in accordance with the ratio of the Company’s August 2007 1-for-8 reverse stock split, the conversion ratio that determined the number of shares of our Common Stock issuable upon conversion of the Series B Preferred Stock adjusted to account for the effect of the reverse stock split. The Series B Preferred Stock was initially convertible into shares of our Common Stock at a ratio of one-to-one (subject to adjustment in accordance with the ratio of the Company’s August 2007 reverse stock split); however, the holders of Series B Preferred Stock that are not members of our Board of Directors were entitled to receive a reduction in the conversion price, in the event that the Company did not achieve a subsequent financing transaction prior to December 31, 2007 in which the Company received gross proceeds of at least $3.825 million. In that case, the conversion price would be reduced, resulting in the Series B Preferred Stock converting into shares of our Common Stock on a one-for-one and two-thirds basis (subject to adjustment in accordance with the ratio of the Company’s August 2007 reverse stock split). In BravoSolution’s previous proposals, the closing of the proposed transaction was structured such that it would occur prior to December 31, 2007, and obviate this adjustment to the conversation price.

Following the discussions between the Company’s executive officers, representatives from Morgan Lewis and Greenberg, and the representative from Delzanno, BravoSolution revised its proposal such that it would agree to pay the holders of Series B Preferred Stock that are not members of our Board of Directors $0.38750 per share of Series B Preferred Stock, in connection with their agreeing to the terms of a voting agreement. This amount represents $3.10 per share of Common Stock issuable upon conversion of the Series B Preferred Stock, assuming the conversion of the Series B Preferred Stock prior to December 31, 2007.

The holders of shares of Series B Preferred Stock that are members of our Board of Directors would receive $0.26875 per share of Series B Preferred Stock, in accordance with the terms of the Company’s Statement of Designation of Designation with Respect to the Shares of Series B Preferred Stock. Because the Company entered into the Merger Agreement within six months from the closing date of the sale of the Series B Preferred Stock, in connection with the Merger these holders were only entitled to receive this amount, which represents the product of $0.25 (the purchase price paid with respect to each share), times 1.075.

Under the proposed structure of the voting agreement, certain holders of Series B Preferred Stock would agree to vote in favor of the proposed transaction and waive certain rights including the adjustment to the conversion price and participation rights in connection with the Company’s proposed bridge financing transaction with BravoSolution.

During the week of October 7, 2007, Mr. Lentz discussed the terms and conditions of the proposed structure of the transaction with the lead outside holder of Series B Preferred Stock. Following these discussions, certain holders of Series B Preferred Stock agreed in principal to terms of the proposed transaction, subject to agreement on the formal documentation.

On October 10, 2007, the Company agreed to extend the exclusivity period with BravoSolution through October 23, 2007.

On October 16, 2007, Greenberg distributed a revised draft of the merger agreement to Morgan Lewis and the Company. The revised merger agreement reflected the changes resulting from the proposed agreement with the holders of Series B Preferred Stock and the Series C Preferred Stock financing transaction.

On October 16, 2007, the Company distributed the initial draft of the disclosure schedules to the merger agreement to Greenberg.

On October 17, 2007, Morgan Lewis distributed the initial drafts of the Series C Preferred Stock financing agreements to Greenberg.

On October 18, 2007, Greenberg distributed the initial draft of the proposed voting agreement pursuant to which certain holders of Series B Preferred Stock, including certain members of our Board of Directors, would agree to waive certain rights and vote their shares in favor of the adoption of the merger agreement and the approval of the merger.

During the week of October 19, 2007, numerous discussions were held between Morgan Lewis, the Company’s executive officers, Greenberg and the representative from Delzanno related to the merger agreement, the disclosure schedules, the voting agreement and the Series C Preferred Stock financing agreements. With respect to the merger agreement, these discussions included the scope of representations, warranties and covenants contained in the merger agreement, the conditions under which BravoSolution would be obligated to close the merger, our Board of Directors’ ability to consider alternative transactions and the amount of the termination fee that we would be obligated to pay to BravoSolution in the event that it were to accept an alternative transaction. Drafts of these documents were distributed among the parties.

During the course of these discussions, representatives of Morgan Lewis proposed that any definitive merger agreement should permit the board of directors to continue to actively solicit and consider competing offers for a period of time after the merger agreement was executed (a so-called “go shop” provision). In light of the recent volatility of the trading price of our Common Stock, the Company and our Board of Directors insisted on the inclusion of the “go shop” provision in the definitive merger agreement in order to further explore acquisition transactions following the signing of the definitive merger agreement. The parties agreed the Company would be permitted to solicit alternative acquisition proposals from third parties through November 19, 2007. After this period, the Company would not be permitted to solicit other proposals and may not share information or have discussions regarding alternative proposals, except in certain circumstances. The parties agreed that the Company would be permitted to terminate the merger agreement under certain circumstances, including if our Board of Directors determined in good faith that it has received a superior proposal to that of BravoSolution.

On October 19, 2007, a telephonic meeting of our Board of Directors was held at which representatives from Morgan Lewis were present. At this meeting, Mr. Lentz advised our Board of Directors on the status of discussions with BravoSolution. During the meeting a representative from Morgan Lewis reviewed the directors’ fiduciary duties in the context of the potential transaction. Our Board of Directors discussed the overall rationale for the proposed transaction, including the Series C Preferred Stock financing, as well as the history of negotiations with BravoSolution. Our Board of Directors also reviewed the strategic opportunities and alternative transactions considered throughout this process.

During the week of October 25, 2007, numerous discussions were held between Morgan Lewis, the Company’s executive officers, Greenberg and the representative from Delzanno related to finalizing the merger agreement, the disclosure schedules, the voting agreement and the Series C Preferred Stock financing agreements. Drafts of these documents were distributed between Morgan Lewis and Greenberg.

On October 25, 2007, a telephonic meeting of our Board of Directors was held at which representatives from Morgan Lewis were present. At this meeting, Mr. Lentz advised our Board of Directors on the status of discussions with BravoSolution. Our Board of Directors engaged in discussions concerning the potential benefits of the proposed merger transaction with BravoSolution to the Company. After these discussions, our Board of Directors voted unanimously to approve the merger agreement and the transactions contemplated by the merger agreement. That evening, we executed the merger agreement and the Series C Preferred Stock financing agreements.

On October 26, 2007, the Company and BravoSolution issued press releases announcing the execution of the merger agreement and the terms of the proposed acquisition of the Company by BravoSolution.

Reasons for the Merger; Recommendation of Our Board of Directors

Our Board of Directors believes that the Merger Agreement, the related Plan of Merger and the Merger are fair to, in the best interest of, the Company. In reaching this conclusion, the Board of Directors consulted with the Company’s management and legal advisors, and considered the short-term and long-term interests and prospects of the Company and its shareholders, employees, creditors, customers and other constituencies relevant under the PBCL. In reaching its determinations, the Board of Directors considered the following material factors and the potential benefits of the Merger, each of which it believed supported its decision (which are not listed in any relative order of importance):

•	Parent was the bidder who submitted the highest offer per share for all classes of Company capital stock;

•	the fact that the per share price of Parent’s offer, as $2.56 per share of our Common Stock, represents a premium of 28% over the $2.00 conversion price for the Series B Preferred Stock financing which was completed on June 1, 2007;

•	the Board of Directors’ understanding of and familiarity with, the business, operations, management, financial condition, earnings and prospects of the Company, as well as the risks involved in achieving those prospects;

•	the Company’s shareholders’ consideration in the Merger will consist entirely of cash, which will provide liquidity and certainty of value to the Company’s shareholders;

•	the fact that the Company faces significant short-term liquidity challenges and Parent’s offer provides for bridge financing that will enhance Company’s ability to meet short-term obligations to customers, employees, creditors and other constituencies as they are coming due;

•	the fact that continued listing on The Nasdaq Capital Market requires us to meet certain qualitative standards, including maintaining a certain number of independent Board members and independent audit committee members, and certain quantitative standards, including that we maintain at least $2.5 million in shareholders’ equity and that the closing price of our common stock not be less than $1.00 per share for 30 consecutive trading days, and we have been unable to demonstrate compliance with some of these requirements in the past and have been subject to delisting proceedings by Nasdaq;

•	the fact that the Company had engaged in extensive efforts to sell the Company on acceptable terms to other potential strategic and financial buyers in order to address its long term solvency challenges;

•	the fact that the Company has engaged in a competitive process in an effort to increase the consideration to be received by shareholders in the Merger;

•	the fact that Parent’s offer is not qualified by any financing contingency, which reduces the risk that the Merger may not close;

•	the fact that the employees of Parent have significant experience within the Company’s industry and can contribute significant resources and critical relationships in enhancing the strategic direction of the Company;

•	the fact that Parent’s offer provides for payment in full of the Company’s existing senior subordinated discounted promissory note;

•	the fact that Parent’s offer provides for full payment of all trade debt, other indebtedness and contingent liabilities;

•	the fact that Parent’s offer provides for full performance of all obligations under customer contracts;

•	the fact that the Merger is subject to approval of our shareholders which will result in detailed public disclosure;

•	the terms and conditions of the Merger Agreement including:

•	the ability of our Board of Directors to actively solicit alternative proposals through November 19, 2007 and to terminate the Merger Agreement in order to accept a financially superior proposal solicited during such period, subject to the payment of a termination fee (5.99% of the sum of the Company’s enterprise value and Parent’s transaction expenses);

•	the ability of our Board of Directors, even after November 19, 2007, to terminate the Merger agreement in order to accept an unsolicited financially superior proposal, subject to the payment of the termination fee; and

•	the provisions of the Merger Agreement that allow our Board of Directors, under certain limited circumstances, to change its recommendation that the Company’s shareholders vote in favor of the adoption of the Merger Agreement.

The Board of Directors also considered and balanced against the potential benefits of the Merger a variety of risks and other potentially negative factors concerning the Merger. These factors included the following which are not listed in any relative order of performance:

•	the fact that Parent’s offer per share of Common Stock was below $5.61, which was the market price of our shares of Common Stock on October 25, 2007, the last trading day before we announced the Merger;

•	the fact that Parent’s offer per share of Series B Preferred Stock entitles holders of such shares to effectively less consideration per share than they would have received if the Merger was consummated after December 31, 2007;

•	the fact that our Board of Directors did not receive a fairness opinion from a financial advisor;

•	the fact that, following the Merger, the Company’s shareholders will cease to participate in any future earnings growth of the Company or benefit from any future increase in its value;

•	certain of the Company’s directors and officers may have conflicts of interest in connection with the Merger, as they may receive certain benefits that are different from, and in addition, to those of our other shareholders, including under the employment agreement and release signed by Nathanael V. Lentz;

•	the merger consideration consists of cash and will therefore be taxable to our shareholders for U.S. federal income tax purposes;

•	the conditions to the closing of the Merger;

•	the restrictions on the conduct of the Company’s business prior to the completion of the Merger requiring the Company to conduct its business only in the ordinary course, subject to specific limitations or Parent’s consent, which could delay or prevent the Company from undertaking business opportunities that may arise pending the completion of the Merger;

•	the possible disruption to the Company’s business that might result from the announcement of the Merger and the resulting distraction of the attention of the Company’s management and employees; and

•	the possible disruption to our business, and the likely negative impact on the price of our Common Stock, if the Merger is not consummated.

In addition, our Board of Directors was aware of and considered the interests that certain of the Company’s Directors and Executive officers may have with respect to the Merger that differ from, or are in addition to, their interests as shareholders of the Company (see “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page[ • ]).

Our Board of Directors considered all of the factors listed above as a whole and decided that in their totality such factors support the decision to approve, adopt and authorize the Merger Agreement, the related Plan of Merger, the Merger and the other transactions contemplated therein and to recommend that the shareholders vote “FOR” the adoption of the Merger Agreement, the related Plan of Merger and the approval of the Merger. The discussion of the information and factors considered by our Board of Directors is not intended to be exhaustive and may not include all of the factors considered by our Board of Directors. Our Board of Directors did not quantify, rank or otherwise assign relative or specific values to any of the above factors or the other factors it considered. In addition, our Board of Directors did not reach any specific conclusion on each factor considered, but conducted an overall assessment of these factors. Individual members of our Board of Directors may have given different weight to different factors.

Our Board of Directors recommends that you vote “FOR” the adoption of the Merger Agreement and, the related Plan of Merger, and the approval of the Merger.

Purposes, Reasons and Plans for Verticalnet after the Merger

Parent has advised Verticalnet that, following the consummation of the Merger, it intends that Verticalnet will continue its current operations, except that Verticalnet will cease to be an independent public company and will instead be a subsidiary of Parent and its common stock will cease to be publicly traded. Following the consummation of the Merger, the registration of Verticalnet’s common stock and Verticalnet’s reporting obligation under the Exchange Act with respect to our common stock will be terminated upon application to the SEC. In addition, upon consummation of the Merger, Verticalnet common stock will no longer be listed on any exchange or quotation system, including NASDAQ, and price quotations will no longer be available. Verticalnet will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with having publicly traded equity securities.

Certain Effects of the Merger

Conversion of Outstanding Verticalnet Common Stock and Series B Preferred Stock and Cancellation of Series C Preferred Stock, Stock Options, Warrants and Restricted Stock Units

If the Merger Agreement is approved by our shareholders and the other conditions to the completion of the Merger are either satisfied or waived, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation. Upon the completion of the Merger, each issued and outstanding share of Common Stock, other than shares held by the Company, Parent, Merger Sub or their subsidiaries, will be converted into the right to receive $2.56 in cash. In addition, each issued and outstanding share of Series B Preferred Stock will be converted into the right to receive either $0.38750 or $0.26875 in cash. Under the terms of the Company’s Statement of Designation with Respect to the Shares of Series B Preferred Stock, filed by the Company with the Secretary of State of the Commonwealth of Pennsylvania on May 31, 2007, and disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2007, because the Company entered into the Merger Agreement within six months from the closing date of the sale of the Series B Preferred Stock, in connection with the Merger the holders of shares of Series B Preferred Stock that are members of our Board of Directors and management are entitled to receive an amount per share of Series B Preferred Stock equal to $0.26875. In accordance with the Statement of Designation with Respect to the Shares of Series B Preferred Stock, this amount represents the product of $0.25 (the purchase price paid with respect to each share), times 1.075. Our shareholders will be required to surrender their shares upon the completion of the Merger in exchange for such cash payments. After completion of the Merger, shareholders will not have the opportunity to liquidate their shares at a time and for a price of their own choosing. If all eligible shares are converted, the total merger consideration (excluding consideration to be paid to option holders) expected to be paid is approximately $4.5 million.

Each option, warrant or restricted stock unit to purchase our Common Stock outstanding immediately prior to the effective time of the Merger will be cancelled, and each holder of such option, warrant or restricted stock unit will be entitled to receive, in full settlement of such security, a cash payment equal to the product of (a) the number of shares subject to such option, warrant or restricted stock unit, and (b) the excess of, if any, (a) $2.56 per share over (b) the exercise price of such option, without interest. The exercise price of all outstanding options to purchase shares of our Common Stock exceeds $2.56 per share. Thus, there will be no payments made by the Company with respect to such securities. The total amount expected to be paid in respect of warrants and restricted stock is approximately $14,300.

Effect on Listing; Registration and Status of Verticalnet Common Stock

Our Common Stock is registered as a class of equity securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is traded on The Nasdaq Capital Market under the symbol “VERT.” As a result of the Merger, Verticalnet will be a privately-held company, with no public market for its Common Stock. After the Merger, our Common Stock will cease to be traded on The Nasdaq Stock Market (“NASDAQ”), and price quotations with respect to sales of shares of our Common Stock in the public market will no longer be available. In addition, registration of our Common Stock under the Exchange Act will be terminated. This termination and the delisting of Verticalnet’s Common Stock from NASDAQ will make certain provisions of the Exchange Act inapplicable to Verticalnet as a stand-alone company, such as:

•	the requirement to furnish a proxy or an information statement in connection with a shareholders’ meeting;

•	the short-swing profit recovery provisions of Section 16(b); and

•	the liability provisions of the Exchange Act and the corporate governance requirements under NASDAQ rules and regulations and the certification and reporting provisions under the Sarbanes-Oxley Act of 2002 (such as the requirement that certain executive officers of Verticalnet certify the accuracy of Verticalnet’s financial statements and that annual reports contain management’s report on the effectiveness of the company’s internal control over financial reporting).

In addition, Verticalnet will no longer be required to file periodic reports with the SEC after the effective time of the Merger.

Interests of Verticalnet’s Directors and Executive Officers in the Merger

In considering the recommendation of our Board of Directors, you should be aware that some of Verticalnet’s directors and executive officers may be deemed to have interests in the Merger that are different from, or in addition to, the interests of Verticalnet’s shareholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. Our Board of Directors was aware of these interests and considered that such interests may be different from or in addition to the interests of our shareholders generally, among other matters, in approving the Merger Agreement and the related Plan of Merger and the transactions contemplated thereby and in determining to recommend that our shareholders vote for adoption of the Merger Agreement and the related Plan of Merger and the approval of the Merger. You should consider these and other interests of our directors and officers that are described in the proxy statement.

Series B Preferred Stock

Pursuant to the Merger Agreement and the related Plan of Merger, at the effective time of the Merger, outstanding shares of the Company’s Series B Preferred Stock will be converted into the right to receive either $0.38750 or $0.26875 per share in cash, without interest less any required withholding tax. Certain shares of Series B Preferred Stock are beneficially owned by members of our Board of Directors — Mr. Lentz, Michael J. Hagan and Mark L. Walsh. Under the terms of the Company’s Statement of Designation with Respect to the Shares of Series B Preferred Stock, as disclosed in the Company’s Current Report of Form 8-K filed with the SEC on June 6, 2007, because the Company entered into the Merger Agreement within six months from the closing date of the sale of the Series B Preferred Stock, in connection with the Merger these holders are entitled to receive an amount per share of Series B Preferred Stock equal to $0.26875. In accordance with the Statement of Designation with Respect to the Shares of Series B Preferred Stock, this amount represents the product of $0.25 (the purchase price paid with respect to each share), times 1.075.

The table below sets forth the amount that will be payable to Mr. Lentz, Mr. Hagan and Mr. Walsh following the effective time of the Merger with respect to shares of Series B Preferred Stock beneficially owned by the individual as of November 19, 2007.

Cash-Out
Value of
Series B
Name	Preferred Stock

Directors
Nathanael V. Lentz	$53,750
Michael J. Hagan	268,750
Mark L. Walsh(1)	53,750

(1)	Represents 200,000 shares of Series B Preferred Stock owned by Ruxton Ventures, LLC. Mr. Walsh is the Managing Partner of Ruxton Associates, LLC, which is the Managing Member of Ruxton Ventures, LLC.

Cash-Out of Stock Options

As of the record date, there were approximately [•] shares of our Common Stock subject to stock options granted under our equity compensation plans to current directors and executive officers. The Merger Agreement provides for the cancellation of options to purchase shares of our Common Stock (other than certain specified securities), to the extent outstanding and unexercised immediately prior to the effective time of the Merger. Holders of such securities will receive from the Company an amount (without interest and less any required tax withholding), if any, in cash equal to the number of shares of our common stock subject to the option multiplied by the excess, if any, of $2.56 per share over the exercise price per share of our common stock underlying such security.

The exercise price of all outstanding options to purchase shares of our Common Stock, including those held by our directors and executive officers, exceeds $2.56 per share. Thus, there will be no payments made by the Company with respect to such securities.

Cash-Out of Restricted Stock Units

As of the record date, there were approximately [•] shares of our Common Stock represented by restricted stock units granted under our equity compensation plans held by our directors and executive officers. The Merger Agreement also provides for the cancellation of restricted stock units to purchase shares of our common stock, to the extent outstanding and unexercised immediately prior to the effective time of the Merger. Holders of such securities will receive from the Company an amount (without interest and less any required tax withholding), if any, in cash equal to the number of shares of our common stock subject to the restricted stock unit multiplied by $2.56.

The table below sets forth the amount that will be payable to each of our directors and executive officers (before any applicable withholdings) following the effective time of the Merger with respect to restricted stock units held by the individual as of November 19, 2007.

Aggregate
Cash-Out Value
of Restricted
Name	Stock Units

Directors
Gregory G. Schott	$504
Nathanael V. Lentz	$6,876
Michael J. Hagan	0
Vincent J. Milano	0
John N. Nickolas	0
Mark L. Walsh	0
Darryl E. Wash	$504
Executive Officers
Christopher G. Kuhn	$738
Jonathan T. Cohen	0

Lentz Employment Agreement

In connection with the signing of the Merger Agreement, Parent required that the Company enter into an Employment Agreement (the “New Lentz Employment Agreement”) and Release (the “Release”) with Nathanael V. Lentz, Verticalnet’s President and Chief Executive Officer. Mr. Lentz’s continued employment with the Company pursuant to the terms of the New Lentz Employment Agreement, as well as Mr. Lentz’s release of the Company from any and all claims, liabilities, demands or causes of action arising out of, or relating in any way to Mr. Lentz’s employment with the Company prior to the effective time of the Merger pursuant to the terms of the Release, were conditions precedent to Parent signing the Merger Agreement. The Company and Mr. Lentz entered into the Employment Agreement and Release, each dated as of October 25, 2007, which will become effective upon the closing of the Merger.

The New Lentz Employment Agreement provides for a base salary of $250,000 and has a term of two years, with automatic renewal for one year renewal terms unless either party gives at least one year advance notice of non-renewal. The Company may terminate the New Lentz Employment Agreement without cause with three month advance notice of termination. If Mr. Lentz is terminated without cause within one year from the effective time of the Merger, he will receive, in exchange for a mutual general release, continued medical benefits and the value of accrued vacation and bonus; however, Mr. Lentz is not entitled to receive any other severance payment. If Mr. Lentz is terminated without cause after one year from the effective time of the Merger, or if Mr. Lentz terminates his employment for “good reason” after one year from the effective time of the Merger, he will receive, in exchange for a mutual general release, a lump sum cash payment in an amount equal to one year of salary, and he will also receive continued medical benefits and the value of accrued vacation and bonus. The New Lentz Employment Agreement defines “good reason” as failure by the Company to cure any of the following events within 30 days after written notice that such an event has occurred: (1) Mr. Lentz being transferred more than 50 miles without consent (unless such transfer is not more than 250 miles and the Company pays reasonable moving expenses); (2) a material reduction of authority, duties, responsibilities or reporting relationship; or (3) any failure of the Company materially to comply with and satisfy the terms of the employment agreement. Mr. Lentz’s employment agreement provides for a cap to Mr. Lentz’s compensation if it produces a greater net benefit than an uncapped award would after accounting for the increased tax obligation resulting from being an excess parachute payment under sections 280G and 4999 of the Internal Revenue Code.

The New Lentz Employment Agreement amends and restates the existing employment agreement, dated as of October 1, 2001, between Mr. Lentz and the Company, as amended (the “Old Lentz Employment Agreement”). Under the Old Lentz Employment Agreement, Mr. Lentz is entitled to base salary of $380,000, a portion of which has been deferred, as well as expanded severance benefits upon the occurrence of a change of control of the Company. The New Lentz Employment Agreement reduces the severance benefits that Mr. Lentz would have been entitled to receive under the Old Lentz Employment Agreement. Mr. Lentz will receive, at the effective time of the Merger, a lump sum cash payment in the amount of $760,000 (without interest and less any required tax withholding). This amount represents the severance payment Mr. Lentz would have otherwise been entitled to receive under the Old Lentz Employment Agreement in connection with the Merger, assuming that the Merger occurred on December 31, 2007.

Pursuant to the Release, Mr. Lentz will release the Company from any and all claims, liabilities, demands or causes of action arising out of, or relating in any way to Mr. Lentz’s employment with the Company prior to the effective time of the Merger.

The foregoing description of the New Lentz Employment Agreement and the Release is qualified in its entirety by reference to the full text of the New Lentz Employment Agreement and the Release, which are attached as Exhibit E and Exhibit F, receptively, to the Merger Agreement, which is attached to this proxy statement as Appendix A.

Benefits Under Other Employment Agreements

Consummation of the Merger will constitute a change in control under employment agreements between Verticalnet and Christopher G. Kuhn (Vice President and General Counsel) and Jonathan T. Cohen (Vice President and Chief Accounting Officer).

If within one year from the effective time of the Merger, Mr. Cohen is terminated without cause or chooses to leave for “good reason,” then he will receive, in exchange for a mutual general release, a lump sum payment equal to his salary for six months and a pro rata portion of any bonus Mr. Cohen would have earned in the year of termination and the Company will pay healthcare coverage for six months. Mr. Cohen’s employment agreement provides for a cap to Mr. Cohen’s compensation if it produces a greater net benefit than an uncapped award would after accounting for the increased tax obligation resulting from being an excess parachute payment under sections 280G and 4999 of the Internal Revenue Code. Mr. Cohen’s employment agreement defines “good reason” after a change of control as: (1) Mr. Cohen being transferred more than 50 miles without consent; (2) the Company taking any action resulting in Mr. Cohen not being a Vice President of the Company; (3) a material reduction of authority, duties, or responsibilities after reasonable notice and a chance to cure; (4) any failure of the Company materially to comply with and satisfy the terms of Mr. Cohen’s employment agreement; or (5) non-renewal of Mr. Cohen’s employment agreement by the Company.

If within one year from the effective time of the Merger, Mr. Kuhn is terminated without cause or chooses to leave for “good reason,” then he will receive, in exchange for a mutual general release, a lump sum payment equal to his salary for six months and a pro rata portion of any bonus Mr. Kuhn would have earned in the year of termination and the Company will pay healthcare coverage for six months. Mr. Kuhn’s employment agreement provides for a cap to Mr. Kuhn’s compensation if it produces a greater net benefit than an uncapped award would after accounting for the increased tax obligation resulting from being an excess parachute payment under sections 280G and 4999 of the Internal Revenue Code. Mr. Kuhn’s employment agreement defines “good reason” after a change of control as: (1) Mr. Kuhn being transferred more than 50 miles without consent; (2) the Company taking any action resulting in Mr. Kuhn not being a Vice President of the Company; (3) a material reduction of authority, duties, or responsibilities after reasonable notice and a chance to cure; (4) any failure of the Company materially to comply with and satisfy the terms of Mr. Kuhn’s employment agreement; or (5) non-renewal of Mr. Kuhn’s employment agreement by the Company.

The following table provides information regarding approximate cash amounts payable, or the approximate value of benefits to be provided, as a result of the Merger to Messrs. Lentz, Cohen and Kuhn in respect of: (i) lump-sum payments, other than accrued and unpaid salary, that will be provided to Messrs. Cohen and Kuhn under their employment agreements if a qualifying termination of employment occurs; and (ii) healthcare benefits that will be provided to Messrs. Lentz, Cohen and Kuhn under their employment agreements. For purposes of this table, it is assumed that the qualifying termination of employment event occurs on December 31, 2007:

Value of Benefits on
Name	Qualifying Termination

Nathanael V. Lentz	$12,000
Christopher G. Kuhn	$151,200
Jonathan T. Cohen	$146,000

The foregoing summary of provisions of the employment agreements related to payments to executive officers and directors set forth above is not complete, and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A, and to the employment agreements referenced above, which are exhibits to Verticalnet’s reports filed under the Exchange Act and incorporated herein by reference. See “Where Shareholders Can Find Additional Information” beginning on page [ • ] of this proxy statement.

Potential Future Employment

While Parent has requested, and been granted, the opportunity to begin discussions with the other executive officers regarding future employment following the effective time of the Merger, and expects to begin these discussions shortly, as of the date of this proxy statement, none of the other executive officers have entered into any agreement or understanding with Parent regarding employment after the effective time of the Merger.

Indemnification of Executive Officers and Directors

The Merger Agreement contains provisions relating to the indemnification of and insurance for Verticalnet’s directors and officers. Under the Merger Agreement, Parent has agreed that after the effective time of the Merger, it will cause Verticalnet to indemnify and hold harmless Verticalnet’s present and former officers for acts or omissions occurring at or prior to the effective time of the Merger to the fullest extent provided under applicable law or provided under Verticalnet’s articles of incorporation and bylaws (in each case, as in effect as of the date of the Merger Agreement), subject to any limitation imposed under applicable law.

Officers’ and Directors’ Insurance

Under the Merger Agreement, Parent as agreed to provide, or will cause the surviving corporation to provide, for a period of six (6) years following the effective time of the Merger, a commercially available run-off or tail policy with limits of $5 million, plus an additional $10 million in Side A coverage with zero retention to cover each party covered by the Company’s current officers and directors liability insurance policy on terms with respect to such coverage and amount no less favorable than those of the policy in effect on the date of the Merger Agreement, provided however, that Parent will not be obligated to pay an aggregate premium in excess of 200% of the amount per annum that the Company paid in its last full fiscal year.

The foregoing summary of the indemnification of directors and executive officers and directors’ and executive officers’ insurance is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A.

Material U.S. Federal Income Tax Consequences of the Merger to Our Shareholders

The following is a summary of the material U.S. federal income tax consequences of the Merger to certain holders of our capital stock. This summary is based on the Internal Revenue Code of 1986, as amended, referred to as the “Code” in this proxy statement, regulations promulgated under the Code, administrative rulings and pronouncements issued by the Internal Revenue Service and court decisions now in effect. All of these authorities are subject to change, possibly with retroactive effect so as to result in tax consequences different from those described below. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and the statements and conclusions in this proxy are not binding on the IRS or any court. We can provide no assurances that the tax consequences described below will not be challenged by the IRS or will be sustained by a court if so challenged.

This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our capital stock. In addition, this summary does not address the U.S. federal income tax consequences of the Merger to holders of our capital stock who are subject to special treatment under U.S. federal income tax laws, including, for example, banks and other financial institutions, insurance companies, tax-exempt investors, S corporations, U.S. expatriates, dealers in securities, traders in securities who elect the mark-to-market method of accounting for their securities, regulated investment companies, mutual funds, controlled foreign corporations, holders who hold their capital stock as part of a hedge, straddle or conversion transaction, holders whose functional currency is not the U.S. dollar, holders who own 5% or more of all our capital stock, holders who acquired our capital stock through the exercise of employee stock options or other compensatory arrangements, holders who are subject to the alternative minimum tax provisions of the Code and holders who do not hold their shares of our capital stock as “capital assets” within the meaning of Section 1221 of the Code.

This discussion does not address the U.S. federal income tax consequences to any holder of our capital stock who or which, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust. In addition, this discussion does not address U.S. Federal estate or gift tax consequences of the Merger, or the tax consequences of the Merger under state, local, or foreign tax laws.

If a partnership or other passthrough entity (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our capital stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the Merger.

This summary is provided for general information purposes only and is not intended as a substitute for individual tax advice. Each holder of capital stock should consult the holder’s individual tax advisors as to the particular tax consequences of the Merger to such holder, including the application and effect of any state, local, foreign or other tax laws and the possible effect of changes to such laws.

Exchange of Capital Stock for Cash.  Generally, the Merger will be taxable to the holders of our capital stock for U.S. federal income tax purposes. A holder of our capital stock receiving cash in the Merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder’s adjusted tax basis in our capital stock surrendered. Any such gain or loss generally will be capital gain or loss if our capital stock is held as a capital asset at the effective time of the Merger. Any capital gain or loss will be taxed as long-term capital gain or loss if the holder has held our capital stock for more than one year prior to the effective time of the Merger. If the holder has held our capital stock for one year or less prior to the effective time of the Merger, any capital gain or loss will be taxed as short-term capital gain or loss. Currently, most long-term capital gains for non-corporate taxpayers are taxed at a maximum federal tax rate of 15%. The deductibility of capital losses is subject to certain limitations. If a holder acquired different blocks capital stock at different times and different prices, such holder must determine the adjusted tax basis and holding period separately with respect to each such block of capital stock.

Information Reporting and Backup Withholding.  Generally, holders of capital stock will be subject to information reporting on the cash received in the Merger unless such a holder is a corporation or other exempt recipient. In addition, under the U.S. federal backup withholding tax rules, the exchange agent will be required to withhold 28% of all cash payments to which a holder of capital stock is entitled in connection with the Merger unless such holder provides under penalties of perjury on a Form W-9 (or appropriate substitute form) a tax identification number, certifies that such holder is a U.S. person and that tax identification number is correct and that no backup withholding is otherwise required, and otherwise complies with such backup withholding rules. Each holder of capital stock should complete and sign the Form W-9 (or appropriate substitute form) included as part of the letter of transmittal and return it to the paying agent, in order to certify that the holder is exempt from backup withholding or to provide the necessary information to avoid backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment to a holder of capital stock under these rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished timely to the IRS.

HOLDERS OF VERTICALNET CAPITAL STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF UNITED STATES FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Regulatory and Other Governmental Approvals

We are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger.

TERMS OF THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement and is qualified in its entirety by reference to the complete text of the Merger Agreement which is attached as Annex A to this proxy statement. We urge you to read the Merger Agreement carefully and in its entirety because it, and not this proxy statement, is the legal document that governs the Merger.

General; The Merger

At the effective time of the Merger, upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement and in accordance with the PBCL, Merger Sub will merge with and into Verticalnet and the separate corporate existence of Merger Sub will end. Verticalnet will be the surviving corporation in the Merger and will continue to be a Pennsylvania corporation after the Merger and a wholly-owned subsidiary of Parent. All of the Company’s and Merger Sub’s properties, assets, rights, privileges, immunities, powers and franchises, and all of their debts, liabilities and duties, will become those of the surviving corporation. Following completion of the Merger, the Company’s common stock will be delisted from NASDAQ, deregistered under the Exchange Act, and no longer be publicly traded. The Company will be a privately held corporation and the Company’s current shareholders will cease to have any ownership interest in the Company or rights as Company shareholders. Therefore, such current shareholders of the Company will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company. The articles of incorporation and bylaws of Merger Sub will be the articles of incorporation and bylaws of the surviving corporation.

The directors of Merger Sub at the effective time of the Merger will, from and after the effective time of the Merger, be the initial directors of Verticalnet, as the surviving corporation. Our officers at the effective time of the Merger will, from and after the effective time of the Merger, be the initial officers of Verticalnet, as the surviving corporation. Our current officers are Nathanael V. Lentz, President and Chief Executive Officer, Jonathan T. Cohen, Vice President and Chief Accounting Officer and Christopher G. Kuhn, Vice President, General Counsel and Secretary.

When the Merger Becomes Effective

Verticalnet and Merger Sub will file articles of merger with the Department of State of the Commonwealth of Pennsylvania on the seventh (7th) business day after the satisfaction or waiver of the conditions to the Merger Agreement, unless the parties agree to another date.

The Merger will become effective at the time the articles of merger are duly filed with the Department of State of the Commonwealth of Pennsylvania or at such other later date and time as Verticalnet and Parent agree and specify in the articles of merger.

If our shareholders approve the Merger Agreement, the Company and Parent intend to complete the Merger as soon as practicable thereafter. The merger is expected to be completed during its first fiscal quarter of 2008. Because the Merger is subject to certain conditions, the exact timing of the Merger cannot be determined.

Merger Consideration

•	Each share of Common Stock, other than those shares held by the Company as treasury stock, Parent or Merger Sub, will be cancelled and converted automatically into the right to receive $2.56 in cash, without interest less any required withholding tax.

•	Each share of our Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) will be cancelled and converted automatically into the right to receive $0.38750 or $0.26875 in cash, without interest less any required withholding tax. Under the terms of the Company’s Statement of Designation with Respect to the Shares of Series B Preferred Stock, filed by the Company with the Secretary of State of the Commonwealth of Pennsylvania on May 31, 2007, and disclosed in the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2007, because the Company entered into the Merger Agreement within six months from the closing date of the sale of the Series B Preferred Stock, in connection with the Merger the holders of shares of Series B Preferred Stock that are members of our Board of Directors and management are entitled to receive an amount per share of Series B Preferred Stock equal to $0.26875. In accordance with the Statement of Designation with Respect to the Shares of Series B Preferred Stock, this amount represents the product of $0.25 (the purchase price paid with respect to each share), times 1.075.

•	Each share of our Series C Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”) is held by Merger Sub and will be cancelled and no payment will be made with respect to the Series C Preferred Stock.

Treatment of Our Stock Options, Warrants and Restricted Stock Units

Upon completion of the Merger, each outstanding and unexercised stock option, warrant and restricted stock unit (whether vested or unvested) will be cancelled by the Company, and each holder of such option, warrant or restricted stock unit will be entitled to receive, in full settlement of such security, a cash payment (without interest and less any required withholding taxes) equal to the product of:

•	the excess, if any, of (a) $2.56 per share over (b) the exercise or conversion price of such option per share of our Common Stock underlying such security, without interest; and

•	the number of shares subject to such security.

Subject to any applicable withholding taxes, the payment for options, warrants and restricted stock units will be made, without interest, through our payroll systems or otherwise by the Company. Certain options and warrants will not be automatically cancelled upon completion of the Merger, as such securities cannot be cancelled by the Company without the consent of the holder.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Merger Sub and Parent, negotiated between the parties and made as of specific dates solely for purposes of the Merger Agreement, including setting forth the respective rights of the parties with respect to their obligation to complete the Merger. The representations and warranties are qualified by information in confidential disclosure schedules provided by the Company to Parent and Merger Sub in connection with the signing of the Merger Agreement, and may be subject to important limitations and qualifications as set forth in the Merger Agreement, including a contractual standard of materiality different from that generally applicable under federal securities laws. The confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company on one hand and Parent and Merger Sub on the other hand, rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Merger Sub.

The Merger Agreement contains a number of representations and warranties made by the Company, Parent and Merger Sub that relate to, among other things:

•	corporate existence, good standing and qualification to conduct business;

•	due authorization, execution, delivery and validity of the Merger Agreement;

•	the required consents and approvals of government entities in connection with the transactions contemplated by the Merger Agreement;

•	absence of any conflict with organizational documents or any violation of agreements, laws or regulations as a result of the consummation of the Merger; and

•	the absence of undisclosed finders’ fees and fees payable to financial advisors and consultants in connection with the Merger.

The Company’s representations and warranties relate to, among other things:

•	our capitalization, including, in particular, the number of shares of our Common Stock, Preferred Stock, warrants, stock options and other equity-based interests;

•	our organizational documents and those of our subsidiaries;

•	our subsidiaries, including their corporate existence, good standing and qualification to conduct business and the absence of any conflict with their organizational documents or any violation of their agreements, laws or regulations as a result of the consummation of the Merger;

•	compliance with applicable laws, and possession of required consents, permits and licenses by us and our subsidiaries;

•	our filings with the SEC, the absence of material misstatements or omissions from such filings and the accuracy of information, including financial information, contained in these documents, and our compliance with the Sarbanes-Oxley Act of 2002 and other matters related to our internal and disclosure controls;

•	the absence of material changes and events concerning us and our subsidiaries since June 30, 2007;

•	the absence of undisclosed materials liabilities;

•	matters relating to our assets and those of our subsidiaries;

•	pending or threatened material litigation or investigations against us and our subsidiaries;

•	matters relating to our and our subsidiaries’ intellectual property;

•	matters relating to our and our subsidiaries’ operating and applications computer software programs and databases;

•	matters relating our and our subsidiaries’ owned and leased real property and the leases related to our leased real property;

•	our compliance and our subsidiaries’ compliance with applicable laws including environmental laws;

•	our material contracts and those of our subsidiaries and performance obligations thereunder, including matters relating to government contracts;

•	licenses and permits

•	completion and accuracy of our tax filings and payment of our taxes;

•	matters relating to the Employee Retirement Security Act of 1974, as amended, and our employee benefits;

•	absence of changes in our benefit plans;

•	labor matters;

•	the absence of affiliate transactions requiring disclosure;

•	inapplicability of state anti-takeover statutes to the Merger Agreement and the Merger;

•	the approval and recommendation by our Board of Directors of the Merger Agreement, the related Plan of Merger, the Merger and the other transactions contemplated by the Merger Agreement;

•	the required vote of our shareholders in connection with the adoption of the Merger Agreement and the related Plan of Merger;

•	matters relating to our vendors and customers;

•	matters relating to our product warranties and inventory recording practices; and

•	accuracy and compliance with applicable securities law of this proxy statement

•	our maintenance of insurance.

Parent and Merger Sub also make representations and warranties relating to the accuracy of information provided for this proxy statement and lack of liabilities or obligations of Merger Sub.

Many of our representations and warranties are qualified as to “materiality” or “material adverse effect.” For purposes of the Merger Agreement, “material adverse effect” means, with respect to the Company, any event, circumstance, change, development, condition or effect that is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, the ability of the Company to consummate the transactions contemplated by the Merger Agreement or the ability of Parent to operate the business of the Company and our subsidiaries, taken as a whole, immediately after the closing (as a result of matters occurring prior to closing), other than any material adverse effect resulting from:

•	changes in general economic conditions or changes in securities markets in general, except where such change has a significantly disproportionate adverse impact on the Company and its subsidiaries compared to other companies of similar size operating in the industry in which the Company and its subsidiaries operate;

•	general changes in the industry in which the Company and its subsidiaries operate, except where such change has a significantly disproportionate adverse impact on the Company and its subsidiaries compared to other companies of similar size operating in the industry in which the Company and its subsidiaries operate;

•	changes arising directly out of the public announcement of the transactions contemplated by the Merger Agreement; and

•	any actions taken by the Company at the specific request of the Parent.

You should be aware that these representations and warranties are made by the Company to Parent and Merger Sub, may be subject to important limitations and qualifications agreed to by Parent and Merger Sub, may or may not be accurate as of the date they were made and do not purport to be accurate as of the date of this proxy statement.

The representations and warranties of the parties to the Merger Agreement will expire upon the effective time of the Merger or the termination of the Merger Agreement.

Conduct of Our Business Pending the Merger

We have agreed to restrictions on the operation of the business of the Company and our subsidiaries until either the effective time of the Merger or the termination of the Merger Agreement. In general, we have agreed to conduct business in the ordinary course consistent with past practice and to use commercially reasonable efforts to preserve intact the present business organization and keep available the services of all officers, employees and consultants who are integral to the current operation of the business of the Company and our subsidiaries.

In addition, we have agreed that, among other things and subject to certain exceptions, we are restricted from and must prevent any of our subsidiaries from, without Parent’s prior written consent:

•	amending the Company’s or its subsidiaries’ organizational documents;

•	issuing, selling, pledging, disposing, encumbering or granting any shares of capital stock or any options, warrants, or any other rights to acquire shares of capital stock;

•	declaring or paying any dividend with respect to our capital stock, membership interests or partnership interests;

•	reclassifying, combining, splitting, redeeming or otherwise acquiring any of our capital stock, membership interests or partnership interests, or setting aside or paying any dividend or other distribution in respect of such shares or interests;

•	acquiring any entity or any assets in connection with acquisitions or investments other than in the ordinary course of business consistent with past practice but which in no event is in excess of $15,000 individually or $30,000 in the aggregate, except where the contract for such acquisition was in effect on the date of the Merger Agreement;

•	committing to any single capital expenditure that is in excess of $15,000 individually or $50,000 in the aggregate;

•	selling, leasing, licensing, or otherwise disposing of any part of our material assets, intellectual property or other rights except in the ordinary course of business consistent with past practice;

•	mortgaging, encumbering or subjecting to a lien any material portion of the Company’s properties or assets other than in the ordinary course of business consistent with past practice;

•	incurring any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse the obligations of any third party, or making any loans or advances or granting any securities interests in any of its assets, including its intellectual property;

•	amending, modifying or terminating any material agreement other than in the ordinary course of business consistent with past practice, or cancelling, modifying or waiving any rights having value in each case in excess of $50,000;

•	entering into any new employee benefit plan, program or arrangement or any new employment, severance or change of control or consulting agreement, grant any general increase in compensation payable to any officer or employee or amend any such pre-existing arrangements to increase benefits provided thereunder, except where such increases or new commitment is required by a pre-existing contractual commitment disclosed to Parent, law or to avoid imposition of taxes under Section 409A;

•	paying, lending or advancing any amount to, selling, leasing or transferring properties or assets to, or otherwise entering into arrangements with affiliates other than wholly owned subsidiaries;

•	failing to keep in full force and effect insurance comparable in amount and scope to coverage maintained as of the date of the Merger Agreement;

•	making any material changes in any method of accounting, accounting principles or practice, except for any such change required by reason of a concurrent change in generally accepted accounting principles, or write off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practice;

•	making, changing or rescinding any material tax election, changing an annual accounting period, adopting or changing any accounting method, settling or compromising any material tax liability, filing an amended tax return, entering into any closing agreement or settling any material tax claim or assessment, surrendering any right to claim a refund of a material amount of taxes or consenting to any extension or waiver of the limitation period applicable to any material tax claim against us or our subsidiaries;

•	settle, release or forgive any material claim or litigation or waive any right thereto;

•	adopt, approve or agree to adopt any shareholder rights plans,

•	create any subsidiaries; or

•	announce any intention to do any of the foregoing.

Parent and Merger Sub are restricted from taking any action that would, individually or in the aggregate, prevent, materially delay or materially impede their ability to consummate the Merger.

Shareholders Meeting

The Merger Agreement requires us, as soon as reasonably practicable, to call, give notice of, convene and hold a meeting of our shareholders to adopt the Merger Agreement. Except to the extent required in order to comply with its fiduciary duties under applicable law, our Board of Directors is required to recommend that our shareholders vote in favor of adoption of the Merger Agreement and the related Plan of Merger and to approve the Merger, and to use its reasonable best efforts to have the Merger Agreement, the Related Plan of Merger and the Merger adopted and approved by our shareholders.

Restrictions on Solicitations of Other Offers

Until 11:59 p.m. Eastern Standard Time on November 19, 2007, or the No-Shop Period Start Date, the Company, our subsidiaries and our representatives may:

•	initiate, solicit and encourage, whether publicly or otherwise, the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to an Acquisition Proposal for the Company; and

•	enter into and maintain or continue discussions or negotiations with respect to Acquisition Proposals for the Company or otherwise facilitate any inquiries, proposals, discussions or negotiations with respect to such Acquisition Proposals.

On the No-Shop Period Start Date we have agreed that we will notify Parent in writing of:

•	the identity of each person, which we refer to as an excluded party, that has, prior to the No-Shop Period Start Date, submitted an Acquisition Proposal which, in the reasonable judgment of our Board of Directors is credible and is or is reasonably likely to result in a Superior Proposal.

Except as may relate to any excluded party, after the No-Shop Period Start Date we have agreed that we will not, and we will not authorize or permit any of our subsidiaries or representatives to:

•	directly or indirectly, initiate, solicit or knowingly encourage any inquiries with respect to, or the making of, any Acquisition Proposal; or

•	engage in any negotiations or discussions concerning, or provide access to our properties, books and records or any confidential information or data to any person relating to an Acquisition Proposal.

In addition, after the No-Shop Period Start Date, we agreed to immediately cease and terminate with all persons any such solicitation, encouragement, discussion or negotiations existing at such time, unless the person was an excluded party.

Notwithstanding the aforementioned restrictions, at any time prior to the adoption of the Merger Agreement by our shareholders, the Company or our Board of Directors are permitted to provide access to our properties, books and records and provide other information and data in response to a request for such information or data or to engage in discussions or negotiations with, or provide any information to, a third party to the extent that:

•	we receive from such party an Acquisition Proposal for the Company not solicited in violation of the Merger Agreement; and

•	our Board of Directors determines in good faith, after consultation with our legal counsel and financial advisors, that (i) the Acquisition Proposal is credible and constitutes or is reasonably likely to result in a Superior Proposal and (ii) the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

In such cases, the Company (a) will not, and will not allow its representatives to, disclose any material non-public information to such person without entering into a confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the confidentiality agreement entered into with Parent, and (b) will promptly provide to Parent any material non-public information concerning the Company or its subsidiaries provided to such other person which was not previously provided or made available to Parent or Merger Sub.

Furthermore, if, at any time prior to the adoption the Merger Agreement, the Related Plan of Merger and the approval of the Merger by our shareholders, our Board of Directors (a) determines in good faith, after consultation with its legal counsel and financial advisors, that an Acquisition Proposal which did not result from a material breach of the provisions described in the previous paragraphs is a Superior Proposal and (b) determined in good faith, after consultation with its legal counsel, that such action is required in order for our Board of Directors to act in a manner consistent with its fiduciary duties under applicable law, we may terminate the Merger Agreement to enter into a definitive agreement with respect to such Superior Proposal, but only if:

•	we give Parent prior written notice that we have received a Superior Proposal and the material terms of such Superior Proposal and identity of the person making such Superior Proposal;

•	Parent does not within five business days following our delivery of receipt of the notice of a Superior Proposal and after reasonable opportunity to negotiate with the Company, make an offer within five business days of such written notice that results in the Acquisition Proposal no longer being a Superior Proposal; and

•	we concurrently pay to Parent a break-up fee. See “Fees and Expenses” below.

We have also agreed that following the No-Shop Period Start Date, we will:

•	notify Parent within 24 hours of our receipt of an Acquisition Proposal, including the material terms and conditions of the Acquisition Proposal and the identity of the third party making the proposal, or any request for information relating to the Company or our subsidiaries;

•	keep Parent reasonably informed on a prompt basis of the status of any proposals or offers; and

•	provide a copy of any Acquisition Proposals or other proposals or offers and any related material modifications thereto.

As set forth in the Merger Agreement:

•	“Acquisition Proposal” means any oral or written inquiry, proposal, indication of interest or offer from any person or group, whether in one transaction or a series of transactions, relating to, or that could reasonably be expected to lead to, (a) any direct or indirect acquisition by any means of (i) 20% or more of the consolidated revenues, net income, cash flows or assets of the Company and its subsidiaries, taken as a whole, or (ii) 20% or more of the equity securities of the Company (including by issuance thereof by the Company) then outstanding; (b) any tender offer or exchange offer, as defined under the Exchange Act, that, if consummated, would result in any person or group beneficially owning 20% or more of the equity securities of the Company then outstanding; or (c) any merger, consolidation, business combination, recapitalization, reorganization, share exchange, joint venture, split-off, spin-off, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, in each case other than the Merger and the other transactions contemplated hereby.

•	“Superior Proposal” means any bona fide, written offer made (not in violation of the restrictions on solicitation) to the Board of Directors by any person (other than Parent and its affiliates) that if consummated would result in such person (or its shareholders, partners, trustees or members) owning, directly or indirectly, in a transaction or series of transactions, more than 50% of the shares of Common Stock then outstanding (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or more than 50% of the assets of the Company, that, in each case, the Board of Directors determines in good faith (after receiving the advice of its outside legal counsel and financial advisor), is (a) reasonably capable of being consummated promptly in accordance with its terms (relative also to the expected time of consummation of the transactions contemplated by the Merger Agreement), and for which financing (to the extent required) is then fully committed, taking into account all legal, financial, regulatory and other aspects of the offer and the person making the proposal and (b) more favorable to the holders of the Common Stock from a financial point of view than the Merger taking into account all the terms and conditions of such offer and the Merger Agreement (including any proposal by Parent to amend the terms of the Merger Agreement in order to make it equally favorable to the holders of the Common Stock from a financial point of view).

Other Covenants

Indemnification and Insurance

The Merger Agreement contains provisions relating to the indemnification and insurance for Verticalnet’s directors and officers, such that, after the effective time of the Merger:

•	Parent will cause the surviving corporation to assume all obligations to provide indemnification, advancement of expenses and exculpation from monetary liability for acts of omissions occurring prior to the effective time of the Merger in favor of any current or former directors or officers of the Company and its subsidiaries as provided under the terms of Company organizational documents or other agreements. From and after the effective time of the Merger, Parent shall cause the articles of incorporation and bylaws of the surviving corporation to contain terms no less favorable with respect to indemnification and advancement of expenses or exculpation from monetary liability for acts or omissions occurring prior to the effective time of the Merger than those in effect under the Company’s organizational documents or other agreements as of the date of the Merger Agreement.

•	The surviving corporation will indemnify each incumbent officer and director of the Company or its subsidiaries as of the date of the Merger Agreement for:

•	all costs incurred in connection with any action related to his or her capacity as an officer or director, including actions related to the Merger,

•	provided, that neither Parent nor the surviving corporation shall be required to indemnify any incumbent officer or director if such person is found to be liable to the Company or any of its subsidiaries by a court of competent jurisdiction, or nationally recognized U.S. counsel selected by Parent in good faith finds that such person (i) failed to act in good faith, (ii) failed to act in the best interests of the Company or any of its subsidiaries, (iii) engaged in intentional misconduct or knowing violation of law, or (iv) derived improper personal benefit as a result of the actions in question; or

•	solely with respect to acts or omissions in connection with the authorization and approval of documents relating to the Merger, advance expenses incurred by incumbent officers and directors incurred in defending any such action,

•	provided, that such incumbent officer or director provides a customary undertaking to repay any such advances if it is determined that such person was not entitled to such indemnification.

•	Parent will provide, or will cause the surviving corporation to provide, for a period of six (6) years following the effective time of the Merger, a commercially available run-off or tail policy with limits of $5 million, plus an additional $10 million in Side A coverage with zero retention to cover each party covered by the Company’s current officers and directors liability insurance policy on terms with respect to such coverage and amount no less favorable than those of the policy in effect on the date of the Merger Agreement, provided however, that Parent will not be obligated to pay an aggregate premium in excess of 200% of the amount per annum that the Company paid in its last full fiscal year.

Commercially Reasonable Efforts Covenant

The Company, Parent and Merger Sub have agreed to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete the Merger and the other transactions contemplated by the Merger Agreement.

Shareholder Litigation

We have agreed to keep Parent informed of, and cooperate with Parent in connection with, any shareholder action against the Company and/or its officers or directors relating to the Merger, provided, however, that we will not agree to any settlement in connection with such shareholder action without Parent’s prior written consent.

Certain Other Covenants

The Merger Agreement contains additional mutual covenants, including covenants relating to preparation of this proxy statement, cooperation regarding filings with governmental and other agencies and organizations and obtaining any governmental or third-party consents or approvals, public announcements and further assurances.

Conditions to the Completion of the Merger

Mutual Closing Conditions

The obligations of each of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver at or before the effective time of the Merger of the following conditions:

•	approval of the Merger Agreement by our shareholders;

•	absence of orders suspending the use of the proxy statement; and

•	absence of legal prohibitions on completion of the Merger.

Additional Closing Conditions for the Benefit of Parent and Merger Sub

The obligation of Parent and Merger Sub to complete the Merger is subject to the satisfaction or waiver at or before the effective time of the following additional conditions:

•	the Company has performed in all material respects its obligations required to be performed by it at or prior to the effective time of the Merger;

•	the representations and warranties of the Company shall be true and correct as of the effective time of the Merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except (in the case of representations and warranties other than those related to the absence of any change, event or occurrence since June 30, 2007), for failures to be true and correct that individually or in the aggregate have not had or would not reasonably be expected to have a material adverse effect (as defined above) on the Company; provided, that for purposes of determining whether this condition is satisfied, references to material adverse effect and any other materiality qualification contained in such representations and warranties (other than those related to the absence of any change, event or occurrence since June 30, 2007) shall be ignored;

•	the Company has delivered a certificate signed by its chief executive officer or chief financial officer to the foregoing effect;

•	the Company has obtained all consents and approvals of third parties, other than those of governmental entities, required in connection with the Merger Agreement and confidential disclosure schedules thereto and the other documents and transactions contemplated thereby, other than those consents or approvals which if not obtained would not, individually or in the aggregate result in a Company material adverse effect (as defined above);

•	since the date of the Merger Agreement there has not been a Company material adverse effect (as defined above);

•	the employment agreement of Nathanael V. Lentz and related release shall have been executed by Nathanael V. Lentz and the Company and delivered to Parent and shall be in full force and effect; and

•	the waiver by the holder of our senior subordinated discount promissory note of any rights to the proceeds received by the Company for shares of Series C Preferred Stock shall continue to be in full force and effect.

Additional Closing Conditions for the Benefit of the Company

The obligation of the Company to complete the Merger is subject to the satisfaction or waiver at or before the effective time of the following additional conditions:

•	Parent and Merger Sub have performed in all material respects their obligations required to be performed by them at or prior to the effective time of the Merger;

•	the representations and warranties of Parent and Merger Sub shall be true and correct in all material respects as of the effective time of the Merger, (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for failures to be true and correct that individually or in the aggregate would not have or prevent or materially delay the ability of Parent and Merger Sub to perform their respective obligations under the Merger Agreement; provided, that for purposes of determining whether this condition is satisfied, references to any materiality qualification contained in such representations and warranties shall be ignored;

•	the Company has received a certificate signed by the chief executive officer or another senior officer of Parent to the foregoing effect.

Employee Benefit Matters

The Merger Agreement contains provisions relating to the benefit entitlements of Company employees after the effective time of the Merger. Each company employee will be credited with his or her years of service with the Company, our subsidiaries and affiliates prior to the consummation of the Merger for purposes of vesting and eligibility under any benefit plans covering company employees after the effective time of the Merger. In addition, each Company employee is immediately eligible to participate in any employee benefit plan provided after the effective time of the Merger to the extent that the Company employee was enrolled in a comparable benefit plan prior to the Merger.

With respect to any employee benefit plan providing medical, dental, pharmaceutical and/or vision benefits in which any such employee first becomes eligible to participate, on or after the effective time of the Merger Parent will: (i) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements, and (ii) provide credit towards any deductible or out-of-pocket expense maximum under any such plans for out-of-pocket amounts expended by such employee under the employee plans during the current plan year.

For a more detailed description of other employee-related matters, see “The Merger — Interests of Verticalnet’s Directors and Officers in the Merger,” beginning on page [ • ] of this proxy statement.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time before the effective time of the Merger, whether before or after approval of the matters presented in connection with the Merger by our shareholders, in any of the following ways:

(a) by mutual written consent of Parent and the Company,

(b) by either Parent or the Company if:

•	our shareholders fail to adopt the Merger Agreement and approve the Merger, provided that the Company cannot terminate for this reason if it is in material breach of the Merger Agreement or the failure to obtain shareholder approval of the Merger Agreement was caused by a breach of the Voting Agreement by a party thereto (other than the Parent or Merger Sub);

•	there is a permanent legal prohibition to completing the Merger, provided that the right to terminate will not be available for either Parent or the Company whose failure to comply with any provision of the Merger Agreement has resulted in such legal prohibition; or

•	the Merger has not been consummated on or before April 15, 2008, provided that neither Parent nor the Company can terminate the Merger Agreement for this reason if its breach of any obligation under the Merger Agreement has resulted in the failure of the Merger to occur on or before that date.

(c) by Parent if:

•	the Company’s breach of any representation or warranty or failure to perform any covenant under the Merger Agreement that would cause the conditions to closing not to be satisfied and has not been or is incapable of being cured by the Company by April 15, 2008 or within thirty (30) days after written receipt of notice of the breach from Parent;

•	(i) our Board of Directors fails to include its recommendation to the shareholders regarding approval of the Merger Agreement in the proxy statement, makes recommendation to the shareholders against approval of the Merger Agreement or resolves to do so, fails to reconfirm its recommendation of the Merger Agreement within five (5) days after Parent so requests in writing (which five day period will be extended for an additional five days if the Company makes certain certifications to Parent as specified in the Merger Agreement), or if a tender offer or exchange offer for any outstanding voting securities has been publicly disclosed, fails within ten (10) business days of the commencement thereof to make recommendations to the shareholders against acceptance of such offer, (ii) any party to the Voting Agreement (other than Parent of Merger Sub) breaches or fails to perform his, her or its obligations thereunder in material respects, or (iii) we breach or fail to perform any of our obligations under the provisions of the Merger Agreement relating to the solicitation of alternative Acquisition Proposals; or

•	any person or group (other than Parent, Merger Sub or any of their respective affiliates) become the beneficial owner of at least a majority of our outstanding voting securities.

(d) by the Company if:

•	our Board of Directors concludes that an Acquisition Proposal is a Superior Proposal and the Company (1) has given Parent written notice of its intention to terminate the agreement and provides Parent with five (5) business days during which to make an offer at least as favorable to the shareholders of Verticalnet (as set forth in greater detail above), and (2) pays the applicable termination fee; or

•	Parent’s breach of any representation or warranty or failure to perform any covenant as set forth in the Merger Agreement that would cause the condition to closing not to be satisfied and has not been or is incapable of being cured by Parent by April 15, 2008 or within thirty (30) days after written receipt of notice of the breach from the Company.

If the Merger Agreement is validly terminated, the Agreement will become void without any liability on the part of any party other than the payment of a termination fee in certain circumstances discussed below. However, the provisions of the Merger Agreement relating to the non-survival of representations, warranties and agreements, termination fees and expenses, governing law, succession and assignment and jurisdiction and waiver of jury trial, will continue in effect notwithstanding termination of the Merger Agreement. In addition, no termination will relieve any party of any liability or damages resulting from any breach by that party.

Fees and Expenses

The Merger Agreement generally provides that each party will pay its own fees and expenses in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, whether or not the Merger is completed.

Termination Fees Payable by Verticalnet

We have agreed to pay Parent a termination fee (5.99% of the sum of the Company’s enterprise value and Parent’s transaction expenses) if any of the following payment events occur:

•	we terminate the Merger Agreement in accordance with the requirements for acceptance of a Superior Proposal as described above under “Terms of the Merger Agreement — Restrictions on Solicitation;”

•	our Board of Directors fails to include its recommendation to the shareholders regarding approval of the Merger Agreement in the proxy statement, makes recommendation to the shareholders against approval of the Merger Agreement or resolves to do so, fails to reconfirm its recommendation of the Merger Agreement within five (5) days after Parent so requests in writing (which five day period will be extended for an additional five days if the Company makes certain certifications to Parent as specified in the Merger Agreement), or if a tender offer or exchange offer for any outstanding voting securities has been publicly disclosed, fails within ten (10) business days of the commencement thereof to make recommendations to the shareholders against acceptance of such offer, or

•	the Merger Agreement is terminated by either us or Parent because (1) the Merger has not been consummated on or before April 15, 2008 (without the shareholder meeting having occurred), (2) our shareholders fail to adopt the Merger Agreement and approve the Merger, or by Parent because of (3) a breach or failure by us to perform any of our representations, warranties, covenants or other agreements that would cause a failure of a condition to the Merger Agreement that has not been or is incapable of being cured by April 15, 2008 or within 30 days of receipt of notice of the breach by Parent, (4) material failure to perform obligations under or breach of the Voting Agreement by any party thereto (other than Parent or Merger Sub), or (5) our failure to perform or breach of obligations under the Merger Agreement relating to the solicitation of alternative Acquisition Proposals, but in each case only if prior to the shareholder meeting an Acquisition Proposal shall have been publicly disclosed or made known and within 12 months of the termination, we enter into a definitive agreement related to the Acquisition Proposal. For purposes of determining whether a termination fee will be payable by us, each reference to 20% in the definition of “Acquisition Proposal” shall be deemed to be 50.1%.

In addition, we have also agreed to pay all documented, out of pocket expenses, including the reasonable fees and expenses of lawyers, accountants, financial advisors, consultants and other advisors, incurred by Parent or Merger Sub in connection with entering into the Merger Agreement and acts and documents relating thereto, provided, however, that if a termination fee is payable, then we may reduce the amount of the termination fee to be paid by the amount of any expense reimbursement.

If Verticalnet fails promptly to pay any of the termination fees described above, Verticalnet also agrees to pay any costs and expenses (including attorneys’ fees) incurred by the other party in connection with any legal enforcement action for payment of the termination fees described above with interest on such unpaid amounts at the prime lending rate, as published in the Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid on the date of actual payment.

Amendments; Waivers

Any provision of the Merger Agreement may be amended or waived before the effective time of the Merger if, but only if, the amendment or waiver is in writing and signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after approval of the Merger Agreement by our shareholders and without their further approval, no amendment or waiver that requires shareholder approval under applicable law or NASDAQ rules may be made without such approval.

Exchange and Payment Procedures

Before the Merger is effective, Parent will select a bank or trust company reasonably acceptable to Verticalnet to act as payment agent and make payment of the merger consideration as described above. At or prior to the effective time of the Merger, Parent will deposit with the payment agent the cash sufficient to pay the per share merger consideration to the equity holders entitled to receive such consideration.

As of the effective time of the Merger and following conversion into the right to receive the merger consideration, the Company will close its stock transfer books. After that time, there will be no further transfer of shares of Verticalnet common stock on such transfer books.

Promptly following the effective time of the Merger, the surviving corporation will cause the payment agent to send you a letter of transmittal and instructions advising you how to surrender your certificates in exchange for the per share merger consideration. The payment agent will pay you your per share merger consideration after you have (1) surrendered your stock certificates to the payment agent (or, if such shares of Verticalnet common stock are held in book-entry or other uncertificated form, upon the entry through a book-entry transfer agent of the surrender of such shares of Verticalnet common stock on a book-entry account statement) and (2) provided to the payment agent your duly completed and validly executed letter of transmittal and such other documents as may be reasonably required by Parent. Interest will not be paid or accrue in respect of the per share merger consideration. The surviving corporation will reduce the amount of any per share merger consideration paid to you by any required withholding taxes. You should not forward your stock certificates to the payment agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy card.

If any cash deposited with the payment agent is not claimed within six months following the closing of the Merger, such cash will be returned to the surviving corporation upon demand, and after such transfer, any shareholders of Verticalnet who have not properly surrendered their stock certificates may look only to the surviving corporation for payment of the merger consideration.

If you have lost your certificate, or if it has been stolen or destroyed, if required by the surviving corporation, you will be required to provide an affidavit to that fact and post a bond in a reasonable amount that the surviving corporation directs as indemnity against any claim that may be made against Parent, the payment agent or the surviving corporation in respect of such certificate.

Lost Certificates

If any Certificate representing the Company’s securities (“Certificate”) is lost, stolen or destroyed, the exchange agent will deliver the applicable merger consideration due in respect of the shares formerly represented by that Certificate if:

•	the shareholder asserting the claim of a lost, stolen or destroyed Certificate makes an affidavit of that fact; and

•	upon request of the surviving corporation, the shareholder posts a bond in a reasonable amount designated by the surviving corporation as security against any claim that may be made with respect to that Certificate against the surviving corporation.

Unclaimed Amounts

Any portion of the exchange fund which remains undistributed to our shareholders for six (6) months after the effective time of the Merger will be delivered by the exchange agent to Parent upon demand, and any of our shareholders who have not previously surrendered their Certificates will be entitled to look only to Parent and the surviving corporation for payment of the merger consideration due in respect of the shares formerly represented by their Certificates. None of Parent, Merger Sub or Verticalnet will be liable to any former Verticalnet shareholder for any merger consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

VOTING AGREEMENT

The following is a summary of the material terms of the voting agreement among Parent, the Company and the holders of the shares of Series B Preferred Stock entered into concurrently with the execution and delivery of the Merger Agreement, and then amended and restated on November [ • ], 2007 (as amended, the “Voting Agreement”). This summary is qualified in its entirety by reference to the complete text of the Voting Agreement. The Voting Agreement, attached as Annex B, contains the complete terms of that agreement and shareholders should read it carefully and in its entirety.

In connection with the execution of the Merger Agreement, each holder of Series B Preferred Stock of the Company entered into a Voting Agreement with Parent. All of these shareholders other than Michael J. Hagan and Michael P. McNulty (the “Group One Shareholders”) have agreed to vote the shares of our capital stock owned by them in favor of the adoption of the Merger Agreement and the related Plan of Merger, and the approval of the Merger. As of the date of the Voting Agreement, the Group One Shareholders were the beneficial owners with respect to 842,179 shares of our Common Stock in the aggregate (representing 4,679 shares of our Common Stock held directly, and 837,500 shares of common stock issuable upon conversion of 6,700,000 shares of Series B Preferred Stock). As of the record date, the aggregate number of shares of the Common Stock beneficially owned by the Group One Shareholders remains [    ●    ] shares, which represent approximately [    ●    ]% of the outstanding voting stock of the Company.

Each of the Group One Shareholders also agreed, until any termination of the Voting Agreement, to vote these shares of Common Stock and Series B Preferred Stock held by each such shareholder against the following actions:

•	actions or agreements that would reasonably be expected to result in a breach in any material respect of any of the Company’s covenants, representations or warranties or other obligations under the Merger Agreement;

•	extraordinary corporate transactions, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger);

•	sales or transfers of a material amount of assets or capital stock of the Company or any of its subsidiaries; or

•	actions intended , or would reasonably be expected, to prevent or materially delay or otherwise interfere with the Merger and the other transactions contemplated by the Merger Agreement.

Each of the Group One Shareholders has irrevocably granted to, and appointed Parent and its designees, as such shareholder’s proxy and attorney-in-fact to vote all of such shareholder’s shares of Common Stock and Series B Preferred Stock in accordance with the above description. Notwithstanding the foregoing proxy, Parent shall not have and exercise any voting rights under the Voting Agreement if such voting rights when taken together with voting rights already exercisable by Parent or Merger Sub with respect to any other shares of capital stock of the Company would allow Parent to have voting rights with respect to 20% or more of the outstanding voting capital stock of the Company. We refer to any such excess shares as the “Excess Shares”. Parent has irrevocably granted to, and appointed the Company, as Parent’s proxy and attorney-in-fact to vote all the Excess Shares in a manner that the Company, acting through its Board of Directors, determines in its sole discretion.

Furthermore, Michael J. Hagan and Michael P. McNulty (the “Group Two Shareholders”) have agreed to grant an irrevocable proxy to the Company to vote their Common Stock and Series B Preferred Stock, in connection with the Merger and any other extraordinary corporate transaction, in a manner that the Company, acting through our Board of Directors, determines in its sole discretion. As of the date of the Voting Agreement, the Group Two Shareholders were the beneficial owners with respect to 254,393 shares of Common Stock in the aggregate (4,393 shares of Common Stock held directly, and 250,000 shares of Common Stock issuable upon conversion of

2,000,000 shares of Series B Preferred Stock). As of the record date, the aggregate number of shares of Common Stock beneficially owned by the Group Two Shareholders remains [ • ] shares, which represent approximately [ • ]% of the outstanding voting stock of the Company.

In connection with the Voting Agreement, all signatory shareholders to the Voting Agreement further agreed not to:

•	sell, transfer, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment, or other disposition of these shares or any interest contained therein;

•	deposit the shares into a voting trust or grant any proxies or enter into a voting arrangement, power of attorney or voting trust with respect to any shares held by such shareholder, or take any other action that would result in diminution of the voting power represented by any of such shareholders’ shares;

•	purchase, acquire or accept any shares of capital stock or other equity securities of the Company or other securities exercisable for or convertible into shares of capital stock or equity securities of the Company;

•	exercise any right to convert any of such shareholder’s shares of Series B Preferred Stock into shares of Common Stock, pursuant to the Description and Designation of Series B Preferred Stock;

•	exercise any right of first refusal to purchase shares of the Company’s capital stock, warrants or any other securities, pursuant to the Stock and Warrant Purchase Agreement, dated June 1, 2007, by and among the Company and the purchasers listed therein, including the shareholder; or

•	commit or agree to take any of the foregoing actions.

In addition, under the Voting Agreement, the Group One Shareholders have agreed to the treatment of the shares of Series B Preferred Stock contemplated by the Merger Agreement, to waive its right to seek appraisal and to waive its right to convert each such shareholder’s shares into common stock.

Notwithstanding the foregoing, the Voting Agreement provides that it will not restrict a director or officer of Verticalnet from taking any action in his capacity as a director or officer necessary for him to comply with his fiduciary duties as a director or officer of the Company.

In addition, each shareholder party to the Voting Agreement (other than the Group Two Shareholders and any shareholder who is also a director or officer of the Company) has agreed that for so long as the Voting Agreement is in effect, they will not, nor will they authorize or permit any representative to, knowingly solicit, initiate or encourage any alternative Acquisition Proposal or participate or engage in any discussions or negotiations with or provide any information relating to the Company to any person making an alternative Acquisition Proposal.

The proxies granted by the Group One Shareholders and Group Two Shareholders are irrevocable until the termination of the Voting Agreement and will automatically terminate upon the termination of the Voting Agreement. The Voting Agreement terminates on the earlier to occur of (i) termination of the Merger Agreement in accordance with its terms, (ii) the written agreement of the parties to terminate, or (iii) at the option of any shareholder upon the execution of any amendment, change or waiver with respect to the Merger Agreement that results in a decrease in the price to be paid with respect to such shareholder’s shares as set forth in the Plan of Merger.

PAST CONTACTS, TRANSACTIONS OR NEGOTIATIONS

Except as described under “The Merger — Background of the Merger” beginning on page [    ●    ] of this proxy statement, there have not been any negotiations, transactions or material contacts during the past two years concerning any merger, consolidation, acquisition, tender offer or other acquisition of any class of Verticalnet’s securities, election of Verticalnet’s directors or sale or other transfer of a material amount of Verticalnet’s assets (i) between Verticalnet or any of its affiliates, on the one hand, and Verticalnet, Parent and Merger Sub, their respective executive officers, directors, members or controlling persons, on the other hand, (ii) between any affiliates of Verticalnet, or (iii) between Verticalnet and its affiliates, on the one hand, and any person not affiliated with Verticalnet who would have a direct interest in such matters, on the other hand.

MARKET PRICES OF COMMON STOCK

Our Common Stock is traded on the NASDAQ Capital Market under the symbol “VERT” The following table sets forth the high and low closing sales prices per share of our Common Stock on the NASDAQ Capital Market for the periods indicated. On June 12, 2006, we effected a one-for-seven reverse stock split of our outstanding shares of Common Stock, and on August 16, 2007, we effected a one-for-eight reverse split of our outstanding shares of Common Stock. All references to market prices of our Common Stock below reflect the results of the reverse stock splits.

Market Information

	Common Stock
	High	Low

Fiscal Year Ended December 31, 2005
1st Quarter	$89.60	48.16
2nd Quarter	$53.76	36.40
3rd Quarter	$45.36	31.36
4th Quarter	$39.20	20.72
Fiscal Year Ending December 31, 2006
1st Quarter	$40.32	26.88
2nd Quarter	$26.88	8.08
3rd Quarter	$10.32	7.08
4th Quarter	$8.45	5.12
Fiscal Year Ending December 31, 2007
1st Quarter	$6.18	3.60
2nd Quarter	$6.80	2.40
3rd Quarter	$6.40	2.41
4th Quarter (through November 19, 2007)	$5.61	2.28

The Company has not declared or paid any dividend on its Common Stock.

The closing sale price of our Common Stock on the NASDAQ Capital Market on October 25, 2007, which was the last trading day before we announced the Merger, was $5.61. On [    ●    ], 2007, the last trading day before this proxy statement was printed, the closing price for our Common Stock on the NASDAQ Capital Market was $[    ●    ]. You are encouraged to obtain current market quotations for the Common Stock in connection with voting your shares.

As of [    ●    ], 2007, the last trading day before the date of this proxy statement, there were [    ●    ] registered holders of shares of Verticalnet common stock.

Shareholders should obtain a current market quotation for Verticalnet Common Stock before making any decision with respect to the Merger.

DISSENTERS RIGHTS

Under Section 1571 of the PBCL, the holders of any class or series of shares of a corporation are not entitled to exercise dissenters rights if the shares of the corporation are listed on a national securities exchange. Consequently, since our Common Stock is currently listed on NASDAQ, which is a national securities exchange, the holders of our Common Stock will not have the right to exercise dissenters’ rights in connection with the proposed Merger.

Section 1571 of the PBCL further provides that holders of any preferred or special class of securities will be granted dissenters rights, even if they otherwise would be denied such rights under the provision described above, unless the holders of the preferred or special class of securities are granted the right to vote separately as a class to approve the proposed transaction. Because the holders of Series B Preferred are entitled to vote separately as a class to approve the proposed transaction, holders of shares of Series B Preferred Stock are not entitled to dissenters rights in connection with the proposed Merger. Furthermore, certain holders of Series B Preferred Stock have waived dissenters rights under the Voting Agreement.

Holders of Series C Preferred Stock are entitled to dissenters rights in connection with the proposed Merger; however, as of the date of this proxy statement all shares of Series C Preferred Stock are owned by Merger Sub and Merger Sub will vote in favor of the adoption of the Merger Agreement and the approval of the Merger.

If the Merger Agreement and the related Plan of Merger are adopted and the Merger is completed, holders of Verticalnet’s Common Stock and Preferred Stock who voted against the adoption of the Merger Agreement will be treated the same as shareholders who voted for the adoption of the Merger Agreement and the related Plan of Merger and their shares will automatically be converted into the right to receive the merger consideration.

BENEFICIAL OWNERSHIP OF COMMON STOCK

Beneficial Ownership Table

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of November 16, 2007 for: (1) each director and named executive officer, (2) all directors executive officers as a group and (3) each shareholder we believe to own beneficially more than five percent of the outstanding Verticalnet common stock (this data is based upon the Schedules 13D or 13G filed with the SEC).

The following table sets forth the security ownership of certain beneficial owners and management.

	Aggregate
	Number of
	Shares		Total	Percent of
	Beneficially	Acquirable	Beneficial	Shares
Name	Owned(1)	Within 60 Days(2)	Ownership	Outstanding (3)

BravoSolution U.S.A., Inc.	307,589	0	307,589	19.1%
Gregory G. Schott	384	984	1,368	*
Nathanael V. Lentz	23,618	10,812	34,430	2%
Michael J. Hagan	98,707	716	99,423	6%
Vincent J. Milano	384	984	1,368	*
John N. Nickolas	384	984	1,368	*
Mark L. Walsh(4)	21,662	984	22,646	1%
Darryl E. Wash(5)(6)	15,661	1,252	16,913	1%
Jonathan T. Cohen	407	1,201	1,608	*
Christopher G. Kuhn	1,253	4,166	5,419	*

All directors and executive officers as a group (9 persons)	204,885	22,083	226,968

*	Represents less than 1% of Verticalnet’s outstanding common stock.

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)	Unless otherwise noted, reflects the number of shares that could be purchased by exercise of options available at November 16, 2007 or within 60 days thereafter under Verticalnet’s stock option plans or warrants that are currently exercisable.

(3)	Based on 1,610,845 shares of common stock outstanding at November 16, 2007.

(4)	Includes 200,000 shares of Series B Preferred Stock, on an as converted to Common Stock Basis, owned by Ruxton Ventures, LLC. Mr. Walsh is the Managing Partner of Ruxton Associates, LLC, which is the Managing Member of Ruxton Ventures, LLC.

(5)	Includes 1,957 shares owned by Ascend Ventures, LP. Mr. Wash is the managing partner of Ascend Ventures, LP. Mr. Wash disclaims beneficial ownership of these shares in their entirety.

(6)	Includes 12,637 shares owned by Halo-B2eMarkets, LLC. Mr. Wash is the managing member of Halo-B2eMarkets, LLC. Mr. Wash disclaims beneficial ownership of these shares in their entirety.

ADJOURNMENT OF THE SPECIAL MEETING

We may ask our shareholders to vote on a proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the Merger Agreement and the related Plan of Merger, and approve the Merger. We currently do not intend to propose adjournment at our special meeting if there are sufficient votes to adopt the Merger Agreement and the related Plan of Merger, and approve the Merger. If the proposal to adjourn our special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our capital stock present or represented by proxy and entitled to vote on the matter.

Our Board of Directors unanimously recommends that you vote FOR the adjournment of the special meeting, if necessary, to solicit additional proxies.

FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, there will be no public participation in any future meetings of the Company’s shareholders. If the Merger is not completed, however, shareholders will continue to be entitled to attend and participate in meetings of shareholders. If the Merger is not completed and assuming that the date of the 2008 annual meeting of shareholders is not more than 30 days before or after the anniversary date of the annual meeting of shareholders relating to our 2007 fiscal year, any shareholder who intends to present a proposal at the 2008 annual meeting of shareholders must deliver the proposal to the Secretary of Verticalnet at 400 Chester Field Parkway, Malvern, Pennsylvania 19355:

•	Not later than April 15, 2008, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; and

•	Not later than July 1, 2008, if the proposal is submitted outside the processes of Rule 14a-8 under the Securities and Exchange Act of 1934, in which case we are not required to include the proposal in our proxy materials.

In addition, our bylaws require that we be given advance notice of shareholder nominations for election to our Board of Directors. Such nominations for the 2008 annual meeting of shareholders, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by certified mail, return receipt requested to the Secretary, in accordance with our by-laws. Our by-laws also require that such notice contain certain additional information. Copies of our by-laws can be obtained without charge from the Secretary.

OTHER MATTERS

Other Business at Special Meeting

Our Board of Directors does not know of any other business that may be presented for consideration at the special meeting. If any business not described herein should come before the special meeting, the persons named in the enclosed proxy card will vote on those matters in accordance with their discretion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other information contain additional information about the Company. Shareholders may read and copy any reports, statements or other information filed by the Company at the SEC’s public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The Company’s SEC filings made electronically through the SEC’s EDGAR system are available to the public at the SEC’s website located at http://www.sec.gov.

A list of shareholders will be available for inspection by shareholders at the special meeting or any postponements thereof.

The SEC allows the Company to “incorporate by reference” information that it files with the SEC in other documents into this proxy statement. This means that the Company may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that the Company files later with the SEC may update and supersede the information incorporated by reference. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting. This proxy statement incorporates by reference the information set forth below that the Company has previously filed with the SEC and that is being delivered to you along with this proxy statement:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007; and

(c) Our Current Reports on Form 8-K, filed with the SEC on May 4, 2007, May 21, 2007 (other than the information furnished pursuant to Item 2.02 and the related exhibit), May 29, 2007, June 6, 2007, June 7, 2007, June 13, 2007, July 3, 2007, July 27, 2007, August 13, 2007, August 16, 2007 (other than the information furnished pursuant to Item 2.02 and the related exhibit) and October 31, 2007.

This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom or from whom it is unlawful to make such a proxy solicitation in such jurisdiction.

Shareholders should not rely on information other than that contained in or incorporated by reference in this proxy statement. The Company has not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated November [ ● ], 2007. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this proxy statement.

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
VERTICALNET, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate your vote, on the back of this card. Please return this card in the enclosed envelope as soon as possible. Your vote is important.

When you sign and return this proxy card, you:

Appoint Christopher G. Kuhn and Jonathan T. Cohen and each of them (or any substitutes they may appoint to take their place), as proxies to vote your shares as you have instructed on the reverse side of this card, at the Special Meeting to be held on [ • ], [ • ], [ • ] in the offices of Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, Pennsylvania, and at any adjournments or postponements of the meeting;

Authorize the proxies to vote, in their discretion, upon any other business properly presented at the Special Meeting; and

Revoke any previous proxy you may have signed.

(Continued and to be Signed and Dated on the Reverse Side)

VOTE BY INTERNET OR TELEPHONE OR MAIL
24 Hours a Day, 7 Days a Week

VERTICALNET, INC. 400 CHESTER FIELD PARKWAY MALVERN PA 19355
VOTE BY INTERNET - www.          .com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on          ,          , or the day before the meeting date, if the Special Meeting is adjourned or postponed. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800- -

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on , , or the day before the meeting date, if the Special Meeting is adjourned or postponed. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Verticalnet, Inc., c/o , , , .

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VERTICALNET, INC.

VERTICALNET’S BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSALS.

Vote On Proposal		For	Against	Abstain

PROPOSAL 1	PROPOSAL TO ADOPT THE AGREEMENT OF MERGER, DATED AS OF OCTOBER 25, 2007 AMONG VERTICALNET, INC., BRAVOSOLUTION, S.P.A., AND BRAVOSOLUTION U.S.A., INC. AND THE RELATED PLAN OF MERGER, AND TO APPROVE THE MERGER	☐	☐	☐
PROPOSAL 2	PROPOSAL TO ADOPT THE ADJOURNMENT OF THE MEETING, IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE AGREEMENT OF MERGER, AND RELATED PLAN OF MERGER, AND TO APPROVE THE MERGER.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special Meeting and at any postponement or adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS. IF ANY OTHER MATTER COMES BEFORE THE SPECIAL MEETING, THE PROXIES WILL VOTE THIS PROXY IN THEIR DISCRETION ON SUCH MATTER.

Please sign exactly as your name appears herein. If shares are held by joint owners, both must sign. When signing as an attorney, executor, administrator, trustee, or guardian, give your full title as such. If shares are held by a corporation, the corporation’s president or other authorized officer must sign using the corporation’s full name. If shares are held by a partnership, an authorized person must sign using the partnership’s full name.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED SELF-ADDRESSED STAMPED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annex A

Merger Agreement

AGREEMENT AND PLAN OF MERGER
by and among
BRAVOSOLUTION S.P.A.,
BRAVOSOLUTION U.S.A., INC.,
and
VERTICALNET, INC.
Dated as of October 25, 2007

A-i

A-ii

Page

ARTICLE 8 CONDITIONS PRECEDENT		A-35
Section 8.01	Conditions to the Merger	A-35
Section 8.02	Conditions to the Obligations of Parent and Merger Sub	A-35
Section 8.03	Conditions to the Obligations of the Company	A-36
Section 8.04	Frustration of Closing Conditions	A-36
ARTICLE 9 TERMINATION		A-37
Section 9.01	Termination	A-37
Section 9.02	Effect of Termination	A-38
Section 9.03	Fees and Expenses	A-38
Section 9.04	Amendment	A-39
Section 9.05	Extension; Waiver	A-39
ARTICLE 10 MISCELLANEOUS		A-39
Section 10.01	Survival	A-39
Section 10.02	Successors and Assigns	A-40
Section 10.03	Governing Law; Jurisdiction; Remedies	A-40
Section 10.04	Severability; Construction	A-41
Section 10.05	Notices	A-41
Section 10.06	Entire Agreement	A-42
Section 10.07	Parties in Interest	A-42
Section 10.08	Section and Paragraph Headings	A-42
Section 10.09	Counterparts	A-42
Section 10.10	Definitions	A-42
EXHIBITS
Exhibit A	Plan of Merger
Exhibit B	Series C Preferred Stock Purchase Agreement
Exhibit C	Statement of Designation
Exhibit D	Voting Agreement
Exhibit E	Employment Agreement
Exhibit F	Release
Exhibit G	Radcliffe Waiver
SCHEDULES
Company Disclosure Schedule

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 25, 2007 (this “Agreement”), by and among BravoSolution S.p.A., a corporation organized under the laws of Italy (“Parent”), BravoSolution U.S.A., Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Verticalnet, Inc., a Pennsylvania corporation (the “Company”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) approved and adopted this Agreement and the related Plan of Merger (the “Plan of Merger”; in substantially the form attached hereto as Exhibit A), (ii) resolved to recommend that the shareholders of the Company approve this Agreement and the related Plan of Merger, and (iii) declared fair and in the best interest of the Company and its shareholders this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to the terms of this Agreement, at the Closing, by virtue of the Merger and without any action by the holder thereof, (i) each outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares held directly or indirectly by the Company, Parent or Merger Sub, will be converted into the right to receive $2.56 per share in cash, without interest (the “Common Consideration”), and (ii) each outstanding share of the Company’s Series B Preferred Stock (the “Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time, other than shares held directly or indirectly by the Company, will be converted into the right to receive either $0.38750 or $0.26875 per share in cash (in accordance with Section 1.09 below), without interest (the “Series B Consideration” and, together with the Common Consideration, the “Merger Consideration”);

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have approved the Merger, this Agreement and the Plan of Merger;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, Merger Sub has agreed that on October 31, 2007 it will acquire from the Company, pursuant to the terms of a Stock Purchase Agreement, to be dated as of such date, by and between the Company and Merger Sub, in substantially the form attached hereto as Exhibit B (the “Series C Preferred Stock Purchase Agreement”), 322,007 shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”) having the rights, preferences, privileges and limitations set forth in the Description and Designation of Series C Preferred Stock attached as Exhibit A to the Statement with Respect to Shares of Series C Preferred Stock of the Company to be dated as of such date, in substantially the form attached hereto as Exhibit C (the “Statement of Designation”), at an aggregate subscription price of $824,337.92 (the “Series C Purchase Price”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent and Merger Sub’s willingness to enter into this Agreement, certain holders of the Company’s capital stock (representing on the date hereof approximately 28% of the Company’s outstanding voting securities (but without taking into account the issuance of the Series C Preferred Stock)), have entered into a voting agreement with the Company, in substantially the form attached hereto as Exhibit D (the “Voting Agreement”), pursuant to which, in accordance with the terms and subject to the conditions set forth therein, each such holder has agreed, among other things, to vote such holder’s Shares in favor of the adoption of this Agreement in accordance with and subject to the terms set forth in the Voting Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Chief Executive Officer of the Company, Nathanael Lentz, has agreed to (i) enter into a new employment agreement with the Company, in substantially the form attached hereto as Exhibit E (the “Employment Agreement”), but which shall only go into effect immediately prior to the Effective Time, and (ii) enter into a mutual release agreement with the Company, in substantially the form attached hereto as Exhibit F (the “Release”), but which shall only go into effect immediately prior to the Effective Time;

WHEREAS, concurrently with the execution and delivery of this Agreement, a duly authorized signatory of Radcliffe SPC, Ltd. (“Radcliffe”) delivered to the Company and Parent a waiver (in substantially the form attached hereto as Exhibit G) (the “Radcliffe Waiver”) of any rights Radcliffe may have to any portion of the Series C Purchase Price; and

WHEREAS, this Agreement is intended to constitute the plan of merger required by Section 1922 of the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”) for the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

THE MERGER

Section 1.01  The Merger.  Upon the terms and subject to the conditions hereof, in accordance with the PBCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease by virtue of the Merger, and the Company, as the surviving corporation in the Merger (the “Surviving Corporation”), shall by virtue of the Merger continue its existence under the Laws of the Commonwealth of Pennsylvania.

Section 1.02  Closing.  Unless this Agreement shall have been terminated pursuant to the provisions of Section 9.01, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. (Eastern Time) on the seventh Business Day after the satisfaction or waiver (subject to applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing) set forth in Article 8, unless another time or date is agreed to in writing by the parties hereto (the date of the Closing, the “Closing Date”). The Closing shall be held at the offices of Greenberg Traurig, LLP, The Met Life Building, 200 Park Avenue, New York, New York, unless another place is agreed to in writing by the parties hereto.

Section 1.03  Effective Time.  On the Closing Date, the parties shall file with the Department of State of the Commonwealth of Pennsylvania the Articles of Merger (the “Articles of Merger”). The Merger shall become effective at such time as the Articles of Merger have been accepted for record by the Department of State of the Commonwealth of Pennsylvania or at such subsequent date and time as Parent and the Company shall agree and as shall be specified in the Articles of Merger in accordance with the relevant provisions of the PBCL (the date and time the Merger becomes effective being the “Effective Time”).

Section 1.04  Effect of the Merger.  From and after the Effective Time, the Merger shall have the effects set forth in Section 1929, and any other applicable provisions, of the PBCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, license, authority and franchises of the Company and Merger Sub shall vest entirely in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

Section 1.05  Articles of Incorporation.  At the Effective Time, the articles of incorporation of the Company shall be amended and restated to read in its entirety as the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and as so amended shall be the articles of incorporation of the Surviving Corporation after the Effective Time, until thereafter amended as provided therein or by applicable Law.

Section 1.06  Bylaws.  The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until thereafter amended as provided therein or by applicable Law.

Section 1.07  Directors; Officers.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and, unless otherwise directed in writing by Parent, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified or until their death, resignation or removal in accordance with the PBCL and the certificate of incorporation and bylaws of the Surviving Corporation.

Section 1.08  Effect on Common Stock and Series C Preferred Stock .  At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

(a) Each share of Company Common Stock held by the Company as treasury stock and each share of Company Common Stock and (when issued) Series C Preferred Stock owned directly or indirectly by Parent or Merger Sub immediately prior to the Effective Time, if any, shall be canceled and retired and shall cease to exist, and no payment or distribution shall be made or delivered with respect thereto.

(b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including any such shares issued upon conversion of (when issued) the Series C Preferred Stock or the Series B Preferred Stock (as hereinafter defined) as set forth in Section 1.09, but excluding shares cancelled pursuant to Section 1.08(a)) shall be converted into the right to receive the Common Consideration, without interest and subject to any required Tax withholding. Each such share shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented such share (a “Common Stock Certificate”) shall thereafter cease to have any rights with respect to such share, except the right to receive the Common Consideration, without interest and subject to any required Tax withholding.

(c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

(d) If prior to the Effective Time, the Company should split, combine or otherwise reclassify any of the Shares, or pay a stock dividend or other stock distribution in any of the Shares, or otherwise change any of the Shares into any other securities, or make any other such stock dividend or distribution in capital stock of the Company in respect of any of the Shares, then the Merger Consideration payable for any of such Shares pursuant to this Section 1.08 or to Section 1.09 will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

Section 1.09  Effect on Series B Preferred Stock.  At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

(a) Each share of Series B Preferred Stock held by the Company as treasury stock and each share of Series B Preferred Stock owned directly or indirectly by Parent or Merger Sub immediately prior to the Effective Time, if any, shall be canceled and retired and shall cease to exist, and no payment or distribution shall be made or delivered with respect thereto.

(b) Each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time and held by the Investor Purchasers (as such term is defined in the Company’s Description and Designation of Series B Preferred Stock) shall be cancelled and automatically converted into the right to receive $0.38750 per share in cash, without interest and subject to any required Tax withholding.

(c) Each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time and held by the Non-Investor Purchasers (as such term is defined in the Company’s Description and Designation of Series B Preferred Stock) shall be cancelled and automatically converted into the right to receive $0.26875 per share in cash, without interest and subject to any required Tax withholding.

(d) Each such share of Series B Preferred Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented such share (a “Series B Certificate”) shall thereafter cease to have any rights with respect to such share, except the right to receive the Series B Consideration, without interest and subject to any required Tax withholding.

Section 1.10  Treatment of Options, Warrants and RSUs.

(a) Except as provided on Schedule 1.10(a) of the Company Disclosure Schedule, each option (a “Company Option”) granted under the Company’s Amended and Restated 1996 Equity Compensation Plan, Tigris Corporation 1998 Stock Option Program, Verticalnet, Inc. 1999 Equity Compensation Plan, 1999 Isadra Nonqualified Plan, Atlas Commerce 1999 Long Term Incentive Plan, Equity Compensation Plan for Employees (1999), 2000 Equity Compensation Plan, 1999 Long Term Incentive Plan and 2006 Omnibus Equity Company Compensation Plan (collectively, the “Company Plans”), warrant (a “Company Warrant”), and restricted stock unit (an “RSU”, and together with the Company Options and the Company Warrants, the “Company Securities”) to purchase shares of Company Common Stock, to the extent outstanding and unexercised immediately prior to the Effective Time (whether vested or unvested), will at the Effective Time be cancelled and the holder of such Company Security will, in full settlement of such Company Security, receive from the Company an amount (without interest and subject to any required Tax withholding), if any, in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise or conversion price per share of Company Common Stock underlying such Company Security multiplied by (ii) the number of shares of Company Common Stock subject to such Company Security; provided that the aggregate amount of such payment shall be rounded down to the nearest whole cent. If the applicable exercise or conversion price of any Company Security equals or exceeds the Merger Consideration, such Company Security shall be cancelled without payment of additional consideration, and all rights with respect to such Company Security shall terminate as of the Effective Time. Parent shall pay, or shall cause the Surviving Corporation to pay, the consideration payable under this Section 1.10 in respect of each Company Security as soon as practicable following the Effective Time. The holders of Company Securities shall have no further rights in respect of any Company Securities from and after the Effective Time.

(b) Prior to the Effective Time, the Company shall (i) adopt such resolutions and take such other actions as are necessary in order to effectuate the actions contemplated by Section 1.10(a) prior to the Effective Time, and (ii) use commercially reasonable best efforts to adopt such resolutions and take such other actions as are necessary in order to terminate each Company Plan or other agreement or instrument representing Company Securities (an “Instrument”), in each case without paying any consideration or incurring any debts or obligations on behalf of the Company, Parent or the Surviving Corporation other than as set forth in Section 1.10(a); provided that such resolutions and actions shall expressly be conditioned upon the consummation of the Merger and the other transactions contemplated hereby and shall be of no effect if this Agreement is terminated.

ARTICLE 2

EXCHANGE OF CERTIFICATES

Section 2.01  Exchange Fund.  At or prior to the Effective Time, Parent shall deposit with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Exchange Agent”), in trust for the benefit of holders of Shares and Company Securities (in each case which are not to be cancelled pursuant to Sections 1.08(a), 1.09 and 1.10), for exchange in accordance with Sections 1.08, 1.09 and 1.10, the cash to be paid pursuant to this Agreement in exchange for outstanding Shares and Company Securities. Any cash deposited with the Exchange Agent, and any interest or other distributions thereon, shall hereinafter be referred to as the “Exchange Fund.”

Section 2.02  Exchange Procedures.  As promptly as practicable after the Effective Time, the Exchange Agent will send to each record holder of a Certificate or Instrument, (a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Instruments shall pass, only upon delivery of the Certificates or Instruments to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (b) instructions for use in effecting the surrender of the Certificates or Instruments in exchange for the Merger Consideration. As soon as reasonably practicable after the Effective Time, each holder of a Certificate or Instrument, upon surrender of a Certificate or Instrument to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor a check in the amount equal to the per share cash amount of the Merger Consideration (after giving effect to any required Tax withholdings) with respect to which the holder of such Certificates or such Instruments is entitled under

Sections 1.08, 1.09 or 1.10, as appropriate. The Exchange Agent shall accept such Certificates or Instruments upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or will accrue on any cash payable upon due surrender of the Certificates or Instruments. In the event of a transfer of ownership of Shares or Company Securities that is not registered in the transfer records of the Company, the Merger Consideration with respect to such Shares or Company Securities shall be paid to such a transferee only if the Certificate or Instrument representing such Shares or Company Securities is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer or other Taxes have been paid.

Section 2.03  No Further Ownership Rights in Shares and Company Securities.  The Merger Consideration paid upon conversion or exchange of Shares or Company Securities in accordance with the terms of Article 1 and this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares or Company Securities.

Section 2.04  Termination of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed to the holders of Certificates or Instruments for six (6) months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates or Instruments who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation and Parent (subject to abandoned property, escheat or other similar laws) for the Merger Consideration with respect to the Shares or Company Securities formerly represented thereby to which such holders are entitled pursuant to Sections 1.08, 1.09 and 1.10.

Section 2.05  No Liability.  None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.06  Lost Certificates or Instruments.  If any Certificate or Instrument shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate or Instrument to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate or Instrument or other documentation (including an indemnity in customary form) reasonably requested by Parent, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate or Instrument the applicable Merger Consideration with respect to the Shares or Company Securities formerly represented thereby.

Section 2.07  Withholding Rights.  Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares or Company Securities and any such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (“Treasury Regulations”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Company Securities in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

Section 2.08  Further Assurances.  At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 2.09  Stock Transfer Books.  At the close of business, New York time, on the day the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares or Company Securities thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates and Instruments shall cease to have any rights with respect to such Shares or Company Securities formerly represented thereby, except as otherwise provided herein or by applicable Law. On or after the Effective Time, any Certificates or Instruments presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the Shares or Company Securities formerly represented thereby in accordance with Sections 1.08, 1.09 and 1.10.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in reasonable detail in (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Form 10-K”) filed with the SEC on April 2, 2007 and any amendments thereto filed with the SEC prior to the date of this Agreement (other than disclosures in the “Risk Factors” sections thereof or any such disclosures included in such filings that are cautionary, predictive or forward-looking in nature) (it being agreed that such disclosures shall not be exceptions to Sections 3.04, 3.05 and 3.06(a)), or (ii) the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection only to the extent that the relevance of such item is reasonably apparent; provided that no such disclosure shall be deemed to qualify Section 3.09(a)(i) or Section 5.01 unless expressly set forth in Section 3.09(a)(i) or Section 5.01, as applicable, of the Company Disclosure Schedule), the Company hereby represents and warrants to Parent and Merger Sub that:

Section 3.01  Corporate Organization.  Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power to own its properties and assets and to conduct its business as now conducted. Copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, together with all amendments thereto to the date hereof (the “Company Organizational Documents”) and the organizational documents of each Subsidiary of the Company, with all amendments thereto to the date hereof, have been made available to Parent, and such copies are accurate and complete as of the date hereof.

Section 3.02  Qualification to Do Business.  Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or partnership (as the case may be) and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.03  No Conflict or Violation.  The execution, delivery and performance by the Company of this Agreement does not and will not (a) violate or conflict with any provision of any Company Organizational Documents or any of the organizational documents of the Subsidiaries of the Company, (b) assuming compliance with the matters referenced in Section 3.04(a)-(c) and receipt of the Company Shareholder Approval, violate any provision of applicable Law, or (c) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject or result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of either of the Company or any of its Subsidiaries or result in or give to others any rights of cancellation, modification, amendment, acceleration, revocation or suspension of any of such note, bond, mortgage, indenture, lease, license, contract, agreement, instrument or obligation thereunder, or of any Licenses and Permits, except with respect to clauses (b) and (c), for any violations, breaches, conflicts or other occurrences which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.04  Consents and Approvals.  No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company or its Subsidiaries of their obligations hereunder or thereunder, except for: (a) applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the rules and regulations of NASDAQ; and (b) the consents, waivers, authorizations or approvals of any Governmental Entity set forth on Section 3.04 of the Company Disclosure Schedule.

Section 3.05  Authorization and Validity of Agreement.  The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Plan of Merger, the Voting Agreement, the Statement of Designation (when filed in accordance with the terms of the Series C Preferred Stock Purchase Agreement), the Employment Agreement, the Radcliffe Waiver and all agreements and instruments related thereto (collectively, the “Transaction Documents”) and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents by the Company and the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Company Board and all other necessary corporate action on the part of the Company, other than the approval and adoption of this Agreement by the affirmative vote of a majority of votes cast by all shareholders of the Company entitled to vote thereon at a meeting at which a quorum is present (the “Company Shareholder Approval”), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (subject to the filing of the Statement of Designation (when filed in accordance with the terms of the Series C Preferred Stock Purchase Agreement)). This Agreement and each of the other Transaction Documents have been duly and validly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub and the other parties thereto (as applicable), shall constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at Law) and (c) an implied covenant of good faith and fair dealing.

Section 3.06  Capitalization and Related Matters.

(a) The authorized capital stock of the Company consists of 120,000,000 shares of Company Common Stock and 35,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). On the date hereof:

(i) 1,617,625 shares of Company Common Stock are issued and outstanding, including 6,780 restricted shares of Company Common Stock (“Restricted Stock”),

(ii) 8,700,000 shares of Company Preferred Stock are issued and outstanding, all of which are designated Series B Preferred Stock,

(iii) 1,173 shares of Company Common Stock are held by the Company as treasury shares; no shares of Company Preferred Stock are held by the Company as treasury shares,

(iv) an aggregate of 112,427 shares of Company Common Stock are reserved and available for issuance pursuant to the Company Plans, and of such shares

(A) 70,953 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Options, and

(B) 6,780 shares of Company Common Stock are subject to issuance pursuant to outstanding Restricted Stock and RSU grants, and

(v) an aggregate of 1,385,178 shares of Company Common Stock are reserved and available for issuance upon the exercise of Company Warrants.

Other than the Company Plans, there is no plan or other Contract providing for the grant of options, securities or other rights exercisable or exchangeable for or into shares of Company Common Stock by the Company or any of its Subsidiaries. No shares of Company Common Stock are owned by any Subsidiary of the Company.

Section 3.06(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof, of (x) all outstanding Company Options, the number of shares of Company Common Stock (or other capital stock) subject thereto, the grant dates, expiration dates and exercise prices thereof, the names of the holders thereof and whether or not each holder is a current employee of the Company or any of its Subsidiaries and whether or not such Company Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, (y) all outstanding shares of Restricted Stock and RSUs, the number of shares of Company Common Stock (or other capital stock) subject thereto (as applicable), the grant dates, the dates any forfeiture or repurchase conditions lapse, any repurchase prices and the names of the holders thereof and whether or not each holder is a current employee of the Company or any of its Subsidiaries and (z) all outstanding Company Warrants, the number of shares of Company Common Stock (or other capital stock) subject thereto, the issuance dates, the maturity or expiration dates, the exercise or conversion prices and the names of the holders thereof. All outstanding Company Stock Options, shares of Restricted Stock and RSUs are evidenced by written award agreements, in each case in the forms set forth in Section 3.01(a) of the Company Disclosure Schedule, and no award agreement relating to any outstanding Company Stock Option, Restricted Stock or RSU contains terms that are inconsistent with such forms. Copies of all Instruments evidencing Company Warrants have been made available to Parent prior to the date hereof.

(b) On the date hereof, no shares of capital stock of, or other equity or voting interests in, the Company, or any securities convertible into, or exchangeable for, any such stock, interests or securities, or any options, warrants, shares of deferred stock, restricted stock awards, stock appreciation or depreciation rights, dividend equivalent rights, “phantom” stock awards or other calls or rights to acquire or receive any such stock, interests or securities, or other rights that are linked in any way to the value of the Company Common Stock or the value of the Company or any part thereof, were issued, reserved for issuance or outstanding. Except as expressly permitted under Section 5.01(a)(i) of this Agreement, since the date hereof, there have been no issuances by the Company of shares of capital stock of, or other equity or voting interests in, the Company, or any securities convertible into, or exchangeable for, any such stock, interests or securities, or any options, warrants, shares of deferred stock, restricted stock awards, restricted stock unit awards, stock appreciation or depreciation rights, dividend equivalent rights, “phantom” stock awards or other calls or rights to acquire or receive any such stock, interests or securities, or other rights that are linked in any way to the value of the Company Common Stock or the value of the Company or any part thereof.

(c) All outstanding shares of capital stock of the Company are, and all shares which are issuable pursuant to the Company Plans shall be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call or put option, right of first offer or refusal, preemptive right, subscription right or any similar right under any provision of the PBCL, the Company Organizational Documents or any Contract to which the Company is a party or otherwise bound. Except as set forth in Section 3.06(a), there are no (i) bonds, debentures, notes or other evidences of indebtedness of the Company or any of its Subsidiaries and (ii) securities or other instruments or obligations of the Company or any of its Subsidiaries, in each case, the value of which is based upon or derived from any capital stock of, or other equity or voting interest in, the Company or which has or which by its terms may have at any time (whether actual or contingent) the right to vote (or which is convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (whether generally in the election of Company directors or in respect of any other matter for which holders of Company Common Stock are entitled to vote as a matter of Law or pursuant to the Company Organizational Documents). Except as set forth in Section 3.06(a), there are no securities, options, warrants, calls, rights or Contracts of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or Contract. With respect to the Company Options, (A) each Company Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (B) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (C) each such grant was made in accordance with the terms of the Company Plans, the Exchange Act and all other applicable Laws and regulatory rules or requirements, including the rules of NASDAQ, (D) the per share exercise price of each Company Option was not less than the fair market value of a share of Company Common Stock on the applicable date of grant of such Company Option and (E) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Reports in accordance with the Exchange Act and all other applicable Laws. Except as set forth in Section 3.06(a) and except for the outstanding shares of Restricted Stock and RSUs or except pursuant to the cashless exercise, if any, or Tax withholding provisions under which the Company Options, Restricted Stock and RSUs were granted, there are no outstanding contractual or other obligations of the Company or any of its Subsidiaries to (I) repurchase, redeem or otherwise acquire any shares of capital stock of, o r other equity or voting interests in, the Company or any of its Subsidiaries or (II) vote or dispose of any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any voting agreements with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries and, to the Company’s Knowledge, there are no irrevocable proxies and no voting agreements or voting trusts with respect to any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. All outstanding Company Securities may by their terms be treated in accordance with Sections 1.08, 1.09 and 1.10.

(d) The Company has registered the Company Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act and all NASDAQ requirements for the continued listing and quotation of the Company Common Stock on the NASDAQ, including applicable corporate governance requirements. On August 31, 2007, the Office of General Counsel of the NASDAQ Listing Qualifications Hearings issued a final written decision granting the Company’s request for continued listing on the NASDAQ, and, to the Company’s Knowledge, there is no threat of the termination or discontinuance of the eligibility of the Common Stock for such listing.

(e) No appraisal or dissenters rights are available to the holders of the Shares pursuant to Section 1571 of the PBCL.

Section 3.07  Subsidiaries.  Each Subsidiary of the Company is listed on Exhibit 21 of the Form 10-K. Other than such Subsidiaries, neither the Company nor any of its Subsidiaries, directly or indirectly, owns or holds any rights to acquire, any capital stock or any other securities, interests or investments in any other Person.

Section 3.08  Company SEC Reports.

(a) Since December 31, 2003, the Company and its Subsidiaries have filed or furnished, as applicable, on a timely basis, each registration statement, prospectus, definitive proxy statement or information statement, form, report, schedule and other document (together with all amendments thereof and supplements thereto) required to be filed by the Company pursuant to the Exchange Act or the Securities Act or comparable foreign Law or regulation with the SEC or any comparable foreign regulatory authority or exchange (as such documents have since the time of their filing been amended or supplemented, the “Company SEC Reports”). As of their respective dates, after giving effect to any amendments or supplements thereto filed prior to the date hereof, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Company SEC Reports, at the time of its filing, complied, or if not yet filed, when so filed will comply, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder, applicable to the Company SEC Reports. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Reports, and (ii) to the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing review, comment or investigation by the SEC. None of the Subsidiaries of the Company are, or have been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

(b) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments (that will not be material) and the absence of complete footnotes) the consolidated financial position of the Company or its predecessor and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

Section 3.09  Absence of Certain Changes or Events.

(a) Since June 30, 2007, there has not been:

(i) any Company Material Adverse Effect;

(ii) any loss, damage, destruction or other casualty to the material assets or properties of either of the Company or any of its Subsidiaries;

(iii) any material change in any method of accounting or accounting practice of either of the Company or any of its Subsidiaries except for any such change required by reason of a concurrent change in GAAP; or

(iv) any loss of the employment, services or benefits of the chief executive officer of the Company and members of the Company’s senior management who report directly to such chief executive officer.

(b) Since June 30, 2007, each of the Company and each of its Subsidiaries has operated in the ordinary course of its business and consistent with past practice and has not:

(i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise);

(ii) failed to discharge or satisfy any Lien or pay or satisfy any material obligation or liability (whether absolute, accrued, contingent or otherwise), other than Permitted Liens and liabilities being contested in good faith and for which adequate reserves have been provided;

(iii) mortgaged, pledged or subjected to any Lien (other than Permitted Liens) any of its material assets, properties or rights;

(iv) sold or transferred any of its material assets, or cancelled any material debts or claims or waived any material rights;

(v) disposed of any patents, trademarks or copyrights or any patent, trademark or copyright applications;

(vi) defaulted on any material obligation;

(vii) granted any increase in the compensation or benefits of its key employees other than increases in the ordinary course of business not exceeding 2% of the key employee’s annual compensation then in effect or entered into any employment, change of control, retention or severance agreement or arrangement with any of them;

(viii) contractually committed to make any capital expenditure for any periods after the date hereof or additions to property, plant and equipment used in its operations other than ordinary repairs and maintenance in excess of $50,000 in the aggregate;

(ix) laid off any significant number of its employees;

(x) received notice from any domestic or international distributor of its intention to terminate its relationship or contract with the Company or any of its Subsidiaries or had any such relationship or contract terminated by any such distributor;

(xi) discontinued the offering or the development of any material services or product;

(xii) incurred any obligation or liability for the payment of severance benefits;

(xiii) declared, paid, or set aside for payment any dividend or other distribution in respect of any shares of its or its Subsidiaries’ capital stock, membership interests or other securities, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its or its Subsidiaries’ capital stock, membership interests or other securities, or agreed to do so;

(xiv) made or suffered any amendment or termination of any Customer Contract, modified or waived any material debts or claims held by it, other than in the ordinary course, or waived any right of material value, whether or not in the ordinary course;

(xv) made any payment to any shareholder or other Affiliate of the Company with respect to any indebtedness owed to such shareholder or other Affiliate; or

(xvi) entered into any agreement or made any commitment to do any of the foregoing.

Section 3.10  Tax Matters.

(a) (i) The Company and each of its Subsidiaries has filed when due with the appropriate governmental entities all Tax Returns it was required by applicable Law to file; (ii) all such Tax Returns are true, correct and complete in all material respects; (iii) the Company and each of its Subsidiaries has timely paid all Taxes (except for Taxes which are being contested in good faith by appropriate proceedings) due with respect to the taxable periods covered by such Tax Returns and all other Taxes due and owing by the Company and its Subsidiaries (whether or not shown on any tax return); and (iv) any liability of the Company or any of its Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company in accordance with GAAP.

(b) The Company has delivered or made available to Parent correct and complete copies of all federal, state, local and foreign Income Tax Returns filed by the Company or any of its Subsidiaries since May 31, 2002.

(c) There is no material Action now pending with respect to the Company or any of its Subsidiaries in respect of any Tax, nor has any material claim for additional Tax been asserted in writing by any taxing authority since May 31, 2002. Since May 31, 2002, no claim has been made in writing by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d) (i) There is no outstanding request for any extension of time for the Company or any of its Subsidiaries to pay any Taxes or file any Tax Returns; (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries that is currently in force; and (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax-sharing, Tax indemnity, Tax allocation, pre-filing, or advance pricing agreement or similar arrangements, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters.

(e) The Company and each of its Subsidiaries has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Neither the Company nor any of its Subsidiaries has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code or under any comparable state or local Tax provision.

(h) None of the Company nor any of its Subsidiaries shall be required to include in a taxable period ending after the Closing taxable income attributable to income that accrued in a prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local Tax Law, or for any other reason.

(i) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) There is no material Lien, other than a Permitted Lien, affecting any of the assets, properties or rights of the Company and its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax.

(k) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Code § 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (ii) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(l) Neither the Company nor any of its Subsidiaries (i) is a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, or (ii) owns a single member limited liability company which is treated as a disregarded entity.

(m) Neither the Company nor any of its Subsidiaries has entered into any transaction identified as a “reportable transaction” or “listed transaction” for purposes of Code Section 6707A(c) or Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(l) None of the Subsidiaries is an expatriated entity (as defined in Section 7874(a)(2)(A) of the Code) or a surrogate foreign corporation (within the meaning of Section 7874(a)(2)(B) of the Code).

Section 3.11  Absence of Undisclosed Liabilities; Closing Indebtedness; and Company Transaction Expenses.

(a) There are no material liabilities or obligations of the Company or any Subsidiary thereof of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could be reasonably expected to result in such a liability or obligation, other than (a) liabilities or obligations disclosed and provided for in the consolidated balance sheet of the Company as of June 30, 2007 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period then ended or (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2007. Neither of the Company or any of its Subsidiaries is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obliged in any other way to provide funds in respect of, or to guarantee or assume, any material debt, obligation or dividend of any Person.

(b) Section 3.11(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $50,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement. For purposes of this Section 3.11(b), “indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person or creditors for raw materials, inventory, services and supplies incurred in the ordinary course of business), (vi) all capitalized lease obligations of such Person, (vii) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (ix) all letters of credit issued for the account of such Person, and (x) all guarantees and arrangements having the economic effect of a guarantee by such Person of any indebtedness of any other Person. All of the outstanding indebtedness of the type described in this Section 3.11(b) of the Company or any of its Subsidiaries may be prepaid by the Company or its Subsidiary at any time without the consent or approval of, or prior notice to, any other Person, and without payment of any premium or penalty.

(c) The aggregate amount of all out-of-pocket costs and expenses, including the fees and expenses of lawyers, accountants, financial advisors, consultants and other advisors, incurred by the Company in connection with the entering into of this Agreement and the other Transaction Documents and the carrying out of any and all acts contemplated hereunder and thereunder (“Company Transaction Expenses”) shall not exceed $500,000, unless any excess over $500,000 is directly attributable to all such out-of-pocket costs and expenses that are incurred by the Company in connection with the review by the SEC of, and clearance of all SEC comments on, the Proxy Statement.

Section 3.12  Real Property.

(a) Neither the Company nor any of the Subsidiaries has ever held fee ownership of any real property. Section 3.12(a) of the Company Disclosure Schedule sets forth a list of all leases, licenses (for real property), subleases and occupancy agreements, together with all amendments thereto, in which either of the Company or its Subsidiaries has a leasehold interest or similar occupancy rights, whether as lessor or lessee (each, a “Lease” and collectively, the “Leases”; the property covered by Leases under which either of the Company or its Subsidiaries is a lessee is referred to herein as the “Leased Real Property”). Neither the Company nor any of its Subsidiaries is a party to any Contract (other than a Lease) with the lessor of any of the Leased Real Properties, which gives such lessor any right to terminate or adversely alter the terms of the Lease to which such lessor is a party. The Company or its Subsidiaries enjoys peaceful and undisturbed possession of, the Leased Real Property pursuant to the Leases. No option has been exercised under any of such Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has made available to Parent with the corresponding Lease. The transactions contemplated by this Agreement do not require the consent or approval of the other party or parties to the Leases.

(b) With respect to each Lease, (i) such Lease is in full force and effect, (ii) all rents, required deposits and additional rents due to date pursuant to each Lease have been paid in full, (iii) the Company has not prepaid rent or any other amounts due under a Lease more than thirty (30) days in advance, and (iv) no party has any rights of offset against any rents, required security deposits or additional rents payable under such Lease. As of the date hereof, no Lease has been materially modified or amended.

(c) None of the Leased Real Property is subject to any option, lease, sublease, license or other agreement granting to any Person or entity any right to the use, occupancy or enjoyment of such property or any portion thereof or to obtain title to all or any portion of such property.

(d) All material improvements, systems, equipment, machinery and fixtures on the Leased Real Property are in good operating condition and repair and generally are adequate and suitable in all material respects for the present and continued use, operation and maintenance thereof as now used, operated or maintained. All improvements on the Leased Real Property constructed by or on behalf of the Company or any Subsidiary were constructed, to the Knowledge of the Company, in compliance in all material respects with applicable Laws, ordinances and regulations affecting such Leased Real Property, including but not limited to the American with Disabilities Act.

(e) Each parcel of Leased Property is a separate lot for real estate tax and assessment purposes (and no other real property is included in such tax parcel), there are no Taxes, assessments, fees, charges or similar costs or expenses imposed by any Taxing Authority, association or other entity having jurisdiction over such real property or portion thereof (collectively, the “Real Estate Impositions”) that are delinquent, and there is no pending or threatened increase or special assessment or reassessment of any such Real Estate Impositions.

Section 3.13  Assets of the Company and its Subsidiaries.

(a) The assets, properties and rights of each of the Company and its Subsidiaries constitute all of the assets, properties and rights which are used in the operation of their business as currently conducted. There are no material assets, properties, rights or interests of any kind or nature that either of the Company or any of its Subsidiaries has been using, holding or operating in their business prior to the Closing that will not be used, held or owned by each of the Company or its Subsidiaries immediately following the Closing.

(b) Each of the Company and its Subsidiaries has good and marketable fee simple title, free and clear of any Liens other than Permitted Liens, to, or a valid leasehold interest under enforceable leases in, all of its material assets, properties and rights.

Section 3.14  Intellectual Property.

(a) The Company and its Subsidiaries own all right, title and interest in and to, or have valid and enforceable licenses to use, possess, distribute and/or dispose of all the Intellectual Property, and such Intellectual Property represents all intellectual property rights necessary for the conduct of their business as and where conducted on the date hereof or contemplated to be conducted on the Closing Date or in relation to any product under development by the Company or any of its Subsidiaries. Neither the execution of this Agreement, or the other Transaction Documents nor the transactions contemplated hereby or thereby will affect any rights of the Company or its Subsidiaries with respect to the Intellectual Property. There are no conflicts with or infringements of any Intellectual Property by any third party, including by any current or former employee or consultant of the Company or any of its Subsidiaries. The conduct of the business of the Company and its Subsidiaries (as and where conducted on the date hereof or contemplated to be conducted on the Closing Date or in relation to any product under development by the Company or any of its Subsidiaries) does not conflict with, violate, misappropriate, misuse or infringe any proprietary or intellectual property right of any third party. There is no Action pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries: (a) alleging any such conflict, violation, misappropriation, misuse or infringement with any third party’s proprietary or intellectual property rights; or (b) challenging the Company’s or its Subsidiaries’ ownership or use of, or the validity or enforceability of any Intellectual Property.

(b) Section 3.14(b) of the Company Disclosure Schedule sets forth a complete and current list of all (i) registrations, certificates, applications, filings or other material documents issued by, filed with, or recorded by, any Governmental Entity pertaining to the Intellectual Property (“Registered Intellectual Property”) as of the date hereof and the owner of record, date of application or issuance, and relevant jurisdiction as to each and (ii) any works of authorship in which Company has material, unregistered copyrights (e.g., software applications developed by or on behalf of the Company). All Registered Intellectual Property is owned by the Company and/or its Subsidiaries, free and clear of all Liens other than Permitted Liens. All Registered Intellectual Property is valid, subsisting, unexpired, and all renewal fees and other maintenance fees that have fallen due on or prior to the Closing have been paid, and, except as set forth on Section 3.14(b) of the Company Disclosure Schedule, no actions or fees of any kind are due within 120 days of the Closing Date. No Registered Intellectual Property is the subject of any Action before any governmental, registration or other authority in any jurisdiction. The consummation of the transactions contemplated by this Agreement or any of the Transaction Documents will not (i) alter, impair or result in the termination of any Intellectual Property, or (ii) result in the creation of any material Lien with respect to any of the Intellectual Property owned or otherwise held by the Company or any of its Subsidiaries.

(c) Section 3.14(c) of the Company Disclosure Schedule sets forth a complete list of all agreements (whether written or oral) pertaining to Intellectual Property as of the date hereof, except for agreements pertaining to commercially available, off-the-shelf software which has a value of less than $2,000. The Company and its Subsidiaries are in compliance in all material respects with all agreements pertaining to the Intellectual Property, and are not under any obligation to pay royalties or other payments in connection with any agreement, nor restricted from assigning its rights respecting Intellectual Property, such rights including the right to sue and obtain damages for past and future infringements thereof, nor will the Company or its Subsidiaries otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any agreement relating to the Intellectual Property. Neither the Company nor its Subsidiaries is in material default of any such agreement.

(d) Neither the Company nor any of its Subsidiaries has made any claim of a violation, infringement, misuse or misappropriation by any third party (including any employee , former employee or consultant of the Company or its Subsidiaries) of its rights to, or in connection with, any Intellectual Property, which claim is pending. Except with respect to provisions consistent with the Company’s past practice in Software license agreements with customers of the Company made in the normal course of business, neither the Company nor any of its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property.

(e) The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property. All current and former employees, consultants, contractors and other third parties of the Company or its Subsidiaries who have contributed to the creation, design, review, evaluation or development of any Intellectual Property on behalf of the Company or any of its Subsidiaries have executed written agreements (i) requiring them to maintain the confidentiality of such Intellectual Property to the extent that it consists of confidential information and/or trade secrets; and (ii) disclosing to the Company or its Subsidiaries (as applicable) the creation of any inventions; and (iii) assigning to the Company or its Subsidiaries, as applicable, all right, title and interest in and to any inventions and any other Intellectual Property created by such employees or consultants in conjunction with their work for or on behalf of the Company. To the Knowledge of the Company, no such employee or consultant is in breach of any such agreements.

Section 3.15  Software.

(a) Section 3.15(a) of the Company Disclosure Schedule contains a complete and accurate list of all operating and applications computer software programs and databases used, manufactured, distributed, sold, licensed or marketed by the Company and its Subsidiaries, or which are under development by the Company and currently scheduled for release within six months from the date hereof, that are material to the conduct of their business (collectively, the “Software”). The Software listed on Section 3.15(a) of the Company Disclosure Schedule performs materially in accordance with the written specifications and documentation of the Company with respect to the specific Software sold or licensed by the Company to its end users, and to the Knowledge of the Company, no third party has asserted any claim of a breach of any warranty made, expressly or impliedly, by the Company. None of the Software nor any use thereof, conflicts with, infringes upon or violates any intellectual property or other proprietary right of any other Person and, no Action with respect to any such infringement or violation is pending, or to the Knowledge of the Company, threatened.

(b) The Company and its Subsidiaries have not purchased any material amount of telecommunications equipment without procuring a software license for the imbedded software in such equipment nor is the Company or its Subsidiaries subject to any claim for failing to procure such a license.

(c) Section 3.15(c) of the Company Disclosure Schedule sets forth all software or other material that is distributed as “free software”, “open source software” or under a similar licensing or distribution model (“Open Source Materials”) that is included in any Software or other Intellectual Property owned by the Company or any of its Subsidiaries, or that is otherwise used by the Company or any of its Subsidiaries in any way, and describes the manner in which such Open Source Materials were used (such description shall include whether (and, if so, how) the Open Source Materials were modified and/or distributed by the Company or any of its Subsidiaries). Except as explicitly set forth in Section 3.15(c) of the Company Disclosure Schedule, the Company or any of its Subsidiaries has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, any Software or other Intellectual Property owned or licensed by the Company or any of its Subsidiaries; (ii) distributed Open Source Materials in conjunction with any Software or other Intellectual Property owned or licensed by the Company or any of its Subsidiaries; or (iii) used Open Source Materials that create, or purport to create, obligations for the Company or any of its Subsidiaries with respect to any of its/their Software or Intellectual Property rights or grant, or purport to grant, to any third party, any rights or immunities under any Software or Intellectual Property (including using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) be licensed for the purpose of making derivative works, or (C) be redistributable at no charge).

(d) The Software is free of all viruses, worms, trojan horses and other material known contaminants and does not contain any bugs, errors or problems of a material nature that would disrupt its operation or have an adverse impact on the operation of other software programs or operating systems. The Company and its Subsidiaries have the right to use all software development tools, library functions, compilers, and other third party software that are material to the business of the Company or that are required to operate or modify the Software.

(e) Except pursuant to Software maintenance and license agreements with customers of the Company made in the normal course of business and as set forth on Section 3.15(e) of the Company Disclosure Schedule, the Company does not have any obligation owing to any third party to maintain, modify, improve or upgrade any of the Software.

(f) The Company has not disclosed the source code for any Software to any Person nor has the Company granted to any Person to use such source code, other than to those Persons identified in Section 3.15(f) of the Company Disclosure Schedule.

Section 3.16  Licenses and Permits.

(a) The Company and its Subsidiaries own or possess all right, title and interest in and to each of their respective material licenses, permits, franchises, registrations, authorizations and approvals issued or granted to any of the Company or its Subsidiaries by any Governmental Entity (the “Licenses and Permits”) and has taken all necessary action to maintain such Licenses and Permits. The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of the business of the Company and its Subsidiaries, and none of the operations of the Company or its Subsidiaries are being conducted in a manner that violates in any material respects any of the terms or conditions under which any License and Permit was granted.

(b) Each License and Permit has been duly obtained, is valid and in full force and effect, and no petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint, or Action seeking to revoke, reconsider the grant of, cancel, suspend, declare invalid or modify any of the Licenses and Permits is pending or, to the Knowledge of the Company, threatened before any Governmental Entity. No notices have been received by and, to the Knowledge of the Company, no claims have been filed against the Company or its Subsidiaries alleging a failure to hold any Licenses or Permits.

Section 3.17  Government Contracts.

(a) Neither the Company nor any of its Subsidiaries is a party to any Contracts with any Governmental Entity.

(b) Neither the Company nor any of its Subsidiaries has been suspended or debarred from bidding on Contracts or subcontracts for any Governmental Entity, nor, to the Knowledge of the Company, has any suspension or debarment action been threatened or commenced.

(c) Neither the Company nor any of its Subsidiaries has been, nor is now being, audited or investigated by any Governmental Entity, or the inspector general or auditor general or similar functionary of any Governmental Entity, nor, to the Knowledge of the Company, has an audit or investigation been threatened.

(d) Neither the Company nor any of its Subsidiaries has any material dispute pending before a contracting office of, nor any current claim pending against, any Governmental Entity, relating to a Contract.

(e) Neither the Company nor any of its Subsidiaries has, with respect to any government Contract, received a cure notice advising the Company that it is or was in default under such Contract.

(f) Neither the Company nor any of its Subsidiaries has submitted any inaccurate, untruthful, or misleading cost or pricing data, certification, bid, proposal, report, claim, or any other information relating to a Contract to any Governmental Entity that would be contrary in any material respect to any applicable Laws.

(g) To the Knowledge of the Company, no employee, agent, consultant, representative, or Affiliate of the Company or any of its Subsidiaries is in receipt or possession of any competitor or government proprietary or procurement sensitive information related to the business of the Company of any of its Subsidiaries under circumstances where there is reason to believe that such receipt or possession is unlawful or unauthorized.

Section 3.18  Compliance with Law; Sarbanes-Oxley Act.

(a) The operations of the business of the Company and its Subsidiaries have been conducted in accordance in all material respects with applicable Laws. Since December 31, 2004, none of the Company or its Subsidiaries has received notice of any violation (or any investigation with respect thereto) of any such Laws or other legal requirement, and none of the Company or its Subsidiaries is in material default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity, applicable to any of its assets, properties or operations. To the Knowledge of the Company, no legislative or regulatory proposal or other proposal for a change in any applicable Law or the interpretations thereof has been adopted or is pending which could materially adversely affect the Company or its Subsidiaries or the business of the Company or its Subsidiaries.

(b) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extension of credit in the form of a personal loan to any executive officer or director of the Company.

(c) The Company maintains (i) disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) designed to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (ii) a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (x) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information (and has identified for the Company’s auditors and audit committee of the Company Board any material weaknesses in internal control over financial reporting) and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent (i) a summary of any such disclosure made by management to the Company’s auditors and the audit committee since December 31, 2004 and (ii) any communication since December 31, 2004 made by management or the Company’s auditors to the audit committee required or contemplated by the audit committee’s charter or professional standards of the Public Company Accounting Oversight Board. Since December 31, 2004, no material written complaints from any source regarding questionable accounting, internal accounting controls or auditing matters have been received by the Company. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, material breach of fiduciary duty or similar material violation by the Company or any of its officers, directors or agents to the Company’s chief legal officer, audit committee (or other committee designated for the purpose) of the Company Board or the Company Board pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act.

(d) The Company has made available to Parent a summary of all complaints or observations relating to other matters made since December 31, 2004 through the Company’s “whistleblower hot-line” or equivalent system for receipt of employee complaints or observations regarding possible violations of Law by the Company or any of its Subsidiaries or any of their respective employees in respect of such employee’s employment with the Company or its Subsidiaries.

(e) The Company’s or any Subsidiary’s operation of any web sites used in connection with the business, and content thereof and data processed, collected, stored or disseminated in connection therewith, do not violate any applicable Law, the applicable Laws of any other jurisdiction, including Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data, and any Person’s right of privacy or publicity.

Section 3.19  Litigation.  There are no material civil, criminal, judicial or administrative actions, suits, claims, hearings, arbitrations, investigations, inquiries, audits or other proceedings (each, an “Action”) pending or, to the Knowledge of the Company, threatened against, or brought by, the Company or any of its Subsidiaries or any of their officers or directors involving or relating to the Company or its Subsidiaries, the material assets, properties or rights of any of the Company and its Subsidiaries or the transactions contemplated by this Agreement or any of the Transaction Documents. None of the Company or any of its Subsidiaries is a party to or subject to the provisions of any material judgment, settlement, order, writ, injunction, decree or award of any Governmental Entity imposed upon the Company or any of its Subsidiaries or any of their respective businesses, assets or properties.

Section 3.20  Material Contracts.

(a) Section 3.20 of the Company Disclosure Schedule sets forth a complete and correct list of all Contracts as of the date hereof.

(b) Each Contract is in full force and effect, valid, binding and enforceable against the Company or its Subsidiaries and, to the Knowledge of the Company, against the other parties thereto in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at Law) and (iii) an implied covenant of good faith and fair dealing. Each of the Company and its Subsidiaries has performed all obligations required to be performed by it to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has sent no notices of default under any Contract, which default remains uncured, and to the Knowledge of the Company, no other party to any Contract is in material default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Company has made available to Parent or its representatives true and complete originals or copies of all the Contracts.

(c) A “Contract” means any agreement, contract or commitment, oral or written, to which either of the Company or any of its Subsidiaries is a party or by which it or any of its assets are bound constituting:

(i) an agreement that would be required to be filed by the Company as a “material agreement” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K or that if terminated or subject to a default by any party thereto, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect;

(ii) an agreement (A) with a customer of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has sold or will sell goods and/or services and has derived or expects to derive revenue of at least $50,000 in any 12-month period, or (B) with any customer that contains “most-favored nation,” pursuant to which the Company or any of its Subsidiaries has sold or will sell goods and/or services and has derived or expects to derive revenue of at least $50,000 in any 12-month period (the Contracts set forth in subsection (A) and (B) collectively, the “Customer Contracts”);

(iii) an agreement with a licensor, supplier or other vendor of the Company or any of its Subsidiaries pursuant to which the Company and its Subsidiaries has paid or is expected to pay at least $50,000 to such licensor, supplier or other vendor in any 12-month period;

(iv) a mortgage, indenture, security agreement, guaranty, pledge and other agreement or instrument relating to the borrowing of money or extension of credit (other than accounts receivable or accounts payable in the ordinary course of business and consistent with past practice);

(v) an employment, change of control, retention, severance or material consulting agreement or a collective bargaining agreement or other material agreement with any association representing employees;

(vi) any joint venture, partnership or limited liability company agreement with third parties;

(vii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect (A) the manner in which, or the localities in which, the business of the Company or its Subsidiaries may be conducted or (B) the ability of either of the Company or its Subsidiaries to provide any type of service presently conducted by the Company or its Subsidiaries;

(viii) an agreement containing any exclusivity, most-favored-nations (other than Customer Contracts), non-disclosure, confidentiality or standstill provision;

(ix) any Lease and any lease or sublease of personal property to which the Company or any of its Subsidiaries is party as either lessor or lessee;

(x) an agreement limiting or restricting the ability of either of the Company or its Subsidiaries to make distributions or declare or pay dividends in respect of its capital stock or membership interests, as the case may be;

(xi) a material distribution, dealership, representative, broker, sales agency, consulting or advertising contract;

(xii) an agreement requiring capital expenditures in excess of $50,000;

(xiii) an agreement or offer to acquire all or a substantial portion of the capital stock, business, property or assets of any other Person or sell, transfer or otherwise dispose of a substantial portion of the assets or capital stock of the Company or any of its Subsidiaries;

(xiv) any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property;

(xv) any agreement (A) pursuant to which the Company or any of its Subsidiaries has been granted, or grants, any license to Intellectual Property material to the business of the Company and its Subsidiaries, taken as a whole, or (B) for the development for the benefit of the Company or any of its Subsidiaries by any party other than the Company or its Subsidiaries of any products or services or Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole;

(xvi) any contract pursuant to which the Company or any of its Subsidiaries has agreed or is required to provide any third party with access to source code, to provide for source code to be put in escrow or to refrain from granting license or franchise rights to any other Person;

(xvii) any agreement (x)(A) between the Company or any of its Subsidiaries and any Governmental Entity, or (B) between the Company or any of its Subsidiaries, as a subcontractor and any prime contractor to any Governmental Entity, or (y) to the Knowledge of the Company, financed by any Governmental Entity and subject to the rules and regulations of any Governmental Entity concerning procurement;

(xviii) any power of attorney; or

(xix) any other material agreement not in the ordinary course of the business of the Company and its Subsidiaries.

Section 3.21  Employee Plans.

(a) Section 3.21(a) of the Company Disclosure Schedule sets forth a list: (i) all “employee benefit plans”, as defined in Section 3(3) of ERISA, and all other employee benefit agreements, plans, programs, policies or arrangements, including, without limitation, any such agreements, plans, programs, policies or arrangements providing severance pay, sick leave, employment, severance, retention, change in control, consulting, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or stock awards, hospitalization insurance, medical insurance, life insurance, cafeteria benefits, dependent care reimbursements, prepaid legal benefits, scholarships or tuition reimbursements, maintained or sponsored by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is currently obligated to contribute thereunder for current or former employees, officers, directors, agents, consultants and independent contractors of the Company and its Subsidiaries (the “Employee Benefit Plans”), and (ii) all “employee pension plans”, as defined in Section 3(2) of ERISA, currently maintained or sponsored by the Company or any trade or business (whether or not incorporated) which is under control or treated as a single employer with the Company under Section 414(b), (c), (m), or (o) of the Code (a “ERISA Affiliate”) or to which the Company or any ERISA Affiliate is currently obligated to contribute thereunder (the “Pension Plans”).

(b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans, have been made available to Parent, to the extent applicable: (i) all plans and related trust documents, and amendments thereto; (ii) Forms 5500 filed for the three most recent plan years; (iii) the most recent IRS determination letter, if any, regarding the tax-qualified status of such Employee Benefit Plan or Pension Plan; (iv) the most recent summary plan descriptions, annual reports and material modifications; (v) the most recent actuarial report, if any; (vi) written descriptions of the terms of all non-written agreements relating to the Employee Benefit Plans or Pension Plans; and (vii) the most recent written results of all compliance testing required pursuant to Sections 125, 401(a)(4), 401(k), 401(m), 410(b), 415 and 416 of the Code.

(c) None of the Employee Benefit Plans or Pension Plans is a multiemployer plan, as defined in Section 3(37) of ERISA (“Multiemployer Plan”) or subject to Title IV or Section 302 of ERISA or Sections 412 or 4971 of the Code. None of the Company or any ERISA Affiliate has withdrawn at any time within the preceding six years from any Multiemployer Plan or incurred any withdrawal liability which remains unsatisfied and no circumstances have occurred or exist which could reasonably be expected to result in any such liability to the Company or any Subsidiary.

(d) Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS or can rely on an opinion letter as to its qualification and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501(a) of the Code, and, to the Knowledge of the Company, nothing has occurred with respect to the operation of any such Pension Plan that would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or Tax under ERISA or the Code.

(e) All contributions (including all employer contributions and employee salary reduction contributions) and all premiums required to have been paid under any of the Employee Benefit Plans or Pension Plans or by Law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) and all contributions for any period ending on or before the Closing Date which are not yet due will be paid or accrued prior to the Closing Date.

(f) To the Knowledge of the Company, there has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Employee Benefit Plans.

(g) There are no pending Actions (other than claims for benefits in the ordinary course) which have been instituted or, to the Knowledge of the Company, asserted against the Employee Benefit Plans or Pension Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans or Pension Plans with respect to the operation or administration of such plans or the investment of the assets of such plans (other than routine benefit claims), nor does the Company have Knowledge of facts which could reasonably form the basis for any such claim or lawsuit. No Employee Benefit Plan or Pension Plan has been the subject of an audit, investigation or examination by any Governmental Entity to the Knowledge of the Company.

(h) The Employee Benefit Plans and Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations. None of the Company, its Subsidiaries, or, to the Knowledge of the Company, any “party in interest” or “disqualified person” with respect to the Employee Benefit Plans or Pension Plans, as applicable, has engaged in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or 4975 of the Code pursuant to which the Tax or penalty could be material. No stock or other security issued by the Company or any Affiliate forms or has formed a part of the assets of any Employee Benefit Plan or Pension Plan.

(i) None of the Employee Benefit Plans or Pension Plans provide retiree life, health or death benefits except as may be required under COBRA or any similar state or local Law at the retirees own expense.

(j) Neither the execution and delivery of this Agreement, and the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby will, either alone or together with the occurrence of subsequent events (i) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; (ii) result in the acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan,

Pension Plan or Contract to any current or former employee; or (iii) result in the payment of any amount that would, individually or in combination with any other such payment, fail to be deductible by reason of Section 280G of the Code.

(k) No Contract, Employee Benefit Plan, warrant or other compensatory or equity-based arrangement with any employee, officer or director of the Company contains any provision requiring the Company to pay on behalf of, or otherwise reimburse, any such individual for any income or excise Taxes due by such individual upon payment of any benefits by the Company, other than any such obligations as required by applicable Law or regulations.

(l) Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) of the Company has been operated in good faith compliance with Section 409A of the Code, IRS Notice 2005-1, or the proposed regulations or final regulations promulgated under Section 409A of the Code.

(m) All Company Employee Benefit Plans and all Company Pension Plans subject to the laws of any jurisdiction outside of the United States, if any, (i) have been maintained in material compliance with all applicable requirements, (ii) if they are intended to qualify for special Tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

Section 3.22  Insurance.  The Company has made available to Parent true, complete and accurate copies of all material surety bonds, fidelity bonds and all material policies of title, liability, fire, casualty, business interruption, workers’ compensation, general/products liability, automobile, primary and excess liability, professional errors and omission, crime, director and officer liability, fiduciary liability, and other forms of insurance insuring each of the Company and its Subsidiaries and their assets, properties and operations. All such policies and bonds are in full force and effect. None of the Company or its Subsidiaries is in material default under any provisions of any such policy of insurance nor has any of the Company or its Subsidiaries received notice of cancellation of or cancelled any such insurance. For all material claims made under such policies and bonds, the Company and its Subsidiaries have timely complied with any applicable notice provisions.

Section 3.23  Affiliate Transactions.  There are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or other Affiliate of the Company, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and that are not so disclosed.

Section 3.24  Vendors and Customers.

(a) Section 3.24(a) of the Company Disclosure Schedule sets forth a list of the 20 largest licensors, suppliers or other vendors of the Company and its Subsidiaries. No such licensor, supplier or vendor has expressed in writing or, to the Knowledge of the Company, verbally to the Company or any of its Subsidiaries its intention to cancel or otherwise terminate or materially reduce or modify its relationship with the Company or any of its Subsidiaries.

(b) Section 3.24(b) of the Company Disclosure Schedule sets forth a list of the 20 largest customers of the Company and its Subsidiaries. No such customer has expressed in writing or, to the Knowledge of the Company, verbally to the Company or any of its Subsidiaries its intention to cancel or otherwise terminate or materially reduce or modify its relationship with the Company or any of its Subsidiaries.

(c) The Company has not received any customer complaints concerning its products or services that are reasonably likely to lead to any cancellation or material reduction of any such products or services.

Section 3.25  Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract or similar scheme or arrangement applicable to its employees nor does the Company have Knowledge of any activities or proceedings of any labor union to organize any such employees.

(b) Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Laws relating to employment and employment practices, the classification of employees, wages, hours, collective bargaining, unlawful discrimination, civil rights, safety and health, workers’ compensation and terms and conditions of employment. There are no charges with respect to or relating to either of the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices. Neither the Company nor any of its Subsidiaries has received any notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment Laws of an intention to conduct an investigation of either of the Company or its Subsidiaries and no such investigation is in progress.

(c) There has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local “plant closing” Law (“WARN”) with respect to the current or former employees of the Company or its Subsidiaries.

Section 3.26  Environmental Matters.

(a) Each of the Company and its Subsidiaries is, and has been, in compliance in all material respects with all Environmental Laws. Each of the Company and its Subsidiaries has in effect all material licenses, permits and other authorizations required under all Environmental Laws and all such licenses, permits and other authorizations are in full force and effect and the Company is in compliance in all material respects with all such licenses, permits and authorizations and such licenses, permits and authorizations are transferable without cost.

(b) There is no material Action pending, or to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties under any Environmental Law, and the Company and its Subsidiaries have not received any notice of material violation or potential liability under any Environmental Laws from any Person or any Governmental Entity inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of the Company or its Subsidiaries. None of the Company, its Subsidiaries or respective properties or operations is subject to any orders arising under Environmental Laws nor are there any Actions pending or, to the Knowledge of the Company, threatened, against the Company or its Subsidiaries under any Environmental Law. None of the Company or its Subsidiaries has entered into any agreement pursuant to which the Company or its Subsidiaries has assumed or will assume any material liability under Environmental Laws, including without limitation, any obligation for costs of remediation, of any other Person.

(c) To the Knowledge of the Company, there has been no release or threatened release of any Hazardous Material, on, at or beneath any of the Leased Real Property or other properties currently or previously owned or operated by the Company or its Subsidiaries or any surface waters or groundwater’s thereon or thereunder which requires any material disclosure, investigation, cleanup, remediation, monitoring, abatement, deed or use restriction by the Company, or which would be expected to give rise to any actual or alleged material liability for personal injury, property damage, natural resources damage or other material liability or damages to the Company or its Subsidiaries under any Environmental Laws.

(d) None of the Company or its Subsidiaries has sent or arranged for the disposal of any Hazardous Material, or transported any Hazardous Material, that reasonably would be expected to give rise to any material liability for any damages or costs of investigation, remediation or any other action to respond to the release or threatened release of any Hazardous Material.

(e) The Company has made available to Parent copies of all environmental studies, investigations, reports or assessments concerning the Company, its Subsidiaries, the Leased Real Property and any owned real property currently or previously owned or operated by the Company or its Subsidiaries.

(f) None of the Company and its Subsidiaries is or will be required to incur material cost or expense in order to cause their operations or properties to comply with applicable Environmental Laws.

Section 3.27  No Brokers.  Except as set forth on Section 3.27 of the Company Disclosure Schedule, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from the Company or its Subsidiaries or Affiliates in connection with this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby.

Section 3.28  State Takeover Statutes.  The Board of Directors of the Company has taken all action necessary to ensure that any restrictions on business combinations contained in the PBCL, including (to the extent applicable) Sections 2538 through 2588, inclusive, of the PBCL, or in the Company Organizational

Documents, will not apply to this Agreement, the other Transaction Documents, the Merger and the other transactions contemplated hereby and thereby, and all such anti-takeover statutes, rules, regulations and restrictions are inapplicable to such. No other “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company’s Organizational Documents is, or at the Effective Time will be, applicable to the Company, the Company Common Stock, this Agreement, the other Transaction Documents, the Merger and the other transactions contemplated hereby and thereby.

Section 3.29  Information Supplied.  The information supplied or to be supplied by the Company specifically for inclusion in the proxy statement or any amendment or supplement thereto (the “Proxy Statement”) and to be sent to the shareholders of the Company in connection with the Company shareholders meeting to adopt this Agreement and the Merger (the “Company Shareholders Meeting”) shall not, on the date the Proxy Statement is first mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement shall, at the time of the Company Shareholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.30  Board Approval.  The Company Board, at a meeting duly called and held, by unanimous vote (a) has determined that this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its shareholders, (b) has approved and adopted this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby, including the Merger, and (c) has resolved, subject to Section 7.04, to recommend that the holders of the shares of capital stock of the Company approve and adopt this Agreement and the transactions contemplated hereby, including the Merger. The Company hereby agrees to the inclusion in the Proxy Statement of the recommendation of the Company Board described in this Section 3.30 (subject to the right of the Company Board to withdraw, amend or modify such recommendation in accordance with Section 7.04).

Section 3.31  Vote Required.  The Company Shareholder Approval is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement (and the other Transaction Documents) and the transactions contemplated hereby (and thereby), including the Merger.

Section 3.32  Illegal or Unauthorized Payments; Political Contributions.

(a) Neither the Company or its Subsidiaries nor, to the Knowledge of the Company, any of the respective officers, directors, employees, agents or other representatives of the Company or its Subsidiaries or any other business entity or enterprise with which the Company or any of its Subsidiaries is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable Law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(b) None of the Company, any Subsidiary or, to the Knowledge of the Company, any directors or officers, agents or employees of the Company or any Subsidiary, has (i) provided remuneration or received any remuneration in violation of 42 U.S.C. 1320a-7b(b), the “Federal anti-kickback statute” or any similar Law, or (ii) participated in providing financial or reimbursement information to customers that was reported to government reimbursement agencies and that was untrue or misleading in violation of 31 U.S.C. 3729, the “Federal False Claims Act” or any similar Law

(c) Neither the Company, nor any of its Subsidiaries, nor any of their respective representatives has, in connection with the operation of their respective businesses, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act or any other similar Law, (b) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (c) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable Laws.

Section 3.33  Product Warranty.  No product of the Company or any of its Subsidiaries manufactured, sold, leased or delivered by the Company or any of its Subsidiaries is subject to any oral or written guaranty, warranty or other indemnity to its customers with respect to the quality or absence of defects of such product beyond the Company’s and its Subsidiaries’ applicable regular or standard or usual terms and conditions of sale or lease or as otherwise provided by applicable Law. There are no claims pending, or to the Knowledge of the Company, anticipated or threatened against the Company or any of its Subsidiaries with respect to the quality of, or existence of defects in, any of their products. The Company has made available to Parent information which is accurate and complete in all material respects, regarding all returns of defective or expired products given to customers since December 31, 2004, and such information in each case accurately describes the cause which, to the Knowledge of the Company, resulted in the return, allowance or credit. Neither the Company nor any of its Subsidiaries has since December 31, 2004 paid or been required to pay or received a request or demand for payment of any damages, including any direct, incidental or consequential damages, to any Person in connection with any product.

Section 3.34  Export.

(a) In the three-year period prior to the date hereof, the Company and its Subsidiaries and, to the Knowledge of the Company, any and all distributors of the Company’s and its Subsidiaries’ products have (i) complied with all applicable laws or regulations related to the sale, marketing, promotion or export of goods promulgated or enforced by the Office of Foreign Assets Control in the United States Department of the Treasury, the United States Department of Commerce or any other department or agency of the United States federal government, including the Arms Export Control Act, the trading with the Enemy Act, the International Emergency Economic Powers Act, the Export Administration Act, the 1930 Tariff Act, the Foreign Corrupt Practices Act, the Export Administration Regulations, the International Traffic in Arms Regulations, the United States Customers Regulations (the “Trade Laws”) and (ii) made reasonable efforts to ensure that no products have been sold directly or indirectly to any entity where such sales are, or were at any time during the previous two years, prohibited by these Trade Laws or other regulations, including, in the case of each of clause (i) and (ii) with respect to any sales made in Iran or to any Person in Iran.

(b) Neither the Company nor any of its Subsidiaries has received notice that it has been the subject of any investigation, complaint or claim of any violation of any Trade Law by any Governmental Entity.

Section 3.35  Inventory.  All inventory reflected on the Company’s financial statements included in the Company SEC Reports and all other inventory acquired by the Company or any of its Subsidiaries was acquired in the ordinary course of business and in a manner consistent with each of the Company’s and each of its Subsidiary’s regular inventory practices. Adequate reserves have been established on the Company’s financial statements and on the books and records of the Company and each of its Subsidiaries with respect to excessive and obsolete inventory (it being agreed that, for purposes of this Section 3.35 the term “excessive and obsolete inventory” shall refer to any inventory which (a) cannot be sold at current prices in the ordinary course of business, (b) are not usable in the production of current products of the Company and its Subsidiaries or (c) consists of on-hand quantities in excess of one year’s historical sales or usage).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01  Organization.  Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate power to own its properties and assets and to conduct its businesses as now conducted.

Section 4.02  No Conflict or Violation.  The execution, delivery and performance by Parent and Merger Sub of this Agreement do not and will not (a) violate or conflict with any provision of any of Parent’s organizational documents or the organizational documents of Merger Sub, (b) violate any provision of Law, or any order, judgment or decree of any Governmental Entity, (c) result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of either Parent or Merger Sub or (d) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, agreement or instrument to which Parent or Merger Sub is a party or by which it is are bound or to which any of its properties or assets is subject, except in each case as would not, individually or in the aggregate, prevent or materially delay the ability of Parent and Merger Sub to perform their respective obligations under this Agreement.

Section 4.03  Consents and Approvals.  No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is required in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the performance by Parent or its Subsidiaries or Merger Sub of their obligations hereunder or thereunder, except for applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of NASDAQ.

Section 4.04  Authorization and Validity of Agreement.  Parent and Merger Sub have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and the other Transaction Documents to which either Parent or Merger Sub is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which either Parent or Merger Sub is a party by Parent and Merger Sub and the performance by Parent and Merger Sub of their obligations hereunder and thereunder and the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of each of Parent and Merger Sub (and, with respect to Merger Sub, Parent as sole shareholder of Merger Sub), and all other necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement and the other Transaction Documents to which either Parent or Merger Sub is a party, and the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which either Parent or Merger Sub is a party have been duly and validly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company and the other parties thereto (as applicable), shall constitute their legal, valid and binding obligation, enforceable against them in accordance with its terms, subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at Law) and (c) an implied covenant of good faith and fair dealing.

Section 4.05  No Brokers.  No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from Parent or Merger Sub in connection with this Agreement and the other Transaction Documents to which either Parent or Merger Sub is a party or the transactions contemplated hereby or thereby. Delzanno & Co., Inc. has acted as a consultant and received a non-contingent monthly consulting fee from Parent in connection with the transactions contemplated by this Agreement and the other Transaction Documents to which either Parent or Merger Sub is a party.

Section 4.06  Information Supplied.  The information supplied or to be supplied by Parent specifically for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.07  Merger Sub.  Merger Sub was formed for the purpose of engaging in the transactions contemplated by this Agreement and the other Transaction Documents. All of the outstanding capital stock of Merger Sub is directly owned of record and beneficially by Parent. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and the other Transaction Documents, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangement with any other Person. Merger Sub has no Subsidiaries.

Section 4.08  Sufficiency of Funds.  Merger Sub will have sufficient funds at the Effective Time for the payment of the Merger Consideration and to perform its other obligations with respect to the transactions contemplated by this Agreement and the other Transaction Documents to which either Parent or Merger Sub is a party.

ARTICLE 5

COVENANTS OF THE COMPANY

The Company hereby covenants as follows:

Section 5.01  Conduct of Business Before the Closing Date.

(a) The Company covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as otherwise expressly provided by the terms of this Agreement or the Employment Agreement), unless Parent shall otherwise consent in writing: (i) the businesses of the Company and its Subsidiaries shall be conducted, in all material respects, in the ordinary course of business and in a manner consistent with past practice and, in all material respects, in compliance with applicable Laws; (ii) the Company shall and shall cause its Subsidiaries to continue to maintain, in all material respects, its assets, properties, rights and operations in accordance with present practice in a condition suitable for their current use; and (iii) the Company shall use its commercially reasonable efforts consistent with the foregoing to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers and key employees of the Company and its Subsidiaries and to preserve, in all material respects, the present relationships of the Company and its Subsidiaries with Persons with which the Company or any of its Subsidiaries has significant business relations. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries shall (except as otherwise expressly provided by the terms of this Agreement or the Employment Agreement), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, directly or indirectly do, any of the following without the prior written consent of Parent:

(i) make any change in any of its organizational documents; issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock (other than upon the exercise of options to purchase shares of Company Common Stock outstanding on the date hereof) or other equity securities or grant any option, warrant or right to acquire any capital stock or other equity securities or issue any security convertible into or exchangeable for such securities or alter in any way any its outstanding securities or make any change in outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(ii) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(iii) make any sale, assignment, transfer, abandonment, sublease, assignment or other conveyance of its material assets, Intellectual Property or other rights or any part thereof, other than dispositions of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business and consistent with past practice;

(iv) subject any of its or its Subsidiaries’ assets, properties or rights or any part thereof, to any Lien or suffer such to exist other than Permitted Liens;

(v) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock, membership interests or partnership interests or other ownership interests of the Company and its Subsidiaries or declare, set aside or pay any dividends or other distribution in respect of such shares or interests;

(vi) (A) acquire any corporation, partnership, other business organization or any division thereof in any transaction or series of related transactions (including by merger, consolidation or acquisition of stock or assets or any other business combination); (B) acquire assets outside of the ordinary course of business consistent with past practice from any Person for consideration in excess of $15,000 individually or $30,000 in the aggregate, other than any such acquisitions required under the terms of Contracts in effect as of the date of this Agreement (including by merger, consolidation, or acquisition of stock or assets or any other business combination); (C) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, or grant any security interest in any of its assets, including any of its Intellectual Property; (D) enter into any material contract or agreement outside of the ordinary course of business consistent with past practice; or (E) authorize, or make any commitment with respect to any single capital expenditure that is in excess of $15,000 individually or $50,000 in the aggregate;

(vii) amend, modify or terminate any material contract, instrument or agreement other than in the ordinary course of business and consistent with past practice, or cancel, modify or waive any debts or claims held by it or waive any rights having in each case a value in excess of $50,000;

(viii) enter into any new (or amend any existing to increase benefits or otherwise) employee benefit plan, program or arrangement or any new (or amend any existing to increase benefits or otherwise) employment, severance, change of control or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except as otherwise provided pursuant to the terms of any plan or agreement, as required by Law, to the extent necessary to avoid imposition of any Taxes under Section 409A (but only to the extent such amendment does not materially increase the cost of such plan, program or arrangement to the Company, without regard to the time value of money) or for increases in compensation to employees as required under pre-existing contractual provisions that have been disclosed to Parent;

(ix) pay (other than with respect to compensatory payments to current or former employees, officers, consultants or directors, in each case (A) in the ordinary course of business consistent with past practice, (B) as required under agreements in effect as of the date hereof or (C) which have been accrued for on the Company’s balance sheet), lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates (other than wholly owned Subsidiaries);

(x) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained as of the date hereof;

(xi) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP, or write off as uncollectible any accounts receivable except in the ordinary course of business and consistent with past practice;

(xii) make or change any material Tax election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of a material amount of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries;

(xiii) settle, release or forgive any material claim or litigation or waive any right thereto;

(xiv) adopt, approve, or agree to adopt, a shareholder rights plan;

(xv) create any Subsidiaries; or

(xvi) announce any intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

(b) Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or its Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries’ operations.

Section 5.02  Notice of Breach.  From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article 9 hereof, the Company shall promptly give Parent written notice with particularity upon having Knowledge of any matter that constitutes or is reasonably expected to result in a breach of any representation, warranty, agreement or covenant contained in this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to Parent or the conditions to such Parent’s obligation to consummate the Merger.

Section 5.03  Section 409A(a).  To the extent requested by Parent, the Company will work with Parent in good faith to amend each Company Employee Benefit Plan and Company Pension Plan to comply with or be exempt from Section 409A of the Code (if applicable).

Section 5.04  Exemption from Liability Under Section 16(b).  The Company Board (or a committee thereof) shall adopt a resolution in advance of the Effective Time that exempts the disposition of Company equity securities by those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act pursuant to the Merger from the short-swing profits liability provisions of Section 16 of the Exchange Act by reason of Rule 16b-3.

Section 5.05  Radcliffe Note.  The Company covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, it shall not, unless Parent shall otherwise consent in writing, extend beyond April 1, 2008 the maturity of, or make any material change to, the Senior Subordinated Discount Promissory Note, dated August 16, 2005, issued to Radcliffe SPC, Ltd. or any agreement or instrument related thereto (the “Radcliffe Note”).

Section 5.06  Series C Preferred Stock Purchase Agreement.  The Company covenants and agrees that on October 31, 2007, in accordance with the terms of the Series C Preferred Stock Purchase Agreement, it shall issue to Merger Sub the Series C Preferred Stock, upon the payment by Merger Sub to the Company of the Series C Purchase Price.

ARTICLE 6

COVENANTS OF PARENT AND MERGER SUB

Section 6.01  Employee Benefits.

(a) Employees of Company and its Subsidiaries who continue their employment with the Surviving Corporation or who become employees of Parent or any subsidiary of Parent (“Continuing Employees”) shall be given credit for all service with the Company and its Subsidiaries (and their respective predecessors) (or service credited by the Company and its Subsidiaries for similar plans, programs or policies) under all employee benefit and fringe benefit plans, programs and policies of the Parent or its Affiliates in which they become participants for purposes of eligibility, vesting and level of benefits (except to the extent such service credit will result in benefit accrual under any defined benefit pension plans or otherwise result in a duplication of benefits).

(b) If a Continuing Employee becomes eligible to participate in any medical, dental or health plan of the Parent or any of its Affiliates, Parent shall cause such plan to (A) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company (the “Company Welfare Plans”) and (B) honor any deductible and out-of-pocket expenses incurred by such employee and his or her beneficiaries under the Company Welfare Plans during the portion of the applicable plan year preceding the Closing.

(c) Except as provided in this Section 6.01, nothing in this Agreement shall limit or restrict the right of Parent or any of its Subsidiaries to modify, amend, terminate or establish employee benefit plans or arrangements, in whole or in part, at any time after the Effective Time.

(d) No provision of this Section 6.01 shall create any third party beneficiary rights in any Continuing Employee or any current or former director or consultant of the Company or its Subsidiaries located in the United States in respect of continued employment (or resumed employment) or any other matter.

Section 6.02  Directors’ and Officers’ Indemnification and Insurance.

(a) All rights to indemnification and rights to advancement of expenses and exculpation from monetary liability for acts or omissions occurring prior to the Effective Time and existing as of the date hereof in favor of any current or former directors or officers of the Company and its Subsidiaries (each, an “Indemnitee”) as provided in the Company Organizational Documents and any indemnification or other contracts of the Company in effect on the date hereof, if any, shall be assumed in the Merger by the Surviving Corporation, without further action, at the Effective Time and shall survive the Merger and continue in full force and effect in accordance with their terms.

From and after the Effective Time, Parent shall cause the articles of incorporation and bylaws of the Surviving Corporation to contain provisions no less favorable with respect to exculpation from monetary liability for acts or omissions occurring prior to the Effective Time and with respect to indemnification and advancement of expenses, if any, than those in effect as of the date hereof in the Company Organizational Documents, and such provisions shall not be amended, repealed or modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

(b) From and after the Effective Time, the Surviving Corporation hereby agrees that it will: (i) indemnify and hold harmless each present director and officer of the Company or any of its Subsidiaries existing on the date hereof (collectively, “Incumbent Management”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any Action by reason of the fact that such Incumbent Management was acting in his or her capacity as a director or officer of the Company or any of its Subsidiaries, as applicable, whether asserted or claimed prior to, at or after the Effective Time, including the transactions contemplated by this Agreement; provided, however, that neither Parent nor the Surviving Corporation shall be required to indemnify any Incumbent Management pursuant to this Section 6.02(b) if such Incumbent Management is adjudged by a court of competent jurisdiction to be liable to the Company or any of its Subsidiaries, or it shall be determined in good faith (by independent U.S. counsel having national recognition reasonably selected by Parent) that such Incumbent Management (A) failed to act in good faith, (B) acted (or omitted to act) in a manner which such Incumbent Management reasonably believed was not in the best interests of the Company or any of its Subsidiaries, as applicable, (C) acted (or omitted to act) in a manner involving intentional misconduct, dishonesty, fraud or a knowing violation of Law, or (D) if as a result of such action (or omission), such Incumbent Management derived an improper personal benefit; and (ii) solely with respect to acts or omissions in connection with the authorization and approval of the Transaction Documents and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, advance expenses (including reasonable attorney’s fees) incurred by Incumbent Management in defending any such Action; provided that such Incumbent Management provides a customary undertaking to repay such advances to Parent or the Surviving Corporation if it is ultimately determined that such Incumbent Management is not entitled to indemnification under this Section 6.02(b).

(c) Parent or the Surviving Corporation shall have the right to assume and control the defense of any Action for which indemnification or advance expenses is sought under this Section 6.02 or under the Company Organizational Documents or any indemnification contracts of the Company. Parent and the Surviving Corporation shall be obligated to pay for only one law firm or counsel for all Indemnitees in any jurisdiction, except to the extent there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of such Indemnitee and any other Indemnitee, in which case each Indemnitee with a conflicting position on a significant issue shall be entitled to retain separate counsel mutually satisfactory to Parent and such Indemnitee. The Indemnitee shall cooperate in the defense of any such matter. Parent shall not be liable for any settlement effected without its prior written consent (the decision with respect to which shall not unreasonably be delayed by Parent).

(d) Parent shall, or shall cause the Surviving Corporation to, obtain a commercially available run-off or tail policy (“Run-Off Insurance”), which shall (i) be for a term of six-years and have limits of $5 million, plus an additional $10 million in Side A coverage (with zero retention), (ii) be negotiated and implemented solely by Parent and its agents, (iii) provide coverage for each person or entity covered by the Company’s current directors’ and officers’ liability insurance policy in effect on the date hereof, (iv) not be cancelable by Parent, its agents or the Surviving Corporation during the six-year term thereof, and (v) be no less favorable with respect to coverage terms and amounts (including with respect to exclusions, self-retention, premiums, notice requirements and deductibles) in any material respect than the Company’s current primary directors’ and officers’ liability insurance policy coverage in effect as of the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be obligated or required to pay premiums for Run-Off Insurance under this Section 6.02(d) in excess of 200% of the amount of the current net annual premiums paid by the Company for such directors and officers liability insurance (which current net annual premiums are hereby represented and warranted by the Company to be $398,000). Subject to this Section 6.02(d), Parent or its agents shall have the right to substitute the insurance company providing the Company’s current directors’ and officers’ liability insurance policy with another financially sound insurance company of recognized reputation with an A.M. Best rating of A and a surplus of XII or better.

ARTICLE 7

ADDITIONAL COVENANTS OF THE PARTIES

Section 7.01  Preparation of Proxy Statement, Company Shareholders Meeting.

(a) As promptly as reasonably practicable after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement (and in any event use best efforts to file the Proxy Statement within 25 days after the date of this Agreement). The Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on such Proxy Statement (and any amendment or supplement thereto) and shall reasonably consider such comments prior to filing. The parties shall reasonably cooperate with each other in the preparation of the Proxy Statement and to have such document cleared by the SEC as promptly as reasonably practicable after such filing. The Proxy Statement shall include the recommendation of the Company Board in favor of approval and adoption of this Agreement and the Merger (the “Company Recommendation”), except to the extent the Company Board shall have withdrawn, amended or modified such recommendation of this Agreement to the extent such action is permitted by Section 7.04.  The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to its shareholders as promptly as practicable upon the earlier of (x) receiving notification that the SEC is not reviewing the Proxy Statement and (y) the conclusion of any SEC review of the Proxy Statement. The Company shall promptly provide copies, consult with Parent and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and advise Parent of any oral comments received from the SEC. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and the rules and regulation of NASDAQ.

(b) The Company shall make all necessary filings with respect to the Merger and the transactions contemplated thereby and by the other Transaction Documents under the Exchange Act and the rules and regulations thereunder. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for any amendment or supplement to the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company shall provide Parent and its counsel a reasonable opportunity to review and comment on any such comments by the SEC and any amendment or supplement to the Proxy Statement made in response thereto and shall reasonably consider such comments prior to filing. If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company.

(c) The Company shall cause the Company Shareholders Meeting to be duly called and held as soon as reasonably practicable following the commencement of the mailing of the Proxy Statement for the purpose of obtaining the Company Shareholder Approval. In connection with such meeting, the Company will (i) subject to Section 7.04(e) and (f), use its reasonable best efforts to obtain the Company Shareholder Approval and (ii) otherwise comply with all legal requirements applicable to such meeting. Subject to Section 7.04(e) and (f), the Company shall not postpone, delay or adjourn the Company Shareholder Meeting without Parent’s prior written consent.

Section 7.02  Access to Information.

(a) The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to Parent’s officers, employees, accountants, counsel, financial advisors, agents and other representatives, reasonable access during normal business hours at all times prior to the Effective Time to all their respective properties, assets, books, records, Contracts, Licenses and Permits, documents, information, directors, officers, employees, attorneys, accountants, auditors, other representatives of the Company and its Subsidiaries and records, and shall cause each of its Subsidiaries to make available to Parent, and provide to Parent copies or originals if specifically requested by Parent of, (i) each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of any applicable Law or Order, (ii) all organizational documents, stock certificates and other evidences of equity interests and investments, shareholders’ registers and other registers of equity interests, minute books, certificates of good standing, authorizations to do business and certified accounts of each Subsidiary of the Company, and (iii) all other information concerning its business, properties and personnel as Parent reasonably may request; provided that no investigation pursuant to this Section 7.02 shall affect or be deemed to modify any representation or warranty made by the Company herein. The Company and Parent shall, and shall cause each of their respective Subsidiaries to, cooperate to obtain an orderly transition and integration process in connection with the Merger to minimize the disruption to, and preserve the value of, the business of the Surviving Corporation and its Subsidiaries during the period from and after the Effective Time.

(b) The Company shall furnish to Parent (i) weekly reports of the Company’s cash position (including sources and uses of cash) and (ii) as soon as they become available, any financial and management reports that are typically prepared for the Company’s management in the ordinary course of business.

(c) All information obtained by Parent, Merger Sub or the Company pursuant to this Section 7.02 shall be kept confidential in accordance with the confidentiality agreement, dated August 8, 2007 (the “Confidentiality Agreement”), between Parent and the Company.

Section 7.03  Commercially Reasonable Efforts.

(a) Subject to the other terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Merger and the other transactions contemplated by this Agreement and the other Transaction Documents as soon as reasonably practicable after the date hereof.

(b) Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either Parent or the Company to consummate the Merger, in no event shall Parent or any of its Subsidiaries or Affiliates be obligated to propose or agree to accept any undertaking or condition, to enter into any consent decree, to make any divestiture, or accept any operational restriction, or take or commit to take any action that could reasonably be expected to limit (A) the freedom of action of Parent or its Subsidiaries or Affiliates with respect to the operation of, or Parent’s or its Subsidiaries’ or Affiliates’ ability to retain, the Company or any businesses, product lines or assets of the Company, or (B) the ability to retain, own or operate any portion of the businesses, product lines, or assets, of Parent or any of its Subsidiaries or Affiliates, or alter or restrict in any way the business or commercial practices of the Company, Parent or its Subsidiaries or Affiliates.

(c) The parties shall use their commercially reasonable efforts to obtain all consents, waivers, authorizations and approvals of all third parties, including Governmental Entities, necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement and by the other Transaction Documents, and to provide any notices to third parties required to be provided prior to the Effective Time; provided that, without the prior written consent of Parent, the Company shall not incur any significant expense or liability or agree to any significant modification to any contractual arrangement to obtain such consents or certificates, and to provide any notices to third parties required to be provided prior to the Effective Time.

Section 7.04  Acquisition Proposal.

(a) During the period beginning on the date of this Agreement and continuing until 11:59 p.m. (EST) on November 19, 2007 (the “No-Shop Period Start Date”), the Company and its Subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives and controlled Affiliates (collectively, “Representatives”), shall have the right to: (i) initiate, solicit and encourage Acquisition Proposals, including by way of providing access to non-public information to any Person pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement; provided that the Company shall concurrently therewith provide to Parent and Merger Sub any non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which had not previously been provided or made available to Parent or Merger Sub; and (ii) enter into and maintain or continue discussions or negotiations with respect to Acquisition Proposals, or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations.

(b) Except as expressly permitted by Section 7.04(c) and except as may relate to any Excluded Party, the Company and its Subsidiaries and their respective employees, officers and directors shall, and the Company shall direct its and its Subsidiaries’ other Representatives to, (i) on the No-Shop Period Start Date, immediately cease any existing solicitations, discussions or negotiations with any Persons that may be ongoing with respect to any Acquisition Proposal (and the Company shall use commercially reasonable efforts to have all copies of all non-public information it or its Subsidiaries or their respective Representatives have distributed since August 8, 2007 to Persons in connection with their consideration of an Acquisition Proposal (other than with respect to Parent and its Affiliates), destroyed or returned to the Company as soon as possible); and (ii) from the No-Shop Period Start Date until the Effective Time or if earlier, the termination of this Agreement in accordance with Article 9, not (A) initiate, solicit, encourage or facilitate any Acquisition Proposal or the making or receipt thereof, including by way of furnishing non-public information or taking any action to render any of the anti-takeover statutes contained in the PBCL (including Sections 2538 through 2588 thereof) inapplicable to any transaction with any Person (other than Parent and its Affiliates), or (B) initiate, engage in, encourage, facilitate, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person (other than Parent and its Affiliates) any information with respect to, assist or participate in any effort or attempt by any Person (other than Parent and its Affiliates) with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or the making or receipt thereof. On the No-Shop Period Start Date, the Company shall provide written notice to Parent which identifies (x) all Excluded Parties, and (y) those Excluded Parties who (subject to the other provisions of this Agreement) are reasonably expected to enter into a definitive and binding Acquisition Agreement with the Company providing for a Superior Proposal on or prior to the Extended Go-Shop End Date.

(c) Notwithstanding the provisions of Section 7.04(b) but subject to the next succeeding sentence of this Section 7.04(c), at any time following the No-Shop Period Start Date and prior to the time, but not after, the Company Shareholder Approval, the Company may (A) provide information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal after the date of this Agreement that did not result in a breach of this Section 7.04, if the Company receives from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided that the Company shall concurrently therewith provide to Parent and Merger Sub any non-public information concerning the Company or its Subsidiaries that is provided to any Person making such Acquisition Proposal that is given such access and that had not previously been provided or made available to Parent, Merger Sub or their Representatives; or (B) engage or participate in any discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal, if and only to the extent that, prior to taking any action described in clause (A) or (B) above, and after entering into an Acceptable Confidentiality Agreement with such Person, the Company Board determines in good faith (1) after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable Law, and (2) after consultation with its outside counsel and financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal. Notwithstanding the foregoing, the parties agree that the Company may continue to engage in the activities described in Section 7.04(a) with respect to any Excluded Parties, including with respect to any amended proposal submitted by such Excluded Parties following the No-Shop Period Start Date and prior to the Extended Go-Shop End Date. From and after the No-Shop Period Start Date, the Company shall promptly advise Parent orally (with written confirmation to follow within 24 hours) after receipt by the Company of any Acquisition Proposal, including the material terms and conditions thereof and the identity of the Person making any such Acquisition Proposal (and attaching a true and complete copy thereof). The Company shall keep Parent reasonably informed on a prompt basis of the status and material terms (including all changes to the status and material terms) of any such Acquisition Proposal. From and after the date hereof, the Company shall not and shall cause its Subsidiaries not to enter into any confidentiality or other agreement with any Person or group that restricts or prohibits the Company or any of its Subsidiaries from providing to Parent the foregoing information regarding (including the identity of the Person submitting) an Acquisition Proposal or which provides for any exclusive right of negotiation or dealing. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party and will use its reasonable best efforts to enforce any such agreement at the request of or on behalf of Parent.

(d) For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and standstill provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

“Acquisition Proposal” means any oral or written inquiry, proposal, indication of interest or offer from any Person or group, whether in one transaction or a series of transactions, relating to, or that could reasonably be expected to lead to, (a) any direct or indirect acquisition by any means of (i) 20% or more of the consolidated revenues, net income, cash flows or assets of the Company and its Subsidiaries, taken as a whole, or (ii) 20% or more of the equity securities of the Company (including by issuance thereof by the Company) then outstanding; (b) any tender offer or exchange offer, as defined under the Exchange Act, that, if consummated, would result in any Person or group beneficially owning 20% or more of the equity securities of the Company then outstanding; or (c) any merger, consolidation, business combination, recapitalization, reorganization, share exchange, joint venture, split-off, spin-off, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, in each case other than the Merger and the other transactions contemplated hereby.

“Excluded Party” means any Person from whom the Company has received, after the date hereof and prior to the No-Shop Period Start Date, a written Acquisition Proposal that the Company Board determines in good faith, after receiving the advice of its outside legal counsel and financial advisor and after entering into an Acceptable Confidentiality Agreement with such Person, is bona fide and constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal; provided, however, that any Excluded Party shall cease to be an Excluded Party for all purposes under this Agreement on the earlier of (i) such time as the Acquisition Proposal made by such Person fails to constitute either a Superior Proposal or an Acquisition Proposal that is reasonably likely to result in a Superior Proposal and (ii) the 20th day after the No-Shop Period Start Date (as may be extended pursuant to Section 7.04(e)(I)(B), the “Extended Go-Shop End Date”) if a definitive and binding Acquisition Agreement providing for such Superior Proposal is not entered into by the Company and such Person on or before the Extended Go-Shop End Date.

“Superior Proposal” means any bona fide, written offer made (not in violation of Section 7.04) to the Company Board by any Person (other than Parent and its Affiliates) that if consummated would result in such Person (or its shareholders, partners, trustees or members) owning, directly or indirectly, in a transaction or series of transactions, more than 50% of the shares of Company Common Stock then outstanding (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or more than 50% of the assets of the Company, that, in each case, the Company Board determines in good faith (after receiving the advice of its outside legal counsel and financial advisor), is (a) reasonably capable of being consummated promptly in accordance with its terms (relative also to the expected time of consummation of the transactions contemplated by this Agreement), and for which financing (to the extent required) is then fully committed, taking into account all legal, financial, regulatory and other aspects of the offer and the Person making the proposal and (b) more favorable to the holders of the Company Common Stock from a financial point of view than the Merger taking into account all the terms and conditions of such offer and this Agreement (including any proposal by Parent to amend the terms of this Agreement pursuant to Section 7.04(e)).

(e) Except as set forth in this Section 7.04(e), prior to the Company Shareholder Approval, neither the Company Board nor any committee thereof shall:

(i) withhold or withdraw or qualify or modify in a manner adverse to Parent or Merger Sub (or propose or resolve (publicly or otherwise) to withhold or withdraw or to qualify or modify in a manner adverse to Parent or Merger Sub) the Company Recommendation, or adopt, approve or recommend or propose or resolve to adopt, approve or recommend (publicly or otherwise) an Acquisition Proposal (any such action, an “Adverse Recommendation”); or

(ii) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or similar agreement (x) constituting or relating to, or that is intended or could reasonably be expected to lead to, any Acquisition Proposal, other than a confidentiality agreement referred to in Sections 7.04(a) or 7.04(c) entered into in the circumstances referred to in such Sections, or (y) requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement (any of (x) or (y), an “Acquisition Agreement”).

Notwithstanding the foregoing, but subject to the Company’s compliance at all times with the provisions of Section 7.04, (I) if a written Acquisition Proposal is made prior to the Company Shareholder Approval, the Company Board may make an Adverse Recommendation, if (but only if):

A. the Company Board has determined in good faith (after receiving the advice of its outside legal counsel and financial advisor) that (1) it is required to make such Adverse Recommendation in order to comply with its fiduciary duties under applicable Law, and (2) such Acquisition Proposal constitutes a Superior Proposal;

B. the Company shall have provided Parent with five (5) Business Days notice (the “Notice Period”) following Parent’s receipt of written notice (a “Notice of Superior Proposal”) from the Company representing to Parent that the Company Board has received a Superior Proposal not in violation of the provisions of Section 7.04, specifying the material terms and conditions of such Superior Proposal (and attaching the most current and complete version of any written agreement or offer relating thereto), identifying the Person making such Superior Proposal and stating that the Company Board intends to make an Adverse Recommendation; provided, however, that, prior to any such Adverse Recommendation occurring, any amendment to a financial or other term of such Superior Proposal shall require a new Notice of Superior Proposal (a “Subsequent Notice”) and a new five (5) Business Day Notice Period (a “Subsequent Notice Period”); provided, further, however, that, any such Notice Period or Subsequent Notice Period, as the case may be, shall result in an automatic extension of the Extended Go-Shop End Date for a term equal to such notice period(s), if (and only if) such Superior Proposal is from an Excluded Party identified in the notice provided by the Company to Parent pursuant to the last sentence of Section 7.04(b);

C. during such Notice Period or Subsequent Notice Period, as the case may be, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent and its Representatives to amend this Agreement in such a manner that the Acquisition Proposal that was determined to constitute a Superior Proposal is no longer determined to constitute a Superior Proposal; and

D. at the end of the Notice Period or any Subsequent Notice Period, as the case may be, such Acquisition Proposal has not been withdrawn and continues to constitute a Superior Proposal,

and (II) after an Adverse Recommendation is made in accordance with the foregoing clause (I), the Company shall be entitled to enter into a definitive and binding Acquisition Agreement providing for such Superior Proposal if (but only if) this Agreement is terminated by the Company pursuant to Section 9.01(e) and, concurrently with and as a condition to the effectiveness of any such termination by the Company, the Company shall have (x) paid all amounts due to Parent pursuant to Sections 9.02 and 9.03, and (y) entered into such definitive and binding Acquisition Agreement. The Company agrees that it will not enter into an Acquisition Agreement providing for a Superior Proposal referred to in this Section 7.04(e) until at least the sixth (6th) Business Day after it has provided the Notice of Superior Proposal or Subsequent Notice, as the case may be.

(f) Nothing contained in this Section 7.04 shall prohibit the Company from at any time taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A or from making any other disclosure to its shareholders or in any other regulatory filing if, in the good faith judgment of the Company Board (after receiving the advice of its outside legal counsel and financial advisor), failure to so disclose would be inconsistent with its obligations under applicable Law; provided, however, that (except in the case of a “stop-look-and-listen” communication pursuant to Rule 14d-9(f) under the Exchange Act) if any such disclosure does not concurrently and expressly reaffirm the Company Recommendation or if it has the effect of withdrawing or qualifying or modifying in a manner adverse to Parent or Merger Sub the Company Recommendation, then such disclosure shall be deemed to be an Adverse Recommendation for all purposes of this Agreement and Parent shall have the right to terminate this Agreement as set forth in Section 9.01(f) and receive the Break-Up Fee in accordance with Sections 9.02 and 9.03.

Section 7.05  Shareholder Litigation.  The Company shall keep Parent informed of, and cooperate with Parent in connection with, any shareholder Action against the Company and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement or the other Transaction Documents; provided, however, that no settlement in connection with such shareholder Action shall be agreed to without Parent’s prior written consent.

Section 7.06  Public Announcements.  The initial press release relating to this Agreement shall be a joint release the text of which has been agreed to by each of Parent and the Company. Thereafter, each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby or by the other Transaction Documents shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable securities exchange, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that upon prior consultation with the other party, each of the parties may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by any of the parties in compliance with this Section 7.06.

ARTICLE 8

CONDITIONS PRECEDENT

Section 8.01  Conditions to the Merger.  The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) Shareholder Approval.  The Company shall have obtained the Company Shareholder Approval.

(b) Proxy Statement.  No orders suspending the use of the Proxy Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC.

(c) No Order.  No Governmental Entity of competent jurisdiction shall have enacted or issued an order, decree, judgment, injunction or taken any other action (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger (collectively, an “Order”); provided, however, that the party claiming the failure of the condition set forth in this Section 8.01(c) shall have used commercially reasonable efforts to have such Order vacated.

Section 8.02  Conditions to the Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where legally permissible), on or prior to the Effective Time, of the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except (in the case of representations and warranties other than those contained in Section 3.09(b)) for failures to be true and correct that individually or in the aggregate have not had or would not reasonably be expected to have a Company Material Adverse Effect; provided, that for purposes of determining whether the condition in this Section 8.02(a) is satisfied, references to “Company Material Adverse Effect” and any other materiality qualification contained in such representations and warranties (other than those contained in Section 3.09(b)) shall be ignored.

(b) Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate.  The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 8.02(a) and 8.02(b).

(d) Third Party Consents.  The Company shall have obtained (i) all consents and approvals of third parties listed on Section 8.02(d) of the Company Disclosure Schedule and (ii) any other consent or approval of any third party (other than a Governmental Entity), required in connection with this Agreement and the transactions contemplated hereby and by the other Transaction Documents, other than (in the case of clause (ii)) consents or approvals which if not obtained would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(e) No Company Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has had, or is reasonably expected to have, a Company Material Adverse Effect.

(f) Employment Agreement.  The Employment Agreement shall have been executed by Nathanael Lentz and the Company and delivered to Parent, and shall be in full force and effect.

(g) Release.  The Release shall have been executed by Nathanael Lentz and the Company and delivered to Parent, and shall be in full force and effect.

(h) Radcliffe Waiver.  The Radcliffe Waiver shall continue to be in full force and effect.

Section 8.03  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for failures to be true and correct that individually or in the aggregate would not have or prevent or materially delay the ability of Parent and Merger Sub to perform their respective obligations under this Agreement; provided, that for purposes of determining whether the condition in this Section 8.03(a) is satisfied, references to any materiality qualification contained in such representations and warranties shall be ignored.

(b) Agreements and Covenants.  Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate.  Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the Chief Executive Officer or Chief Financial Officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 8.03(a) and 8.03(b).

Section 8.04  Frustration of Closing Conditions.  No party may rely on the failure of any condition set forth in this Article 8 to be satisfied if such party’s failure to comply with any provision of this Agreement in a material respect has been the proximate cause of, or resulted in, the failure of the condition.

ARTICLE 9

TERMINATION

Section 9.01  Termination.  This Agreement may be terminated and abandoned, whether before or after receipt of the Company Shareholder Approval (except as set forth in this Section 9.01), prior to the Effective Time, by action taken by the Board of Directors of the terminating party, only as follows:

(a) by the mutual written consent of Parent and the Company;

(b) by either of the Company or Parent by written notice to the other:

(i) if at the Company Shareholders Meeting (or at any adjournment or postponement thereof permitted by this Agreement) the Company Shareholder Approval is not obtained (provided that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to the Company if at such time the Company is in material breach this Agreement or the failure to obtain such approval was caused by a breach of the Voting Agreement by any party thereto (other than Parent and Merger Sub));

(ii) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger, and such Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 9.01(b)(ii) shall not be available to a party if such party’s failure to comply with any provision of this Agreement in any material respect has been the proximate cause of, or proximately resulted in, such Order; or

(iii) if the consummation of the Merger shall not have occurred on or before April 15, 2008 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.01(b)(iii) shall not be available to a party if such party’s failure to comply with any provision of this Agreement in a material respect has been the proximate cause of, or resulted in, the failure of the Merger to occur on or before the Outside Date.

(c) by written notice from Parent to the Company, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 8.02(a) or 8.02(b), and such condition is incapable of being satisfied by the Outside Date or such breach has not been cured by the Company within thirty (30) days after the Company’s receipt of written notice of such breach from Parent;

(d) by written notice from the Company to Parent if Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 8.03(a) or 8.03(b) and such condition is incapable of being satisfied by the Outside Date or such breach has not been cured by Parent or Merger Sub within thirty (30) days after Parent’s receipt of written notice of such breach from the Company;

(e) by written notice from the Company to Parent, at any time prior to the Company Shareholder Approval, in accordance with, and subject to the terms and conditions of, Section 7.04(e)(II);

(f) by written notice from Parent to the Company, if (i) the Company Board (or any committee thereof) shall (A) fail to include the Company Recommendation in the Proxy Statement, (B) make an Adverse Recommendation or resolve to do so, (C) fail to reconfirm the Company Recommendation within five days after Parent so requests in writing (which five day period will be extended for one additional five day period if the Company certifies to Parent prior to the expiration of the initial five day period that the Company Board is in good faith seeking to obtain additional information regarding its decision to reconfirm the Company Recommendation), or (D) if a tender offer or exchange offer for any outstanding voting securities has been publicly disclosed (other than by Parent or an Affiliate of Parent), the Company Board (or any committee thereof) fails within ten (10) Business Days of the commencement thereof to recommend against acceptance of such tender or exchange offer by the holders thereof (including by taking no position or a neutral position with respect to the acceptance of such tender offer or exchange offer by such holders), (ii) any party to the Voting Agreement (other than Parent or Merger Sub), breaches or fails to perform his, her or its obligations thereunder in any material respects, or (iii) the Company breaches or fails to perform any of its obligations under Section 7.04; or

(g) by Parent, if any Person or group (as defined in Section 13(d)(3) under the Exchange Act) (other than Parent, Merger Sub or any of their respective Affiliates) shall have become the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of at least a majority of the outstanding voting securities of the Company.

Section 9.02  Effect of Termination.

(a) Subject to the remainder of this Section 9.02 and to Section 9.03, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent, Merger Sub or the Company and each of their respective directors, trustees, officers, employees, partners, shareholders or shareholders, and all rights and obligations of any party hereto shall cease, except for the agreements contained in Sections 7.02(b) (Confidentiality), 7.06 (Public Announcements), this 9.02 (Effect of Termination), 9.03 (Fees and Expenses) and Article 10 (Miscellaneous), which shall remain in full force and effect and survive any termination of this Agreement; provided, however, that nothing contained in this Section 9.02(a) shall relieve any party hereto from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

(b) The Company shall pay to Parent an amount in cash equal to the sum of (x) 5.99% of Company Enterprise Value and (y) Parent Transaction Expenses (the “Break-Up Fee”) if;

(i) this Agreement is terminated by the Company pursuant to Section 9.01(e);

(ii) this Agreement is terminated by Parent pursuant to Section 9.01(f) (other than paragraphs (ii) and (iii) thereof); or

(iii) this Agreement is terminated by the Company or Parent pursuant to Section 9.01(b)(iii) (without the Company Shareholder Meeting having occurred) or Section 9.01(b)(i), or by Parent pursuant to Section 9.01(c), Section 9.01(f)(ii) or Section 9.01(f)(iii), if, at any time after the date of this Agreement and before such termination, an Acquisition Proposal shall have been publicly announced by any Person or group (other than Parent or any of its Affiliates) disclosed or made known to the Company, and remain outstanding at the time of such termination, and within 12 months of such termination the Company shall have entered into a definitive agreement with respect to, or shall have consummated, any Acquisition Proposal (substituting 50.1% for 20% in the definition thereof) (which need not be the same Acquisition Proposal made prior to termination).

(c) Any fee due under Section 9.02(b) shall be paid by the Company by wire transfer of same-day funds:

(i) in the case of Section 9.02(b)(i), concurrently with (and as condition to the effectiveness of) such termination;

(ii) in the case of Sections 9.02(b)(ii), within one Business Day of such termination; and

(iii) in the case of Section 9.02(b)(iii), concurrently with the consummation of such Acquisition Proposal (including any such consummation occurring after the twelve (12) month period referred to in such Section with respect to any definitive agreement referred to therein entered into during such twelve (12) month period).

Section 9.03  Fees and Expenses.

(a) Except as set forth in Section 9.02 and this Section 9.03, whether or not the Merger is consummated, all out-of-pocket costs and expenses that are incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby and by the other Transaction Documents, including all fees and expenses of lawyers, accountants, financial advisors, consultants and other advisors, shall be paid by the party incurring such costs and expenses.

(b) If this Agreement is terminated by Parent or the Company pursuant to Section 9.01(b)(i) (if, at any time after the date of this Agreement and before such termination, an Acquisition Proposal shall have been publicly announced by any Person (other than Parent or any of its Affiliates), disclosed or made known to the Company and remains outstanding at the time of such termination) or Section 9.01(b)(iii) (without the Company Shareholder Meeting having occurred) or by Parent pursuant to and in accordance with Section 9.01(c), the Company shall pay to Parent within five Business Days after the date of termination all documented, reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers, accountants, financial advisors, consultants and other advisors, incurred by Parent or Merger Sub in connection with the entering into of this Agreement and the other Transaction Documents and the carrying out of any and all acts contemplated hereunder and thereunder (“Parent Transaction Expenses”); provided, however, that if a Break-Up Fee is payable by the Company pursuant to Section 9.02(b)(iii), then the Company may reduce the amount to be paid by it pursuant to such Section by the amount of any expense reimbursement paid by the Company to the Buyer pursuant to this Section 9.03(b).

(c) If this Agreement is terminated by the Company pursuant to Section 9.01(d), Parent shall pay to the Company within five Business Days after the date of termination all documented, reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers, accountants, financial advisors, consultants and other advisors, incurred by the Company in connection with the entering into of this Agreement and the other Transaction Documents and the carrying out of any and all acts contemplated hereunder and thereunder.

(d) The parties acknowledge that the agreements contained in Sections 9.02 and 9.03 are an integral part of the transactions contemplated by this Agreement and the other Transaction Documents, and that, without these agreements, the parties would not enter into this Agreement. If one party fails to promptly pay to the other any expense reimbursement or fee due under Sections 9.02 or 9.03, the defaulting party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any Action, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment.

(e) The parties further acknowledge and agree that (i) damages attributable to a termination of this Agreement as referenced in Sections 9.02 and 9.03 are uncertain in amount, (ii) the fees provided in Sections 9.02 and 9.03 are a reasonable fee and estimate of such damages at the time the parties hereto executed and delivered this Agreement and (iii) the amounts to be paid pursuant to this Section 9.03 constitute liquidated damages negotiated at arm’s-length and do not constitute, and are not intended by the parties to operate as, a penalty.

Section 9.04  Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company, but, after any such approval, no amendment shall be made which by Law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.05  Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE 10

MISCELLANEOUS

Section 10.01  Survival.  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

Section 10.02  Successors and Assigns.  No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, that, without the prior consent of the Company, each of Parent and Merger Sub may assign any of its rights hereunder to its Affiliates (but shall remain liable for all of its obligations under this Agreement). This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

Section 10.03  Governing Law; Jurisdiction; Remedies.

(a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York (except to the extent that mandatory provisions of Pennsylvania law are applicable), without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of New York.

(b) Any Action arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action may be heard and determined in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by either party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 10.03 shall affect the right of any party to serve legal process in any other manner permitted by Law. The consent to jurisdiction set forth in this Section 10.03 shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 10.03.  The parties hereto agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.05 as to giving notice thereunder shall be deemed effective service of process on such party.

(c) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or other equitable relief to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in any court identified in Section 10.03(b), this being in addition to any other remedy to which they are entitled at Law or in equity.

(d) WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY

OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.03(D)

Section 10.04  Severability; Construction.

(a) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(b) This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any applicable Law will be deemed to refer to such Law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein, “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement.

Section 10.05  Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the applicable party to whom it is directed at the addresses indicated below:

If to the Company:

Verticalnet, Inc.
400 Chester Field Parkway
Malvern, PA 19355
Attention: Nathanael V. Lentz
President and Chief Executive Officer
Fax: (610) 240-9470

Copy to (such copy not to constitute notice):

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: James W. McKenzie, Jr.
Fax: (877) 432-9652

If to Parent or Merger Sub:

BravoSolution S.p.A.
Via Rombon, 11
20134 Milano
Attention: Federico Vitaletti
Chief Executive Officer
Fax: +39 02 210512242

Copy to (such copy not to constitute notice):

Greenberg Traurig, LLP
The Met Life Building
200 Park Avenue
New York, New York 10166
Attention: Lorenzo Borgogni
Daniel P. Raglan
Fax: (212) 801-6400

or, as to each of the foregoing, at such other address as shall be designated by such party in a written notice to other parties complying as to delivery with the terms of this Section 10.05. Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective five (5) days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the day of actual delivery by the courier.

Section 10.06  Entire Agreement.  This Agreement and the Confidentiality Agreement contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

Section 10.07  Parties in Interest.  Except for the rights to continued indemnification and insurance pursuant to Section 6.02 hereof (of which the Persons entitled to indemnification or insurance, as the case may be, are the intended beneficiaries following the Effective Time), nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Company or Parent. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company or Parent.

Section 10.08  Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 10.09  Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and delivered by means of a facsimile or portable document format (pdf) transmission. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any applicable Law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

Section 10.10  Definitions.  (a) As used in this Agreement:

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

“Board of Directors” shall mean the Board of Directors of any specified Person.

“Business Day” shall mean any day on which banks are not required or authorized to close in New York, New York or Milan, Italy.

“Company Enterprise Value” shall mean the sum of (i) the aggregate Merger Consideration offered for each outstanding share of Company Common Stock and each outstanding share of Series B Preferred Stock and (ii) $5,310,396, which represents as of the date hereof the principal amount outstanding at maturity of the Radcliffe Note.

“Company Material Adverse Effect” means any Effect that is materially adverse to (i) the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or (iii) the ability of Parent to operate the business of the Company and its Subsidiaries, taken as a whole, immediately after the Closing (as a result of matters occurring prior to Closing); provided, however, that in no event shall any of the following be deemed to constitute a Company Material Adverse Effect: (a) any Effect that results from changes in general economic conditions or changes in securities markets in general (b) any Effect that results from general changes in the industry in which the Company and its Subsidiaries operate, (c) any Effect directly arising out of to the public announcement of the transactions contemplated by this Agreement, (d) any Effect that results from any action taken by the Company at the specific request of Parent; except in the case of clauses (a) and (b), for any Effect that has a significantly disproportionate adverse impact on the Company and its Subsidiaries compared to other companies of similar size operating in the industry in which the Company and its Subsidiaries operate.

“Effect” means any event, circumstance, change, development, condition or effect.

“Environmental Laws” shall mean any federal, state, local or foreign, statute, regulation, ordinance, order, decree, directive or other requirement of Law (including, without limitation, common law) relating to human health, safety or welfare, wildlife, natural resources, flora, fauna or the environment (including, without limitation, indoor or outdoor air, water, water vapor, groundwater, drinking water, surface or subsurface land, noise and odor), or to the identification, generation, use, labeling, processing, control, transportation, handling, discharge, emission, treatment, storage, disposal, investigation, removal, remediation, import/export, or monitoring of, or exposure to, any pollutant, contaminant, hazardous or solid waste, or any hazardous or toxic substance, or material.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“Governmental Entity” shall mean any federal, state, local or foreign governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, judicial or arbitral body.

“Hazardous Material” shall mean any product, substance, gas, chemical, microbial matter, material or waste, whose presence, nature, quantity or concentration, either by itself or in combination with other materials is (a) potentially injurious to human health or safety, the environment or natural resources; or (b) regulated, monitored or subject to reporting by any Governmental Entity relating to Environmental Laws.

“Intellectual Property” shall mean all of the following, owned or used by the Company and its Subsidiaries: material (a) trademarks (whether registered or unregistered) and service marks, trade dress, product configurations, trade names and other indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (b) inventions (whether or not patentable), discoveries, improvements, ideas, know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, binary code, development documentation, programming tools, drawings, specifications and data), proprietary products, proprietary rights and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (c) trade secrets, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (d) rights of copyright (whether registered or unregistered), copyrighted and copyrightable writings, designs, software, mask works, works of authorship in any medium (whether or not copyrightable) or other works, applications or registrations in any jurisdiction for the foregoing and all moral rights related thereto; (e) database rights; (f) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Web sites of the Company and its

Subsidiaries; (g) all other intellectual property or proprietary rights of any kind, including writings of any kind, printed or graphic matter (including all preparatory materials such as sketches, drafts, outtakes, outlines and drawings); (h) rights under all agreements relating to the foregoing; (i) books and records pertaining to the foregoing; and (j) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” shall mean, with respect to the Company, the actual knowledge of the executives of the Company after due inquiry of the employees of the Company and its Subsidiaries who have administrative or operational responsibility for the particular subject matter in question.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Lien” shall mean any mortgage, pledge, security interest, encumbrance or title defect, lease, lien (statutory or other), conditional sale agreement, claim, charge, limitation or restriction.

“NASDAQ” shall mean The NASDAQ Global Market, Inc.

“Permitted Liens” shall mean (a) liens for utilities and current Taxes and assessments not yet due and payable, (b) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s, and other similar liens arising or incurred in the ordinary course of business not yet due and payable, if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith by appropriate proceedings and for which appropriate reserves have been included on the balance sheet of the applicable Person (provided that, in the case of assets material to the business of the Company or any of its Subsidiaries, taken as a whole, such liens do not and would not reasonably be expected to materially impair the continued use or operation of such assets or, in the case of any real property, render the title to such real property unmarketable), and (c) Liens set forth on Section 10.10(b) of the Company Disclosure Schedule.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Shares” shall mean shares of Company Common Stock, Series B Preferred Stock and (when issued) Series C Preferred Stock.

“Subsidiary” when used with respect to any party shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax Return” shall mean any report, return, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a taxing authority in connection with Taxes.

“Taxes” shall mean all federal, state, local or foreign taxes, including, without limitation, income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, taxes required to be collected from customers on the sale of services, registration, alternative or add-on minimum, estimated and other taxes, governmental fees or like charges of any kind whatsoever, whether disputed or not, including any interest, penalties or additions thereto; and “Tax” shall mean any one of them.

(b) The following terms have the meaning set forth in the sections set forth below:

Defined Term	Location of Definition

Acquisition Agreement	§7.04(e)
Acquisition Proposal	§7.04(d)
Action	§3.19
Adverse Recommendation	§7.04(e)
Agreement	Preamble
Articles of Merger	§1.03
Break-Up Fee	§9.02(b)
Closing	§1.02
Closing Date	§1.02
Code	§2.07
Common Consideration	Recitals
Common Stock Certificate	§1.08(b)
Company	Preamble
Company Board	Recitals
Company Common Stock	Recitals
Company Disclosure Schedule	Article 3
Company Option	§1.10
Company Organizational Documents	§3.01
Company Plans	§1.10(a)
Company Preferred Stock	§3.06(a)
Company Recommendation	§7.01(a)
Company SEC Reports	§3.08(a)
Company Securities	§1.10(a)
Company Shareholder Approval	§3.05
Company Shareholders Meeting	§3.29
Company Transaction Expenses	§3.11(c)
Company Warrants	§1.10(a)
Company Welfare Plans	§6.01(b)
Confidentiality Agreement	§7.02(c)
Continuing Employees	§6.01(a)
Contract	§3.20(c)
Costs	§6.02(b)
Customer Contracts	§3.20(c)(ii)
Effective Time	§1.03
Employee Benefit Plans	§3.21(a)
Employment Agreements	Recitals
ERISA Affiliate	§3.21(a)
Exchange Act	§3.04
Exchange Agent	§2.01
Exchange Fund	§2.01
Excluded Party	§7.04(d)
Extended Go-Shop End Date	§7.04(d)
Form 10-K	Article 3
Incumbent Management	§6.02(b)
Indemnitee	§6.02(a)
Instrument	§1.10(b)
Lease	§3.12(a)
Leased Real Property	§3.12(a)

Defined Term	Location of Definition

Licenses and Permits	§3.16(a)
Merger	Recitals
Merger Consideration	Recitals
Merger Sub	Preamble
Multiemployer Plan	§3.21(c)
No-Shop Period Start Date	§7.04(a)
Notice of Superior Proposal	§7.04(e)
Notice Period	§7.04(e)
Open Source Materials	§3.15(c)
Order	§8.01(c)
Outside Date	§9.01(b)(iii)
Parent	Preamble
Parent Transaction Expenses	§9.03(b)
PBCL	Recitals
Pension Plans	§3.21(a)
Plan of Merger	Recitals
Proxy Statement	§3.29
Radcliffe	Recitals
Radcliffe Note	§5.05
Radcliffe Waiver	Recitals
Real Estate Impositions	§3.12(e)
Registered Intellectual Property	§3.14(b)
Representatives	§7.04(a)
Restricted Stock	§3.06(a)(i)
RSU	§1.10(a)
Run-Off Insurance	§6.02(d)
Sarbanes-Oxley Act	§3.08(a)
SEC	Article 3
Securities Act	§3.04
Series C Preferred Stock	Recitals
Series C Purchase Price	Recitals
Series C Preferred Stock Purchase Agreement	Recitals
Series B Consideration	Recitals
Series B Preferred Stock	Recitals
Software	§3.15(a)
Statement of Designation	Recitals
Subsequent Notice	§7.04(e)
Subsequent Notice Period	§7.04(e)
Surviving Corporation	§1.01
Trade Laws	§3.34(a)
Transaction Documents	§3.05
Treasury Regulations	§2.07
Voting Agreement	Recitals
WARN	§3.25(c)

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BRAVOSOLUTION S.P.A.

By:	/s/ Federico Vitaletti
Name:     Federico Vitaletti

Title:	Chief Executive Officer

BRAVOSOLUTION U.S.A., INC.

By:	/s/ Federico Vitaletti
Name:     Federico Vitaletti

Title:	President

VERTICALNET, INC.

By:	/s/ Nathanael V. Lentz
Name:     Nathanael V. Lentz

Title:	President and CEO

Exhibit B

Series C Preferred Stock Purchase Agreement

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 25, 2007, by and between Verticalnet, Inc., a Pennsylvania corporation, with headquarters located at 400 Chester Field Parkway, Malvern, Pennsylvania 19355 (the “Company”), and BravoSolution U.S.A., Inc., a Pennsylvania corporation (“Buyer”).

WHEREAS, the Company has authorized the sale and issuance of 322,007 shares (the “Shares”) of the Company’s Series C Preferred Stock, par value $0.01 per share (the “Preferred Stock”); and

WHEREAS, Buyer wishes to purchase, and the Company wishes to sell, the Shares upon the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intended to be legally bound hereby, the parties hereto agree as follows:

1. PURCHASE AND SALE; CLOSING; PURCHASE PRICE.

(a) Purchase and Sale of the Shares.  Upon the following terms and conditions, the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company, the Shares. The Company and Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

(b) Closing.  The date and time of the closing of the transactions contemplated by this Agreement (the “Closing”) shall be 10:00 a.m., New York City time, on October 31, 2007, provided that the conditions to the Closing set forth in Sections 5 and 6 below shall have been satisfied (or waived) (the “Closing Date”), at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, unless another place is agreed to in writing by the parties hereto.

(c) Purchase Price.  The aggregate purchase price for the Shares to be purchased by Buyer is $824,337.92 (the “Purchase Price”).

(d) Form of Payment.  On the Closing Date, Buyer shall pay the Purchase Price to the Company for the Shares to be issued and sold to Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions.

2. BUYER’S REPRESENTATIONS AND WARRANTIES.

Buyer represents and warrants to the Company that:

(a) No Public Sale or Distribution.  Buyer is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(b) Knowledge and Experience.  Buyer has knowledge and experience in financial and business matters such that Buyer is capable of evaluating the merits and risks of the investment in the Shares.

(c) Reliance on Exemptions.  Buyer understands that the Shares are being offered and sold to it in reliance on exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

(d) Information.  Buyer and its advisors have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained herein. Buyer understands that its investment in the Shares involves a high degree of risk. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(e) No Governmental Review.  Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(f) Transfer or Resale.  Buyer understands that the Shares and the Conversion Shares (as defined below) are restricted securities and must be held indefinitely unless they are registered under the Securities Act or an exemption from registration is available. Buyer acknowledges that it is familiar with Rule 144 of the rules and regulations of the Securities and Exchange Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that Buyer has been advised that Rule 144 permits resales only under certain circumstances. Buyer understands that to the extent that Rule 144 is not available, Buyer will be unable to sell any Securities, Conversion Shares or Warrant Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(g) Legends.  Buyer understands that the certificates representing the Shares or the Conversion Shares shall bear any legend that is required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(h) Authorization; Validity; Enforcement.  Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by the Transaction Documents (as defined below). This Agreement has been, and when the other Transaction Documents to which Buyer is a party are executed and delivered in accordance with the terms and conditions contemplated hereby and thereby, such documents shall have been, duly and validly authorized, executed and delivered on behalf of Buyer and shall constitute the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Buyer that:

(a) Organization and Qualification.  The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it was formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.

(b) Preferred Stock.  The Shares shall have the rights set forth in the Statement With Respect to the Series C Preferred Stock, attached as Exhibit A hereto (the “Statement of Designation”).

(c) Issuance of Securities.  The Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind other than restrictions on transfer imposed by applicable securities laws. When the shares of the Company’s Common Stock are issued upon conversion of the Shares (the “Conversion Shares”) in accordance with the terms of this Agreement and the Statement of Designation, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind, other than restrictions on transfer imposed by applicable securities laws, and the holders shall be entitled to all rights accorded to a holder of shares of Common Stock.

(d) Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Statement of Designation (when filed in accordance with the terms of this Agreement) and the Registration Rights Agreement, as set forth as Exhibit B hereto (together with the Agreement, the “Transaction Documents”). The execution and delivery of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors or its shareholders (except for the filing of the Statement of Designation in accordance with the terms of this Agreement). This Agreement has been, and when the other Transaction Documents to which Company is a party are executed and delivered in accordance with the terms and conditions contemplated hereby and thereby, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) Offer of Shares.  The offer by the Company of the Shares is exempt from registration under the Securities Act.

(f) No General Solicitation; Placement Agent’s Fees.  None of the Company, any of its affiliates, or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. The Company has not engaged any placement agent or other agent in connection with the sale of the Shares.

4. COVENANTS; REGISTER; ISSUANCE AND RESERVATION OF SHARES.

(a) Disclosure of Transactions and Other Material Information.  On or before 5:00 p.m., on the fourth Business Day following the Closing Date, the Company shall file a Current Report on Form 8-K, describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Securities Exchange Act of 1934, as amended (the “8-K Filing”). The Company shall be entitled, with the prior approval of Buyer, to make any other press release or other public disclosure as is required by applicable law and regulations.

(b) Register.  The Company shall maintain at its principal executive offices, a register for the Shares, in which the Company shall record the name and address of the person in whose name the Shares have been issued (including the name and address of each transferee).

(c) Issuance of Shares.  On the Closing Date, the Company shall deliver to Buyer certificates representing the Shares.

(d) Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of the Shares, one hundred percent (100%) of the applicable number of shares of Common Stock as is expressly permitted to be issued from time to time upon the conversion of the Shares outstanding at the time, in accordance with the Statement of Designation.

(e) Short Sales.  Buyer shall not engage in any short sale of the Common Stock.

(f) Statement of Designation.  On the next business day after the date of this Agreement, the Company shall file the Statement of Designation with the Secretary of State of the Commonwealth of Pennsylvania.

(g) Conversion Cap.  In the event that the aggregate number of shares of Common Stock that would be issued upon conversion of the Shares equals or exceeds the Conversion Cap (as defined in the Statement of Designation), as promptly as practicable the Company shall convene a special meeting of the Company’s shareholders to approve the issuance of shares of Common Stock upon conversion of the Shares in excess of the Conversion Cap, as required by and in accordance with the Nasdaq Marketplace Rules then in effect.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Shares to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s benefit and may be waived by the Company at any time in their discretion by providing Buyer with prior written notice thereof:

(a) Buyer shall have executed and delivered to the Company each of the Transaction Documents, which shall be in full force and effect as of the Closing.

(b) Buyer shall have delivered to the Company the Purchase Price by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(c) The representations and warranties of Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date.

(d) The Secretary of State of the Commonwealth of Pennsylvania shall have accepted the Company’s filing of the Statement of Designation.

6. CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE.

The obligation of Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed and delivered to Buyer each of the Transaction Documents, which shall be in full force and effect as of the Closing.

(b) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) The Secretary of State of the Commonwealth of Pennsylvania shall have accepted the Company’s filing of the Statement of Designation.

7. MISCELLANEOUS.

(a) Governing Law; Waiver of Jury Trial.

(i) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of New York.

(ii) Any claims, actions, suits or proceedings (each, an “Action”) arising out of or relating to this Agreement or the transactions contemplated hereby shall be heard and determined in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action may be heard and determined in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the parties hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by either party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 7(a)(ii) shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 7(a)(ii) shall not constitute a general consent to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 7(a)(ii). The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Without limiting the foregoing, each party agrees that service of process on such party as provided herein as to giving notice thereunder shall be deemed effective service of process on such party.

(iii) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or other equitable relief to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement in any court identified in Section 7(a)(ii), this being in addition to any other remedy to which they are entitled at law or in equity.

(iv) WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS

CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(a)(iv).

(b) Severability; Construction.  (i) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(ii) This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any applicable Law will be deemed to refer to such Law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein, “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. Time is of the essence in the performance of this Agreement.

(c) Notices.  All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the applicable party to whom it is directed at the addresses indicated below: If to Buyer:

At the address set forth on the signature page hereto.

If to the Company:

Verticalnet, Inc.
400 Chester Field Parkway
Malvern, PA 19355
Telephone:  (610) 640-8030
Facsimile:  (610) 240-9470
Attention:  Legal

Copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Telephone:  (215) 963-5134
Facsimile:  (215) 963-5001
Attention:  James W. McKenzie, Jr.

or, as to each of the foregoing, at such other address as shall be designated by such party in a written notice to other parties complying as to delivery with the terms of this Section 7(c). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective five (5) days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the day of actual delivery by the courier.

(d) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(e) Entire Agreement.  This Agreement, the Statement of Designation and the Registration Rights Agreement contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

(f) Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(g) Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and delivered by means of a facsimile or portable document format (pdf) transmission. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any applicable law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

(h) Amendments.  No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto.

(i) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares and affiliates of Buyer. Subject to the foregoing, neither the Company nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(j) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Buyer and the Company have caused their respective signature page to this Stock Purchase Agreement to be duly executed as of the date first written above.

VERTICALNET, INC.

By:	/s/ Nathanael V. Lentz
Name:     Nathanael V. Lentz

Title:	President and CEO

[Buyer’s Counterpart Signature Page to Stock Purchase Agreement]

BRAVOSOLUTION U.S.A., INC.

By:	/s/ Federico Vitaletti
Name:     Federico Vitaletti

Title:	President

Address:

BravoSolution U.S.A., Inc. c/o BravoSolution S.p.A. Via Rombon, 11 20134 Milano Attention:	Federico Vitaletti Chief Executive Officer Fax: +39 02 210512242

For purposes of Section 7(c) notice, copy to (such copy not to constitute notice):

Greenberg Traurig, LLP The Met Life Building 200 Park Avenue New York, New York 10166 Attention:	Lorenzo Borgogni, Esq. Daniel P. Raglan, Esq. Tel: (212) 801-9200 Fax: (212) 801-6400

EXHIBIT A

Statement of Designation

EXHIBIT B

Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 25, 2007 by and between Verticalnet, Inc., a Pennsylvania corporation (the “Company”), and BravoSolution U.S.A., Inc., a Pennsylvania corporation (the “Purchaser”).

This Agreement is being entered into pursuant to the Stock Purchase Agreement dated as of the date hereof among the Company and the Purchaser (the “Purchase Agreement”).

The Company and the Purchaser hereby agree as follows:

1. Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms of “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Shares issued to the Purchaser pursuant to the Purchase Agreement.

“Effectiveness Period” shall mean the period beginning on the date any such Registration Statement is declared effective by the Commission and ending on the date that is the earlier of (a) the date when all such Registrable Securities covered by such Registration Statement have been sold or (b) the date on which such Registrable Securities may be sold pursuant to Rule 144.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means the filing date of any Registration Statement in accordance with Section 2 or Section 3.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, as well as any free writing prospectus, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Registrable Securities” means the Conversion Shares.

“Registration Statement” means any registration statement and any additional registration statement contemplated by Section 2 or Section 3, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 158” means Rule 158 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Series B Financing” means the transactions contemplated by that certain Stock and Warrant Purchase Agreement, dated as of June 1, 2007, by and among the Company and the purchasers, pursuant to which the Company issued and sold shares of Series B Preferred Stock, par value $0.01 per share, and warrants to purchase shares of Common Stock.

2. Piggy Back Registration Rights.

(a) If the Company proposes to file a Registration Statement under the Securities Act for purposes of a public offering of securities of the Company, it shall notify all Holders of Registrable Securities in writing (the “Company Notice”). Each Holder shall have the right (the “Piggyback Right”), subject to the limitations set forth in this Section 2, to include in such Registration Statement the Registrable Securities then held by such Holder. In order to exercise the Piggyback Right, a Holder shall give written notice to the Company (the “Piggyback Notice”) no later than 15 days following the date on which the Company gives the Company Notice. The Piggyback Notice shall set forth the number of Registrable Securities that such Holder desires to include in such Registration Statement.

(b) If the Registration Statement under which the Company gives notice under this Section 2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities in the Company Notice. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2 shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their Registrable Securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated in the following order of priority: (i) first, to the securities acquired in the Series B Financing; (ii) second, to the Holders, up to the full number of Registrable Securities requested to be included in such registration on a pro rata basis based on the total number of Registrable Securities requested to be included in such registration by the Holders; (iii) third, to the Company, all securities proposed to be registered by the Company for its own account; and (iv) fourth, to any other holders, the number of securities requested to be included by any other holders, in proportion as nearly as practicable, to the respective amounts of securities of the Company owned by them. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 Business Days prior to the effective date of such Registration Statement.

(c) The Company shall use its commercially reasonable efforts to (i) have such Registration Statement declared effective by the Commission (x) within 90 days after the Filing Date if such Registration Statement is not reviewed by the Commission or (y) within 120 days after the Filing Date if such Registration Statement is reviewed by the Commission and (ii) keep such Registration Statement continuously effective under the Securities Act until the end of the Effectiveness Period. Each Holder acknowledges and agrees that the Company shall be permitted to exclude such Holder’s Registrable Securities from a Registration Statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 4(m); provided if such Holder provides such information prior to the filing of such Registration Statement the Company shall use commercially reasonable efforts to include such Registrable Securities on such Registration Statement.

(d) Notwithstanding anything to the contrary set forth in this Agreement, in the event that following the exercise of the Piggyback Right and the inclusion in such Registration Statement of all or part of the Registrable Securities then held by such Holder, the Commission informs the Company that such Registration Statement cannot be filed as a secondary offering on Form S-3 due to the aggregate number of securities to be registered thereunder, the Company shall as promptly as practicable convert the Form S-3 at issue in this paragraph (d) into a Registration Statement on Form S-1.

(e) Notwithstanding anything to the contrary set forth in this Agreement, the Piggyback Right shall not be exercisable by any Holder and the Company shall have no obligation under this Agreement with respect to the registration statement to be filed by the Company pursuant to Section 4 of that certain Registration Rights Agreement, dated as of June 1, 2007, by and among the Company and the purchasers, as amended and modified (the “Series B Registration Rights Agreement”); provided such registration statement is filed on or prior to November 5, 2007.

3. Demand Rights.

(a) Subject to the conditions of this Section 3, in the event that the Agreement of Merger, dated as of October 25, 2007, by and among the Company, the Purchaser and BravoSolution, S.p.A. has been terminated in accordance with Article 9 thereof, the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) may request in writing (the “Demand Request”) that the Company file a Registration Statement under the Securities Act covering the registration of at least 20% of the Registrable Securities then outstanding. The Demand Request shall set forth the number of Registrable Securities owned by the Initiating Holders to be included in the Registration Statement. In such event, the Company shall:

(i) as promptly as practicable but in any event within ten days of the receipt of the Demand Request, give written notice of such request to all Holders (the “Demand Notice”);

(ii) subject to the limitations set forth in this Section 3, prepare and file, as expeditiously as is commercially reasonable, and in any event within 90 days of receipt of such request (the “Demand Registration Filing Date”), a Registration Statement under the Securities Act covering the Registrable Securities specified by the Initiating Holders in the Demand Request and such other Registrable Securities with respect to which the Company has received written requests for inclusion within such Registration Statement within 15 days after the Company has given the Demand Notice; and

(iii) use its commercially reasonable efforts to cause the Registration Statement to be declared effective.

(b) The Registration Statement shall be a resale registration statement on Form S-3, except (i) if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the rules promulgated thereunder or (ii) if the Initiating Holders request and include in the Demand Request that such Registration Statement be on Form S-1 (or such other another appropriate form in accordance with the Securities Act and the rules promulgated thereunder), in which case such registration shall be on such other appropriate form. The Company shall use its commercially reasonable efforts to (i) have such Registration Statement declared effective by the Commission (x) within 90 days after the Demand Registration Filing Date if such Registration Statement is not reviewed by the

Commission or (y) within 120 days after the Demand Registration Filing Date if such Registration Statement is reviewed by the Commission and (ii) keep such Registration Statement continuously effective under the Securities Act during the Effectiveness Period. Each Holder acknowledges and agrees that the Company shall be permitted to exclude such Holder’s Registrable Securities from a Registration Statement if such Holder fails to timely comply with the Company’s request for information pursuant to Section 4(m); provided if such Holder provides such information prior to the filing of such Registration Statement the Company shall use commercially reasonable efforts to include such Registrable Securities on such Registration Statement.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their Demand Request by means of an underwritten offering, they shall so advise the Company in the Demand Request, and the Company shall include such information in the Demand Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Holders proposing to distribute their securities by means of such underwritten offering shall enter into an underwriting agreement in customary form with an underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of securities that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders; provided, however, that the Company shall first exclude all other securities from the underwriting and registration before it reduces the number of Registrable Securities requested by the Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 Business Days prior to the effective date of such Registration Statement.

(d) The Company shall not be required to effect any registration pursuant to this Section 3:

(i) after the Company has filed two Registration Statements pursuant to this Section 3; or

(ii) if the Company shall furnish to the Holders requesting a Registration Statement pursuant to this Section 3, a certificate signed by the Chief Executive Officer of the Company stating that in the reasonable judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Registration Statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period.

4. Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Prepare and file with the Commission on or prior to the applicable Filing Date, a Registration Statement on the appropriate form. The Registration Statement required hereunder shall contain (except if otherwise directed by Holders owning a majority of the Registrable Securities outstanding at such time) substantially the “Plan of Distribution” attached hereto as Annex A.  Subject to this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective and remain effective as provided herein; provided, however, that not less than five (5) Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto (including any document that would be incorporated therein by reference), the Company shall (i) furnish to the Holders, copies of all such documents proposed to be filed, which documents (other than those incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act. Unless otherwise advised by outside counsel to the Company, the Company shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in writing within three (3) Business Days of their receipt thereof.

(b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements as necessary in order to register for resale (if applicable) under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) respond as promptly as possible, but in no event later than twenty (20) Business Days, to any comments received from the Commission with respect to the Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c) Notify the Holders of Registrable Securities to be sold as promptly as possible (and, in the case of (i)(A) below, not less than three (3) days prior to such filing) (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any written request by the Commission or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e) If requested by the Holders of a majority in interest of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

(f) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules contained therein, and to the extent requested by such Person, all exhibits and all documents incorporated or deemed to be incorporated therein by reference (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission.

(g) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(i) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free of all restrictive legends (provided that the issuance of such unlegended certificates is in compliance with applicable securities laws), and to enable such Registrable Securities to be in such denominations as any Holder may request in writing at least two (2) Business Days prior to any sale of Registrable Securities.

(j) Upon the occurrence of any event contemplated by Section 4(c)(v), as promptly as possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k) Use its reasonable best efforts to cause all Registrable Securities relating to the Registration Statement to be listed on The Nasdaq Capital Market or any other securities exchange, quotation system or market, if any, on which the Company’s Common Stock or similar securities issued by the Company are then listed or traded as and when required pursuant to the Purchase Agreement.

(l) Comply in all material respects with all applicable rules and regulations of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.

(m) The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. The Company may require each Holder, upon three (3) Business Days notice, to furnish to the Company a certified statement as to, among other things, the number of shares of Common Stock beneficially owned by such Holder and name of the natural person(s) that has voting and dispositive control over such shares.

(n) If (i) there is material non-public information regarding the Company which the Company’s Board of Directors (the “Board”) reasonably determines not to be in the Company’s best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company’s best interest to disclose, then the Company may (x) postpone or suspend filing of the Registration Statement for a period not to exceed 45 consecutive days or (y) postpone or suspend effectiveness of the Registration Statement for a period not to exceed 30 consecutive days; provided that the Company may not postpone or suspend effectiveness of the Registration Statement under this Section 4(n) for more than 60 days in the aggregate during any 360 day period; provided, however, that no such postponement or suspension shall be permitted for consecutive 30 day periods arising out of the same set of facts, circumstances or transactions.

5. Holders’ Rights and Obligations.

(a) If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

(b) Each Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 4(g) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 4(c) and (ii) it and its officers, directors or Affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c) Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(n), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 4(j), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

6. Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company, except as and to the extent specified in this Section 6, shall be borne by the Company whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement; provided, however, that except as expressly set forth herein, in no event shall such fees and expenses borne by the Company include any underwriting fees, discounts, commissions or fees attributable to the sale of the Registrable Securities. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with The Nasdaq Capital Market and/or each other securities exchange or market on which Registrable Securities are required hereunder to be listed, (B) with respect to filing fees required to be paid to the National Association of Securities Dealers, Inc. and the NASD Regulation, Inc. and (C) in compliance with state securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, the Company’s independent public accountants (including the expenses of any comfort letters or costs associated with the delivery by independent public accountants of a comfort letter or comfort letters). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

7. Indemnification.

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”)(as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder or such other Indemnified Party furnished in writing to the Company by such Holder expressly for use therein and (ii) that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Holder, underwriter, broker or other Person acting on behalf of Holders of the Registrable Securities, from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Securities which are the subject thereof, if a copy of such final prospectus had been made available to such Person and such Holder, underwriter, broker or other Person acting on behalf of Holders of the Registrable Securities and such final prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Securities to such Person. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders.  Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review), as incurred, arising solely out of or based solely upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder or other Indemnifying Party to the Company specifically for inclusion in the Registration Statement or such Prospectus. Notwithstanding anything to the contrary contained herein, no Holder shall be liable under this Section 7(b) that amount which exceeds the gross proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(c) Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel (which shall be reasonably acceptable to the Indemnifying Party) that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution.  If a claim for indemnification under Section 7(a) or 7(b) is unavailable to an Indemnified Party because of a failure or refusal of a governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault attributable to the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. Notwithstanding anything to the contrary contained herein, the Holders shall be liable under this Section 7(d) for only that amount as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

8. Rule 144.  As long as any Holder owns any Registrable Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and, upon the written request of any Holder, to promptly furnish to such Holder true and complete copies of all such filings. As long as any Holder owns any Registrable Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Holders and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Person to sell the shares of Common Stock issuable upon conversion of the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions relating to such sale pursuant to Rule 144.

9. Miscellaneous.

(a) Remedies.  In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Failure to File Registration Statement and Effectiveness of Registration Statement.  The Company and the Purchaser agree that the Purchaser will suffer damages if a Registration Statement filed pursuant to Section 3 hereof, is not filed on or prior to the applicable Filing Date and not declared effective by the Commission on or prior to 120 days after the applicable Filing Date. The Company and the Purchaser further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) such Registration Statement is not filed on or prior to the applicable Filing Date, or (B) the Registration Statement is not declared effective by the Commission on or prior to 120 days after the applicable Filing Date (either such failure being referred to as an “Event,” and for purposes of clauses (A) and (B) the date on which such Event occurs, being referred to as “Event Date”), the Company shall pay in cash an amount, as partial liquidated damages and not as a penalty, to the Purchaser, as long as such Shares are outstanding, an amount equal to 1% of the product obtained by multiplying the number of Shares then held by the Purchaser by $0.25 for the first calendar month and 1% of the product obtained by multiplying the number of Shares then held by a Purchaser by $0.25 per calendar month thereafter or portion thereof from the Event Date until the applicable Event is cured or until the Registrable Securities are saleable under Rule 144. Notwithstanding anything to the contrary in this paragraph (b), if (i) either of the Events described in clauses (A) or (B) shall have occurred, (ii) on or prior to the applicable Event Date the Company shall have exercised its rights under Section 4(n) hereof and (iii) the postponement or suspension permitted pursuant to such Section 4(n) shall remain effective as of such applicable Event Date, then the applicable Event Date shall be deemed instead to occur on the second Business Day following the termination of such postponement or suspension which is permitted pursuant to Section 4(n).

(c) Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of a majority of the Registrable Securities outstanding.

(d) Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the

Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Holder at its address set forth in the Purchase Agreement , or with respect to the Company, addressed to:

Verticalnet, Inc.
400 Chester Field Parkway
Malvern, PA 19355
Attention: General Counsel
Tel. No.: (610) 240-0600
Fax No.: (610) 240-9470

with copies (which copies
shall not constitute notice
to the Company) to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: James W. McKenzie, Jr.
Tel. No.: (215) 963-5134
Fax No.: (215) 963-5001

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

(e) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns and shall inure to the benefit of each Holder and its successors and assigns. The Company may not assign this Agreement or any of its rights or obligations hereunder without the prior written consent of a majority in interest of the Holders. Each Purchaser may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(f) Assignment of Registration Rights.  The rights of each Holder hereunder, including the right to have the Company register for resale Registrable Securities in accordance with the terms of this Agreement, shall be assignable by each Holder to any Affiliate of such Holder or any other Holder or Affiliate of any other Holder of all or a portion of the Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within five (5) days after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this Section, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions of this Agreement, and (v) such transfer shall have been made in accordance with the applicable requirements of the Purchase Agreement. In addition, each Holder shall have the right to assign its rights hereunder to any other Person with the prior written consent of the Company, which consent shall not be unreasonably withheld. The rights to assignment shall apply to the Holders (and to subsequent) successors and assigns.

(g) Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h) Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The Company and the Holders agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The Company and the Holders irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and the Holders consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agree that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 9(g) shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

(i) Cumulative Remedies.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

(k) Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(l) Termination of Registration Rights.  All registration rights granted under this Agreement and the Company’s obligations with respect thereto, shall terminate and be of no further force and effect and the Registrable Securities then owned by or issuable to such Holder shall no longer be deemed “Registrable Securities,” if all Registrable Securities held by and issuable to such Holder could be sold under Rule 144, including Rule 144(k).

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IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

VERTICALNET, INC.

By:	/s/ Nathanael V. Lentz
Name:     Nathanael V. Lentz

Title:	President and CEO

[PURCHASER COUNTERPART SIGNATURE PAGE]

BRAVOSOLUTION U.S.A., INC.

By:	/s/ Federico Vitaletti
Name:     Federico Vitaletti

Title:	President

[REGISTRATION RIGHTS AGREEMENT]

Annex A

Plan of Distribution

The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of

1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder. If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.

Exhibit C

Statement of Designation

STATEMENT WITH RESPECT TO SHARES
OF
SERIES C PREFERRED STOCK
OF
VERTICALNET, INC.

Pursuant to Section 1522 of

Business Corporation Law of the Commonwealth of Pennsylvania

VERTICALNET, INC., a Pennsylvania corporation (the “Corporation”), certifies that pursuant to the authority contained in ARTICLE EIGHTH of its Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and in accordance with the provisions of Section 1522 of the Business Corporation Law of the Commonwealth of Pennsylvania, the Board of Directors of the Corporation at a meeting duly called and held on October 25, 2007, duly approved and adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Articles of Incorporation, the Board of Directors does hereby designate, create, authorize and provide for the issue of one series of Preferred Stock, having a par value of $0.01 per share, which shall be designated as Series C Preferred Stock (the “Series C Preferred Stock”) consisting of 322,007 shares, and each share of Series C Preferred Stock shall have the rights, preferences, privileges and limitations set forth in the Description and Designation of Series C Preferred Stock, attached hereto as Exhibit A.

IN WITNESS WHEREOF, the Corporation has caused this Statement with Respect to Shares of Series C Preferred Stock to be signed by Nathanael V. Lentz, its President, on the 26th day of October, 2007.

VERTICALNET, INC.

By:	/s/ Nathanael V. Lentz
Name:     Nathanael V. Lentz

Title:	President

EXHIBIT A

Description and Designation of Series C Preferred Stock

1. Designation of Series C Preferred Stock.  A total of 322,007 shares of the Corporation’s Preferred Stock shall be designated the “Series C Preferred Stock,” par value $0.01 per share.

2. Dividends.  The holders of the Series C Preferred Stock shall be entitled to receive, when, if and as declared by the Board of Directors of the Corporation (the “Board”), out of funds legally available therefor, dividends in an amount equal to the per share dividend declared by the Board otherwise payable to the holders of the Corporation’s Common Stock, par value $0.01 per share (“Common Stock”).

3. Voting Rights.

(a) Except as otherwise provided herein or as provided by law, the holders of the Series C Preferred Stock shall have full voting rights and powers, subject to the Voting Cap (as defined in Section 3(b)) and the Conversion Cap (as defined in Section 6(h)), if applicable, equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the Corporation, as amended (the “Bylaws”), and shall be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class. Each holder of shares of Series C Preferred Stock shall be entitled to vote on an As-Converted Basis (as defined below), determined on the record date for the taking of a vote, subject to the Voting Cap set forth in Section 3(b) and the Conversion Cap set forth in Section 6(h), or, if no record date is established, at the day prior to the date such vote is taken or any written consent of shareholders is first executed. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). “As-Converted Basis” means, as of the time of determination, that number of shares of Common Stock which a holder of Series C Preferred Stock would hold if all shares of Series C Preferred Stock held by such holder were converted into shares of Common Stock pursuant to Section 6 hereof (at the then applicable Conversion Value (as defined in Section 6(e)).

(b) Notwithstanding anything to the contrary contained herein, no holder of shares of Series C Preferred Stock shall cast a number of votes in excess of the number (the “Voting Cap”) determined by (i) dividing (A) the per-share purchase price paid with respect to such holder’s shares of Series C Preferred Stock under the Purchase Agreement, dated as of October 25, 2007, by and between the Corporation and that certain purchaser (the “Purchase Agreement”), by (B) the applicable closing bid price (adjusted for any stock dividends, stock splits or similar transactions after such date) for shares of the Common Stock as reported on the Nasdaq Capital Market on the business day immediately prior to the Closing Date (as defined in the Purchase Agreement) and (ii) multiplying that quotient by the number of shares of Series C Preferred Stock currently held by such holder which were originally acquired by such holder or a prior transferor from the Corporation pursuant to the Purchase Agreement. If the foregoing calculation results in a fraction of a share, such fraction will be rounded to the nearest whole number (with one-half being rounded upward). Nothing contained in this Section 3(b) shall limit or otherwise restrict the right of any holder of shares of Series C Preferred Stock to convert any shares of Series C Preferred Stock held by such holder into Common Stock or the voting rights that it will have hereunder or upon conversion.

4. Rights on Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a “Liquidation”), before any distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock or any other class of preferred stock, the holders of Series C Preferred Stock shall be entitled to receive payment out of such assets of the Corporation in an amount equal to $2.56 per share of Series C Preferred Stock (such applicable foregoing amount being referred to as the “Liquidation Preference” for the Series C Preferred Stock); provided, however, that such holders’ right to payment shall be subordinate to the rights of the holder of the Senior Subordinated Discount Promissory Note, dated May 15, 2006, and the rights of the holders of the Corporation’s Series B Preferred Stock. If the assets of the Corporation available for distribution to the holders of Series C Preferred Stock shall not be sufficient to make the full payment herein required, such assets shall be distributed pro-rata among the holders of Series C Preferred Stock based on the aggregate Liquidation Preferences of the shares of Series C Preferred Stock held by each such holder.

(b) If the assets of the Corporation available for distribution to shareholders exceed the aggregate amount payable with respect to all shares of Series C Preferred Stock then outstanding, then, after the payment required by paragraph 4(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive payment of a pro rata portion of such remaining assets based on the aggregate number of shares of Common Stock held or deemed to be held by such holder. The holders of Series C Preferred Stock shall not have the right to participate in such aforementioned distribution.

5. Actions Requiring the Consent of Holders of Series C Preferred Stock.  As long as at least 50% of the shares of Series C Preferred Stock remain outstanding, the consent of the holders of at least 50% of the shares of Series C Preferred Stock at the time outstanding, given in accordance with the Articles and the Bylaws, shall be necessary for effecting or validating any of the following transactions or acts:

(a) Any amendment, alteration or repeal of any of the provisions of this Certificate of Designation in a manner that will adversely affect the rights of the holders of the Series C Preferred Stock; provided however, that no such consent shall be required for the Corporation to amend the Articles of Incorporation (the “Articles”) to increase the Corporation’s authorized shares of Common Stock or undesignated Preferred Stock; and

(b) The authorization or creation by the Corporation of, or the increase in the number of authorized shares of, any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock), in each case, ranking in terms of liquidation preference, pari passu with or senior to, the Series C Preferred Stock in any manner; provided, however, that no such consent shall be required for the Corporation to amend the Articles to increase the Corporation’s authorized shares of Common Stock or undesignated Preferred Stock.

6. Conversion.

(a) Right to Convert.  Subject to the limitations set forth in Section 6(h), the holder of any share or shares of Series C Preferred Stock shall have the right at any time, at such holder’s option, to convert all or any lesser portion of such holder’s shares of Series C Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (A) the aggregate Liquidation Preference of the shares of Series C Preferred Stock to be converted by (B) the Conversion Value (as defined in Section 6(e)) then in effect for such Series C Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Series C Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, such fractional share shall be rounded to the nearest whole number (with one-half being rounded upward) and the Corporation shall issue to the holder one share of the Common Stock.

(b) Mandatory Conversion.  If the Corporation enters into an agreement (a “Triggering Agreement”) that contemplates the occurrence of a Conversion Triggering Event (as defined below), as promptly as practicable following entering into a Triggering Agreement, the Corporation shall deliver a written notice to the holders of the Series C Preferred Stock (the “Company Notice”) that the Corporation intends to convert all of the outstanding Series C Preferred Stock into Common Stock and either the specific date of such conversion or the conditions that must be satisfied prior to the closing of the transactions contemplated by a Triggering Agreement (the “Mandatory Conversion Date”). For a period of 10 days following receipt of the Company Notice, such holder shall have the option (the “Investor Conversion”), exercisable by delivery of an executed Conversion Notice (as defined in Section 6(c)(i)) to elect to receive either (i) an amount equal to the aggregate Liquidation Preference of the shares of Series C Preferred Stock, which amount shall be paid at the closing of the Conversion Triggering Event, or (ii) to convert such holder’s shares of the Series C Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (A) the aggregate Liquidation Preference of the shares of Series C Preferred Stock to be converted by (B) the applicable Conversion Value. In the event that such holder fails to deliver the Conversion Notice with the 10-day period following its receipt of the Company Notice, then such holder’s Series C Preferred Stock shall be converted by the Corporation on the Mandatory Conversion Date into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (A) the aggregate Liquidation Preference of the shares of Series C Preferred Stock to be converted by (B) the applicable Conversion Value, without the requirement of any further action or consent by the holders of shares of Series C Preferred Stock (the “Mandatory Conversion”). Nothing in this Section 6(b) shall be construed so as to limit the right of a holder of Series C Preferred Stock to convert pursuant to Section 6(a) at any time.

“Conversion Triggering Event” means: a transaction or series of related transactions pursuant to which the Corporation: (i) sells, conveys or disposes of all or substantially all of its assets (the presentation of any such transaction for shareholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation); or (ii) merges or consolidates with or into, or engages in any other business combination with, any other person or entity, in any case that results in the holders of the voting securities of the Corporation immediately prior to such transaction holding or having the right to direct the voting of 50% or less of the total outstanding voting securities of the Corporation or such other surviving or acquiring person or entity immediately following such transaction; provided, however, that a Conversion Triggering Event shall not include any transaction or series of transactions between the Company and that certain purchaser under the Purchase Agreement or such purchaser’s affiliates, that otherwise contemplates the occurrence of the matters set forth in (i) or (ii) of the definition a Conversion Triggering Event.

(c) Mechanics of Conversion.

(i) Such right of conversion (other than the Mandatory Conversion) shall be exercised by the holder of shares of Series C Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”), appropriately completed and duly signed and specifying the number of shares of Series C Preferred Stock that the holder elects to convert (the “Converting Shares”) into shares of Common Stock, and by surrender not later than two (2) business days thereafter of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Converting Shares are registered. As promptly as practicable after the receipt of the Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder’s nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Except for conversions resulting from an Investor Conversion or a Mandatory Conversion, all of which shall occur on the Mandatory Conversion Date, such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the “Conversion Date”), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

(ii) Subject to Section 6(c)(iii) (applicable to Mandatory Conversions), the Corporation shall issue certificates representing the shares of Common Stock to be received upon conversion of the Series C Preferred Stock (the “Conversion Shares”) (and certificates for unconverted Series C Preferred Stock) as promptly as practicable following the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designated by such holder as promptly as practicable after the receipt by the Corporation of such Conversion Notice. If certificates evidencing the Conversion Shares are not received by the holder within ten (10) business days of the Conversion Notice or, in the event the Corporation has delivered a Company Notice, within ten (10) business days of the Mandatory Conversion Date, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Conversion Shares, provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the holder, the Corporation shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion, by crediting the account of the holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. Such holder and the Corporation agree to coordinate with DTC to accomplish this objective. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

(iii) Subject to the provisions of Section 6(h), in the event of a Mandatory Conversion, each holder’s shares of Series C Preferred Stock subject to such Mandatory Conversion shall be converted on the Mandatory Conversion Date into shares of Common Stock as if such holder thereof had delivered a Conversion Notice with respect to such shares on such date. Promptly thereafter, the holders of the Series C Preferred Stock shall deliver their certificates evidencing the Series C Preferred Stock to the Corporation or its duly authorized transfer agent, and upon receipt thereof, the Corporation shall issue or cause its transfer agent to issue certificates evidencing the Common Stock into which the shares Series C Preferred Stock have been converted as promptly thereafter as is practicable.

(d) Conversion Cap.  To the extent that any shares of Series C Preferred Stock are not automatically converted upon the occurrence of an Investor Conversion, a Mandatory Conversion or a conversion pursuant to Section 6(a), on account of the application of Section 6(h), such shares of Series C Preferred Stock shall be deemed converted automatically under this Section 6 at the first moment thereafter when Section 6(h) would not prevent such conversion. Notwithstanding the preceding sentence, upon the occurrence of an Investor Conversion, a Mandatory Conversion or a conversion pursuant to Section 6(a), the right to the Liquidation Preference of the Series C Preferred Stock and any special rights of its Series C Preferred Stock shall cease immediately.

(e) Conversion Value.  The initial conversion value for the Series C Preferred Stock shall be $2.56, such value to be subject to adjustment in accordance with the provisions of this Section 6. Such conversion value in effect from time to time, as adjusted pursuant to this Section 6, is referred to herein as a “Conversion Value.” All of the remaining provisions of this Section 6 shall apply separately to each Conversion Value in effect from time to time with respect to Series C Preferred Stock.

(f) Stock Dividends, Subdivisions and Combinations.  If at any time while the Series C Preferred Stock is outstanding, the Corporation shall:

(i) cause the holders of its Common Stock to be entitled to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then in each such case the Conversion Value shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Paragraph 6(f) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clauses (ii) or (iii) of this Paragraph 6(f) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that a Conversion Value is calculated hereunder, then the calculation of such Conversion Value shall be adjusted appropriately to reflect such event.

(g) Subsequent Equity Sales.

(i) If, at any time prior to December 31, 2008 while the shares of Series C Preferred Stock are outstanding, the Corporation issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any person or entity to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Corporation per share of Common Stock (the “Effective Price”) less than the Conversion Value, then the Conversion Value shall be reduced to equal the Effective Price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Corporation to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Value upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents. The Effective

Price of Common Stock or Common Stock Equivalents issued in any transaction in which more than one type of securities are issued shall give effect to the allocation by the Corporation of the aggregate amount paid for such securities among the different securities issued in such transaction.

(ii) Certain Issues Excepted.  Notwithstanding anything herein to the contrary set forth herein, the Corporation shall not be required to make any adjustment to the Conversion Value in connection with (i) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the date hereof or issued pursuant to the Purchase Agreement, (ii) securities issued in connection with strategic license agreements or other partnering arrangements so long as such issuances are not for the purpose of raising capital, provided that the number of securities to be issued would be less than 5% of the outstanding shares of Common Stock prior to the issuance of such securities (on a fully-diluted basis, assuming the conversion or exercise of all outstanding convertible or exercisable securities) as of the effective date of such arrangement or agreement, or (iii) Common Stock issued or options to purchase Common Stock, restricted stock, restricted stock units or other equity compensation granted or issued pursuant to the Corporation’s equity compensation plans, stock option plans and employee stock purchase plans (whether now existing or hereafter created so long as such plans are approved by the Corporation’s shareholders).

(h) Conversion Cap.  Notwithstanding anything to the contrary set forth herein, the maximum number of shares of Common Stock that may be issued upon conversion of the shares of Series C Preferred Stock shall not equal or exceed 19.99% of the shares of Common Stock outstanding on the day immediately prior to the Closing Date (the “Conversion Cap”), which as of the date hereof is 322,008 shares, unless the Corporation shall have previously obtained shareholder approval of the issuance of shares of Common Stock upon conversion of the Series C Preferred Stock in an amount in excess of the Conversion Cap (“Shareholder Approval”). In the event that the aggregate number of shares of Common Stock that would be issued upon conversion of the shares of Series C Preferred Stock equals or exceeds the Conversion Cap, and the Corporation has not previously obtained Shareholder Approval, then the number of shares of Common Stock which the holder of shares of Series C Preferred Stock would be entitled to acquire through the conversion of the shares of Series C Preferred Stock shall be reduced pro rata among holders of shares of Series C Preferred Stock (in proportion to a fraction, the numerator of which shall be the total number of shares of Common Stock issuable to the holder of shares of Series C Preferred Stock upon conversion of such shares of Series C Preferred Stock, and the denominator of which shall be the aggregate number of shares of Common Stock issuable upon conversion of all shares of Series C Preferred Stock) so that the aggregate number of shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock does not equal or exceed the Conversion Cap.

7. Other Provisions Applicable to Adjustments.  The following provisions shall be applicable to the making of adjustments to the number of shares of Common Stock into which the Series C Preferred Stock is convertible and the current Conversion Value provided for in Section 6:

(a) When Adjustments to be Made.  The adjustments required by Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the Conversion Value that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 6(f)) up to, but not beyond the Conversion Date if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the shares of Common Stock into which the Series C Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by Section 6 and not previously made, would result in a minimum adjustment or on the Conversion Date. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests.  In computing adjustments under Section 6, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

(c) Escrow of Stock.  If after any property becomes distributable pursuant to Section 6 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, a holder of the Series C Preferred Stock either converts the Series C Preferred Stock or such holder is unable to convert shares pursuant to Section 6(h), such holder of Series C Preferred Stock shall continue to be entitled to receive any shares of Common Stock issuable upon conversion under Section 6 by reason of such adjustment (as if such Series C Preferred Stock were not yet converted) and such shares or other property shall be held in escrow for the holder of the Series C Preferred Stock by the Corporation to be issued to holder of the Series C Preferred Stock upon and to the extent that the event actually takes place. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be canceled by the Corporation and escrowed property returned to the Corporation.

8. Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Value pursuant to Section 6(f), the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Value at the time in effect for the Series C Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series C Preferred Stock owned by such holder.

9. Reservation of Shares.  The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Series C Preferred Stock, one hundred percent (100%) of the applicable number of shares of Common Stock expressly permitted herein to be issued from time to time upon the conversion of the shares of Series C Preferred Stock outstanding at the time (subject to the limitations on conversion up to the Conversion Cap set forth in section 6(h)).

10. Transfer, Continuing Rights and Compliance with Securities Laws.

(a) Transferability of shares of Series C Preferred Stock.  Subject to compliance with any applicable securities laws and Section 10(c) the shares of Series C Preferred Stock or the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock may be transferred by a holder without the consent of the Corporation. The certificates representing the shares of Series C Preferred Stock or the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock are exchangeable at the principal office of the Corporation for certificates representing the same aggregate number of shares of Series C Preferred Stock or shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock.

(b) Legends.

(i) The Corporation shall stamp or imprint all certificates representing shares of Series C Preferred Stock and the shares of Common Stock issued upon conversion of the Series C Preferred Stock with legends in substantially the following form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c) Compliance with Securities Laws.  The Corporation agrees to reissue certificates representing the shares of Series C Preferred Stock and the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the holder of such shares of Series C Preferred Stock shall give written notice to the Corporation upon the occurrence of: (a) either (i) the Corporation has received an opinion of counsel reasonably satisfactory to the

Corporation, to the effect that the registration of such securities under the Securities Act of 1933, as amended (the “Securities Act”) is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Corporation with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Corporation has received other evidence reasonably satisfactory to the Corporation that such registration and qualification under the Securities Act and any applicable state securities laws are not required, or (iv) the holder provides the Corporation with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Corporation has received an opinion of counsel reasonably satisfactory to the Corporation, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Corporation will respond to any such notice from a Holder within three (3) business days. In the case of any proposed transfer hereunder, the Corporation will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Corporation. The Corporation shall to maintain books for the registration and the registration of transfer of the shares of Series C Preferred Stock.

11. Notices of Record Date.  In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend or a dividend set forth in Section 2 hereof) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series C Preferred Stock at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

12. Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or by facsimile, or (B) if delivered from outside the United States, by international express courier or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Corporation, to:

Verticalnet, Inc.
300 Chesterfield Parkway
Malvern, PA 19355
Attn: General Counsel
Fax: (610) 240-9470

(b) if to a holder of Series C Preferred Stock, to the address or facsimile number appearing on the Corporation’s shareholder records or, in either case, to such other address or facsimile number as the Corporation or a holder of Series C Preferred Stock may provide to the other in accordance with this Section.

13. Stock Transfer Taxes.  The issue of stock certificates upon conversion of the Series C Preferred Stock shall be made without charge to the converting holder for any transfer tax in respect of such issue; provided, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Series C Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the registered holder in order to convert shares of Series C Preferred Stock)

The undersigned hereby irrevocably elects to convert the number of shares of Series C Convertible Preferred Stock (the “Series C Preferred Stock”) indicated below into shares of common stock, par value $0.01 per share (the “Common Stock”), of Verticalnet, Inc., a Pennsylvania corporation (the “Corporation”), according to the Description and Designation of the Series C Preferred Stock and the conditions hereof, as of the date written below. The undersigned hereby requests that certificates for the shares of Common Stock to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If the shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. A copy of the certificate representing the Series C Preferred Stock being converted is attached hereto, the original of which will be delivered to the Corporation promptly following the date hereof.

Date of
Conversion (Date of Notice)
Number of shares
of Series C Preferred Stock owned prior to Conversion
Number of shares
of Series C Preferred Stock to be Converted
Number of shares
of Common Stock to be Issued
Applicable
Conversion Value
Number of shares
of Series C Preferred Stock owned subsequent to Conversion

Conversion Information:[NAME OF HOLDER]

Address of Holder:

Issue Common Stock to (if different than above):

Name:

Address:

Tax ID #:

Mandatory Conversion Option (check if applicable):             Liquidation Preference, or           Conversion into shares of Common Stock

The undersigned represents, subject to the accuracy of information filed under the Securities Act and the Exchange Act by the Corporation with respect to the outstanding Common Stock of the Corporation, as of the date hereof that, after giving effect to the conversion of Preferred Shares pursuant to this Conversion Notice, the undersigned will not exceed the “Conversion Cap” contained in Section 6(h) of the Description and Designation of the Series C Preferred Stock.

Name of Holder

By:
Name:

Title:

Exhibit D

Voting Agreement

Exhibit E

Employment Agreement

EMPLOYMENT AGREEMENT

Nathanael Lentz

This Employment Agreement, dated October 25, 2007 (this “Agreement”), among Nathanael Lentz (the “Employee”), Verticalnet, Inc., a Pennsylvania corporation (the “Company”) and, solely for purposes of the guarantee described herein, and other purposes specifically noted herein, BravoSolution S.p.A., a corporation organized under the laws of Italy (the “Parent”):

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated October 25, 2007, BravoSolution U.S.A., Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), shall merge with and into the Company (the “Merger”). Pursuant to the terms of the Merger, the Company (i) shall be the surviving corporation, (ii) shall become a wholly owned subsidiary of Parent, and (iii) shall be renamed BravoSolution U.S.A., Inc. As a condition to the Merger, Parent has required that Employee enter into this Agreement with the Company concurrently with the execution and delivery of the Merger Agreement, and that this Agreement go into effect immediately prior to the closing of the Merger.

Therefore, this Agreement is entered into by the parties hereto intending to be legally bound and shall go into effect immediately prior to the closing of the Merger, subject to the prior satisfaction of all other conditions precedent to the closing of the Merger that are not otherwise satisfied at the closing of the Merger (the “Effective Time”).

Now, therefore, the Company and Employee, each intending to be legally bound by this Agreement, agree as follows:

1.	Employment

The Employee shall be employed in the position of Chief Executive Officer and President of the Company and shall perform duties consistent with this position as are assigned by the BravoSolution Group CEO (“Group CEO”) to whom employee shall report. Employee shall also serve on the International Top Management Committee of BravoSolution Group, which includes, among others, all the country managing directors and general managers, the Group CFO and the Group CEO.

2.	Performance

The Employee shall devote substantially all of his business time and efforts to the performance of his duties under this Agreement, however, the Employee may (a) serve on civic or charitable boards or committees, (b) if previously authorized by the Group CEO, serve on corporate boards as a non-employee board member, and (c) manage Employee’s personal investments. The Employee must inform the members of the board of directors of the Company (with written notice to the Group CEO) in advance of any additional corporate boards on which he plans to serve. The Employee cannot serve on any corporate board that would violate the Employee’s non-competition restrictions.

3.	Term

The initial term of employment under this Agreement (the “Initial Term”) begins at the Effective Time and extends for two (2) years. This Agreement renews automatically for one (1) year renewal terms (a “Renewal Term”) unless either the Employee or the Company gives the other party written notice of nonrenewal at least one (1) year before the end of the Initial Term or any Renewal Term then in effect. The Initial Term plus any Renewal Term then in effect are the term of this Agreement (the “Employment Term”). The Employment Term may be terminated early as provided in this Agreement under Section 8 through Section 12.

4.	Salary

The Employee’s annual base salary shall be two hundred fifty thousand dollars ($250,000) (the “Salary”), and is payable in installments when the Company customarily pays its officers. The Salary will be reviewed annually, as part of the Employee’s annual performance evaluation, based on the recommendation of the Group CEO to determine whether the Salary should be increased, provided, however, that if the Company meets its budget for the preceding fiscal year, the Salary shall be increased by a minimum positive amount equal to the Salary in effect multiplied by the percentage increase in the Consumer Price Index for such year.

5.	Bonuses

The Employee shall participate in an annual bonus program which shall provide for a maximum bonus payment equal to 100% of Salary, subject to the achievement of targets that are to be agreed between the Employee and the Group CEO after the Effective Time (the “Target Bonus”). In addition there will be a special bonus program of $50,000 for 2008, subject to the achievement of targets that are to be agreed between the Employee and the Group CEO after the Effective Time. Beginning 2009 or earlier (at the sole discretion of Group CEO), the Employee may be offered the opportunity to participate in the Parent’s profit sharing long term incentive plan for specified senior executives of the Parent .

6.	Benefits

(a) Compensation and Benefits Generally.  The Employee shall be entitled to participate in any benefits, bonus or other compensation programs established for officers of the Company generally.

(b) Vacation.  The Employee shall be entitled to five (5) weeks paid vacation per full calendar year, which shall accrue in accordance with the Company’s vacation policy as in effect from time to time.

(c) Directors and Officers Insurance.  During the Employment Term, the Employee will be a member of the Company’s board of directors and shall be entitled to directors and officers insurance coverage for his acts and omissions while an officer of the Company on a basis no less favorable to the Employee than the coverage provided to current officers of the Parent.

(d) Termination of Predecessor Agreement.  Upon the Effective Time, this Agreement shall amend and restate the Employment Agreement, dated October 1, 2001, between the Employee and the Company (the “Predecessor Agreement”), and the Predecessor Agreement shall terminate and be of no force and effect after the Effective Time.

7.	Confidential Information, Non-Competition and Non-Solicitation

The Employee agrees to continue to be covered by the terms of the Predecessor Company’s Confidential Information, Invention and Non-Competition Agreement that the Employee entered into upon the commencement of employment with the Predecessor Company, except that (1) the restrictive period after termination of employment in Section 6 (titled: Non-Solicitation of Customers and Employees; Non-Competition) shall be 12 months instead of 18 months and (2) the geographic scope of subsection (c) of Section 6 shall be expanded to include, in addition to the United States and Canada, the countries of Italy, China, France, United Kingdom, Mexico, Spain and Germany.

8.	Death

If the Employee dies during the Employment Term, then the Employment Term shall terminate, and thereafter neither the Company nor Parent shall not have any further liability or obligation to the Employee, the Employee’s executors, administrators, heirs, assigns or any other person claiming under or through the Employee, except that the Employee’s estate shall receive any unpaid Salary that has accrued through the date of termination.

9.	Total Disability

If the Employee becomes “totally disabled,” then the Employment Term shall terminate, and thereafter neither the Company or Parent shall have any further liability or obligation to the Employee hereunder, except as follows: the Employee shall receive (a) any unpaid Salary that has accrued through the date of termination, (b) continued Salary for 3 months following the date the Employee is considered totally disabled, and (c) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of the Company.

The term “totally disabled” means: (a) if the Employee is considered totally disabled under the Company’s group disability plan in effect at that time, if any, or (b) in the absence of any such plan, under applicable Social Security regulations.

10.	Termination for Cause

The Company may terminate the Employee for “Cause” immediately upon notice from the Company. If the Employee is terminated for Cause, then the Employment Term shall terminate and thereafter neither the Company nor Parent shall have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary that has accrued through the date of termination.

The term Cause means: (a) the Employee is convicted of a felony, or (b) in the reasonable determination of the Company, the Employee has done any one of the following: (1) committed an act of fraud, embezzlement, or theft in connection with the Employee’s duties in the course of his employment with the Company, (2) caused intentional, wrongful damage to the property of the Company or Parent, (3) materially breached (other than by reason of illness, injury or incapacity) the Employee’s obligations under this Agreement or under any written confidentiality, non-competition, or non-solicitation agreement between the Employee and the Company, that the Employee shall not have remedied within 30 days after receiving written notice from the Company specifying the details of the breach, or (4) engaged in gross misconduct or gross negligence in the course of the Employee’s employment with the Company.

11.	Termination by the Employee

The Employee may terminate this Agreement by giving the Company written notice of termination three months in advance of the termination date (with a copy to the Group CEO). The Company may waive this notice period but will compensate the Employee through the date which is 90 days after the date the Company receives the written notice. If the Employee terminates employment prior to the expiration of the 90 day notice period or the date agreed to by the Company, no further payments will be made after his actual termination date and Employee must repay to Company the after tax amount he would have received between his actual termination date and the expiration of the notice period. If the Employee terminates this Agreement, then on the actual termination date, the Employment Term shall terminate and thereafter neither the Company nor Parent shall have further liability or obligation to the Employee under this Agreement, except that the Employee shall receive any unpaid Salary that has accrued through the termination date. After the termination date, the Employee shall be required to adhere to the covenants against non-competition and non-solicitation described in Section 7 of this Agreement.

12.	Termination without Cause by the Company

The Company may terminate the Employee without Cause by giving the Employee written notice of termination three months in advance of the termination date. The Company may waive this notice period and set an earlier termination date provided the Company pays Employee’s salary for the remainder of the three month notice period after the termination date.

(1) If the Employee is terminated without Cause within one (1) year from the Effective Time, then the Employment Term shall terminate and thereafter the Employee shall be entitled only to the following under this Agreement:

(2) the Employee’s group healthcare (medical, dental and prescription drug) coverage will be continued for one year, to be paid in full by the Company, and

(3) the Employee will receive any accrued vacation or accrued bonus payments, and

(4) the Employee’s covenants against non-competition (as described in Section 7 of this Agreement) shall be reduced to a six (6) month period from the termination date, and

(5) the Employee and the Company will enter into a mutual general release.

(a) If the Employee is terminated without Cause or Employee terminates for Good Reason after one (1) year from the Effective Time, then the Employment Term shall terminate and thereafter the Employee shall be entitled only to the following under this Agreement:

(1) the Company will pay to the Employee a lump sum severance payment (the “Severance Payment”) in the amount equal to one year of the Salary then in effect, and

(2) the Employee’s group healthcare (medical, dental and prescription drug) coverage will be continued for one year, to be paid in full by the Company, and

(3) the Employee will receive any accrued vacation or accrued bonus payments, and

(4) the Employee’s covenants against non-competition (as described in Section 7 of this Agreement) shall be reduced to a six (6) month period from the termination date, and

(5) the Employee and the Company will enter into a mutual general release.

The term “Good Reason” means the failure of the Company to cure any of the following events within 30 days of written notice to the Company from Employee that such event has occurred (provided such notice is given within 90 days of the occurrence):

(a) the transfer, without the Employee’s prior written consent, to a location that is more than 50 miles from the Employee’s principal place of business immediately preceding the transfer, provided however that in the case of a transfer of not more than 200 miles, such transfer shall not constitute grounds for Good Reason if the Company pays the reasonable (for senior executives, as determined by Mercer consulting or other consulting firm agreeable to Company or Employee) moving expenses of Employee and his immediate family members.

(b) a material reduction of the Employee’s authority, duties or responsibilities, or reporting relationship, or

(c) any failure of the Company materially to comply with and satisfy the terms of this Agreement.

13.	Parachute Payment

Notwithstanding anything to the contrary in this Agreement, if the Employee is a “disqualified individual” (as defined in Section 280G(c) of the Code), and any severance benefit provided for in this Agreement, together with any other payments which Employee has the right to receive from the Company and its affiliates, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then any payments hereunder shall be either:

(a) reduced (but not below zero) so that the present value of such total amounts received by Employee will be one dollar ($1.00) less than three times the Employee’s “base amount” (as defined in Section 280G of the Code) and so that no portion of such amounts received by the Employee shall be subject to the excise tax imposed by Section 4999 of the Code or

(b) paid in full,

whichever of (a) or (b) produces the better net after-tax position to the Employee (taking into account any applicable excise tax under Section 4999 of the Code and any applicable income tax).

The determination as to whether any such reduction in the amount of the severance benefit is necessary shall be made initially by the Company in good faith. If a reduced payment is made and through error or otherwise that payment, when aggregated with other payments from the Company (or its affiliates) used in determining if a “parachute payment” exists, exceeds one dollar ($1.00) less than three times the Employee’s base amount, then the

Employee shall immediately repay such excess to the Company upon notification that an overpayment has been made.

14.	Withholding

Any payments provided for in this Agreement shall be paid net of any applicable income tax withholding required under federal, state or local law.

15.	Governing Law

This Agreement is governed by Pennsylvania law.

16. Entire Agreement; Amendments

This Agreement sets forth the entire understanding among the parties hereto, and shall supersede all prior employment, severance and change of control agreements and any related agreements that the Employee has with the Parent, Company or any subsidiary, or any predecessor company, including the Predecessor Agreement. Employee acknowledges that as of the Effective Time, the Predecessor Agreement is no longer in force and thereafter Employee has no claim with respect to the Predecessor Agreement against the Parent, Company or any subsidiary, or any predecessor company. This Agreement may not be modified or amended in any way except by a written amendment executed by the Employee, and the Company.

17.	No Assignment

All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Employment Agreement as of the day and year first written above.

VERTICALNET, INC.

By:	/s/ Christopher Kuhn
Name:     Christopher Kuhn

Title:	Vice President and General Counsel

EMPLOYEE:

/s/  Nathanael Lentz
Name:     Nathanael Lentz

GUARANTEE:

For good and valuable consideration, and intending to be legally bound hereby, the obligations of the Company under this Agreement at the Effective Time shall be guaranteed by BravoSolution S.p.A. for a period limited to three months after closing of the Merger.

BRAVOSOLUTION S.P.A.

By:	/s/ Federico Vitaletti
Name:     Federico Vitaletti

Title:	Chief Executive Officer

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

Exhibit F

Release

RELEASE OF CLAIMS
BETWEEN NATHANAEL LENTZ
AND
VERTICALNET, INC.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated October 25, 2007, BravoSolution U.S.A., Inc. (the “Merger Sub”), a wholly-owned subsidiary of BravoSolution S.p.A., a corporation organized under the laws of Italy (the “Parent”), shall merge with and into Verticalnet, Inc., a Pennsylvania corporation (the “Company”) (the “Merger”). Pursuant to the terms of the Merger, the Company (i) shall be the surviving corporation, (ii) shall become a wholly owned subsidiary of Parent, and (iii) shall be renamed BravoSolution U.S.A., Inc.

As a condition to the Merger, Nathanael Lentz (“Employee”) has entered into an employment agreement (“Employment Agreement”) with the Company, concurrently with the execution and delivery of the Merger Agreement, but which will only go into effect immediately prior to the closing of the Merger.

In consideration for the Employee agreeing to the terms of the Employment Agreement, and conditioned upon his execution of the attached General Release of Claims Agreement (the “Release”) concurrently with the execution of said Employment Agreement (which Release shall only go into effect if the Employment Agreement becomes effective), the Employee shall receive at the Effective Time (as such term is defined in the Employment Agreement) a lump sum cash payment in the amount of $760,000, less applicable tax withholding (the “Lump Sum Payment”).

VERTICALNET, INC.

By:	/s/ Christopher Kuhn
Name:     Christopher Kuhn

Title:	Vice President & General Counsel

/s/  Nathanael Lentz
Nathanael Lentz

Dated: October 25, 2007

Attachment

GENERAL RELEASE OF CLAIMS AGREEMENT

Employee and the Company hereby agree as follows:

Employee Release of Claims

In consideration of the Company’s agreement to pay the Lump Sum Payment , and in consideration of the obligations set forth in this Release, Employee hereby fully and forever releases and discharges the Company and its officers, directors, shareholders, investors, administrators, employees, agents, successors, predecessors, subsidiaries and assigns from any and all claims, liabilities, demands or causes of action arising out of, or relating in any way to, (i) Employee’s employment with the Company prior to the Merger, and (ii) Employee’s employment agreement, dated October 1, 2001, between the Employee and the Company.

Employee understands and agrees that this Release is a full and complete waiver of all claims, whether known or unknown by Employee, including but not limited to, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, violation of public policy, defamation, personal injury, emotional distress, claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, the Equal Pay Act of 1963, the Fair Labor Standards Act, the Fair Employment and Housing Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with regard to the Lump Sum Payment, any family and medical leave acts, and any other state and federal laws and regulations relating to employment or employment discrimination. Employee agrees that this payment is in full satisfaction and settlement of any such claims, liabilities, demands or causes of action, and Employee will not file any lawsuit or institute any proceeding asserting any such claim. This Release does not, however, extend to releasing the Company from any responsibilities, or liability the Company may incur, through a breach of this Release, and Employee retains all rights and claims with respect to any such breach.

Company Release of Claims

In consideration of Employee’s promises stated herein, and in consideration of the obligations set forth in this Release, Company hereby fully and forever releases and discharges the Employee and his heirs, assigns, estate, relatives, of any other trust, entity or other person in which Employee holds a current or future actual or beneficial interest from any and all claims, liabilities, demands or causes of action arising out of or relating in any way to Employee’s employment with the Company prior to the Merger.

Company understands and agrees that this Release is a full and complete waiver of all claims, whether known or unknown by Company. The Company agrees that this payment is in full satisfaction and settlement of any such claims, liabilities, demands or causes of action, and Company will not file any lawsuit or institute any proceeding asserting any such claim. This Release does not, however, extend to releasing Employee from any responsibilities, or liability Employee may incur, through a breach of this Release, and Company retains all rights and claims with respect to any such breach.

General Provisions

In addition, and in further consideration of the foregoing, Employee and Company expressly waive any and all rights and benefits conferred upon any of them by the provisions of any state statute providing that a general release does not extend to claims known or suspected at the time of the release.

Employee represents and warrant that up through the date on which he executes this Release, Employee has been in compliance with the terms of the Confidential Information and Invention Assignment Agreement (the “Confidentiality Agreement”) which Employee signed and entered into with the Company.

The parties hereby acknowledge they have read and understand the foregoing Release and sign it voluntarily and without coercion. Each further acknowledge the opportunity to consider and review this Release and to consult with an attorney concerning the waivers contained in this Release, that each has done so and that the waivers made herein are knowing, conscious and with full appreciation that each is forever foreclosed from pursing any of the rights so waived.

/s/  Nathanael Lentz
Nathanael Lentz

Date October 25, 2007

VerticalNet, Inc.

By:	/s/ Christopher Kuhn
Name:     Christopher Kuhn

Title:	Vice President & General Counsel

Date October 25, 2007

Exhibit G

Radcliffe Waiver

WAIVER TO SENIOR SUBORDINATED DISCOUNT NOTE

This Waiver to Senior Subordinated Discount Note (the “Waiver”), dated as of October 25, 2007, is made and entered into by and between Verticalnet, Inc., a Pennsylvania corporation (the “Company”), and Radcliffe SPC, Ltd., for and on behalf of the Class A Convertible Crossover Segregated Portfolio (including its registered assigns, the “Holder”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Senior Subordinated Discount Note dated May 16, 2006 issued by the Company in favor of the Holder (the “Original Note”).

WHEREAS, the Original Note was in the aggregate principal amount of $5,300,000 and had a maturity date of the earlier of (i) November 18, 2007, (ii) the date on which any Fundamental Transaction is consummated, or (iii) such earlier time as provided in the Original Note;

WHEREAS, on December 20, 2006, the Company and the Holder executed Amendment Number 1 to Senior Subordinated Discount Note (“Amendment Number 1”), whereby, among other things, the Original Note was amended to increase the aggregate principal amount of the Original Note from $5,300,000 to $5,500,000 and simultaneously extend the maturity date of the Original Note to the earlier of (i) April 1, 2008, (ii) the date on which any Fundamental Transaction is consummated, or (iii) such earlier time as provided in the Original Note (the Original Note as amended pursuant to Amendment Number 1, Amendment Number 2 (as defined below) and Amendment Number 3 (as defined below) is hereinafter referred to as the “Amended Note”);

WHEREAS, on March 28, 2007, the Company and the Holder executed Amendment Number 2 to Senior Subordinated Discount Note (“Amendment Number 2”) to (i) amend the Amended Note to (a) provide the Company with the unilateral option to further extend the maturity date of the Amended Note to September 30, 2008, such option exercisable by the Company no later than December 31, 2007; (b) provide that upon the exercise of such option, the then outstanding principal amount of the Amended Note will increase by $575,000; and (c) provide that if the Company completes a financing transaction (as set forth therein) which would not otherwise be deemed to constitute a Fundamental Transaction while the Amended Note is outstanding, then 25% (the “Percentage”) of the gross proceeds of such financing transaction shall be paid to the Holder upon consummation of such financing transaction and applied towards the repayment of the then outstanding principal amount of the Amended Note, and (ii) set forth the Company’s agreement to pay $55,000 to the Holder on the later of April 6, 2007 or the date that the Senior Indebtedness has been paid in full in consideration of the Holder granting the option referenced above; and

WHEREAS, on June 1, 2007, the Company and the Holder executed Amendment Number 3 to Senior Subordinated Discount Note (“Amendment Number 3”) to (i) provide for the Holder’s consent to (a) the transactions contemplated by that certain Series B Preferred Stock and Warrant Purchase Agreement, dated as of June 1, 2007, by and among the Company and certain purchasers, including the use of proceeds thereof and (b) the manner of Company’s future payment to the holders of Senior Indebtedness, and (ii) amend the Amended Note to (a) provide that upon the later of July 3, 2007 or the date on which the Senior Indebtedness has been paid in full, the Company shall pay to the Holder an amount as set forth therein, which shall by applied to and reduce the then outstanding Principal, and (b) increase the Percentage to 50%;

WHEREAS, the Company has now resolved to recommend to its shareholders that they approve an Agreement and Plan of Merger (the “Merger Agreement”), to be executed by the Company concurrently with the execution and delivery of this Waiver, whereby the Company will be acquired by BravoSolution U.S.A., Inc. (“Bravo USA”), a wholly-owned subsidiary of BravoSolution S.p.A, a corporation organized under the laws of Italy (“Bravo Italy”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, Bravo USA will acquire from the Company newly issued shares of the Company’s Series C Preferred Stock (the “Series C Preferred”) at an aggregate subscription price of $824,331.92 (the “Financing Transaction”), pursuant to the terms of a purchase agreement (the “Series C Preferred Purchase Agreement”; substantially in the form attached hereto as Exhibit A);

WHEREAS, pursuant to Section 14(h) of the Amended Note, the Company is required to pay to the Holder an amount equal to 50% of the gross proceeds received by the Company upon completion of the Financing Transaction; and

WHEREAS, at the request of the Company and subject to the terms and conditions set forth herein, the Holder desires to waive, and consent to, the matters described herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Waiver.  Subject to the sale of the Series C Preferred upon substantially all of the terms and conditions set forth in the Series C Preferred Purchase Agreement, the Holder hereby agrees and acknowledges that, notwithstanding any provision to the contrary set forth in the Amended Note (including, specifically Section 14(h) thereof) and the other Transaction Documents, the Company is permitted to complete the Financing Transaction without being required to pay to the Holder any portion of the gross proceeds received by the Company upon completion of the Financing Transaction, and without being deemed to be in breach as a result of the failure to pay to the Holder any such proceeds.

2. Consent.  (a) The Holder hereby acknowledges and agrees that, subject to the sale of the Series C Preferred upon substantially all of the terms and conditions set forth in the Series C Preferred Purchase Agreement, (i) the Financing Transaction shall and does not constitute an Event of Default, and (ii) the Financing Transaction alone, and not as such transaction may be deemed to be part of a series of transactions in connection with the Merger Agreement, shall not constitute a Fundamental Transaction.

(b) The Company hereby acknowledges and agrees that consummation of the transactions contemplated by the Merger Agreement would constitute a Fundamental Transaction and the Holder is not waiving any rights with respect thereto, including the right to require repayment in full of the Amended Note upon consummation of such Fundamental Transaction.

3. Modification.  Except as expressly set forth in this Waiver, the foregoing shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Amended Note or other Transaction Documents, or (b) a waiver, release or limitation upon the exercise by the Holder of any of its rights, legal or equitable, thereunder. The Company shall not be permitted to make any payments on account of the Series C Preferred until the obligations under the Amended Note have been paid and satisfied in full.

4. Governing Law.  This Waiver shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Waiver shall be governed by, the internal laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Commonwealth of Pennsylvania.

5. Counterparts.  This Waiver may be executed in any number of counterparts (delivery of which may occur via facsimile or e-mail in pdf format), each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Waiver to produce or account for more than one counterpart hereof.

6. Severability.  The provisions of this Waiver and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Waiver to be executed effective as of the date first written above.

VERTICALNET, INC.

By:	/s/ Nathanael V. Lentz
Name:     Nathanael V. Lentz

Title:	President and CEO

RADCLIFFE SPC, LTD.
for and on behalf of the Class A Convertible Crossover Segregated Portfolio

By: RG Capital Management, L.P.
By: RGC Management Company, LLC

By:	/s/ Gerald F. Stahlecker
Name:     Gerald F. Stahlecker

Title:	Managing Director

Exhibit A

Form of Series C Purchase Agreement

Annex A-1

Plan of Merger

PLAN OF MERGER

OF

BRAVOSOLUTION U.S.A., INC.
(a Pennsylvania corporation)

WITH AND INTO

VERTICALNET, INC.
(a Pennsylvania corporation)

This PLAN OF MERGER (the “Plan of Merger”) is dated as of October  , 2007 by and among BravoSolution S.P.A., a corporation organized under the laws of Italy (“Bravo”), BravoSolution U.S.A., Inc., a Pennsylvania corporation and a wholly-owned subsidiary of Bravo (“BravoSolution”), and Verticalnet, Inc., a Pennsylvania corporation (the “Company”, and together with each of Bravo and BravoSolution, each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, the Parties are parties to that certain Agreement of Merger, dated as of October  , 2007 (the “Merger Agreement”) by and among the Company, BravoSolution and Bravo; and

WHEREAS, pursuant to the Merger Agreement, at the closing of the Merger (the “Closing”), BravoSolution will merge with and into the Company (the “Merger”) with the Company as the surviving corporation (the “Surviving Corporation ”); and

WHEREAS, the Board of Directors of each of the Company and BravoSolution has approved and adopted the Plan of Merger in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (“PBCL”).

NOW, THEREFORE, the Parties, in consideration of the mutual covenants herein contained and intending to be legally bound, agree as follows:

1. Parties to Merger.  Bravo, BravoSolution and the Company shall effect the Merger in accordance with and subject in all respects to the terms and conditions of the Merger Agreement. In the event of any conflict between the Plan of Merger and the Merger Agreement, the Merger Agreement shall govern.

2. Merger; Governing Law.  At the Effective Time (as defined in Section 3 hereof), upon compliance with the applicable provisions of the PBCL, BravoSolution shall be merged with and into the Company with the Company as the Surviving Corporation, and the separate existence of BravoSolution shall cease. The Surviving Corporation shall continue to be governed by the laws of the Commonwealth of Pennsylvania.

3. Filing and Effective Time.  On the date of the Closing, the Parties shall file Articles of Merger with the Department of State of the Commonwealth of Pennsylvania in accordance with Section 1926 of the PBCL. The Merger shall become effective upon filing of the Articles of Merger with the Department of State of the Commonwealth of Pennsylvania or at such subsequent date and time as Bravo and the Company shall agree and as shall be specified in the Articles of Merger in accordance with the relevant provisions of the PBCL (the “Effective Time”).

4. Articles of Incorporation.  At the Effective Time, the Articles of Incorporation of the Company shall be amended and restated to read in their entirety as the Articles of Incorporation of BravoSolution as in effect immediately prior to the Effective Time and, as so amended, shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time until thereafter amended in accordance therewith and with applicable law, and the Surviving Corporation shall continue to be a corporation organized and governed by the laws of the Commonwealth of Pennsylvania.

5. Bylaws.  At the Effective Time, the Bylaws of BravoSolution as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter altered, amended or repealed in the manner therein provided or provided by applicable law.

A-1-1

6. Board of Directors and Officers.  At the Effective Time, the directors of BravoSolution immediately prior to the Effective Time shall be the directors of the Surviving Corporation and, unless otherwise directed by Bravo in writing, the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation; each such director and officer shall hold office until their respective successors are duly elected and qualified or until their death resignation or removal, in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law.

7. Effect of Merger.  At the Effective Time, the Merger shall have the effect set forth in Section 1929 of the PBCL and any other applicable provision of the PBCL.

8. Merger Consideration.  At the Closing, by virtue of the Merger and without any action by the holder thereof, (a) each outstanding share of the Company’s common stock, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares held directly or indirectly by the Company, BravoSolution or Bravo, will be converted into the right to receive $2.56 per share in cash, without interest (the “Common Consideration”), and (b) each outstanding share of Series B Preferred Stock (the “Series B Preferred Stock”) issued and outstanding immediately prior to the Effective Time, other than shares held directly or indirectly by the Company, will be converted into the right to receive either $0.38750 or $0.26875 per share in cash (in accordance with Section 10 below), without interest (the “Series B Consideration” and, together with the Common Consideration, the “Merger Consideration”).

9. Effect on Stock.  At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, (a) each share of Company Common Stock held by the Company as treasury stock and each share of Company Common Stock and Series C Preferred Stock owned directly or indirectly by BravoSolution or Bravo immediately prior to the Effective Time, if any, shall be canceled and retired and shall cease to exist, and no payment or distribution shall be made or delivered with respect thereto, and each holder of a certificate which immediately prior to the Effective Time represented such share (a “Certificate”) shall thereafter cease to have any rights with respect to such share; (b) each share of common stock, par value $0.01 per share, of BravoSolution issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation; and (c) if prior to the Effective Time, the Company should split, combine or otherwise reclassify any shares of Company Common Stock or Series B Preferred Stock (collectively, the “Shares”), or pay a stock dividend or other stock distribution on any of the Shares, or otherwise change any of the Shares into any other securities, or make any other such stock dividend or distribution in capital stock of the Company in respect of any of the Shares, then the Merger Consideration payable for any of such Shares pursuant to this item or the next will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change

10. Treatment of Series B Preferred Stock.

(a) Each share of the Company’s Series B Preferred Stock issued and outstanding immediately prior to the Effective Time held by the Investor Purchasers (as defined in the Company’s Description and Designation of Series B Preferred Stock) shall be cancelled and automatically converted into the right to receive $0.38750 per share in cash.

(b) Each share of the Company’s Series B Preferred Stock issued and outstanding immediately prior to the Effective Time held by the Non-Investor Purchasers (as defined in the Company’s Description and Designation of Series B Preferred Stock) issued shall be cancelled and automatically converted into the right to receive $0.26875 per share in cash.

11. Counterparts.  This Plan of Merger may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and delivered by means of a facsimile or portable document format (pdf) transmission. This Plan of Merger will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Plan of Merger or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any applicable law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

A-1-2

IN WITNESS WHEREOF, each party has caused this Plan of Merger to be duly executed as of the date first written above.

BRAVOSOLUTION, S.P.A.

By:
Name:

Title:

BRAVOSOLUTION U.S.A., INC.

By:
Name:

Title:

VERTICALNET, INC.

By:
Name:

Title:

A-1-3

Annex B

Voting Agreement

AMENDED AND RESTATED VOTING AGREEMENT, dated as of November 8, 2007 (the “Agreement”), by and among BRAVOSOLUTION S.P.A., a corporation organized under the laws of Italy (“Parent”), VERTICALNET, INC., a Pennsylvania corporation (the “Company”), and each of the shareholders of the Company listed on Schedule I to this Agreement (each, a “Shareholder” and, collectively, the “Shareholders”).

RECITALS

WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of the number of shares (the “Shares”) of Series B Preferred Stock, par value $.01 per share, of the Company (the “Company Preferred Stock”) set forth opposite such Shareholder’s name on Schedule I attached hereto (such Shares, together with any other shares of capital stock of the Company set forth on Schedule I attached hereto, and any other shares of capital stock acquired by such Shareholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants, convertible preferred stock, or any other convertible or exchangeable securities or similar instruments of the Company), being collectively referred to herein as such Shareholder’s “Subject Shares”);

WHEREAS, Parent, BRAVOSOLUTION U.S.A., INC., a Pennsylvania corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, entered into an Agreement and Plan of Merger, dated as of October 25, 2007 (as it may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, and the Company will be the surviving entity (the “Merger”) and a wholly-owned subsidiary of Parent;

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and material inducement to the Company’s willingness to enter into the Merger Agreement, Merger Sub entered into a Stock Purchase Agreement with the Company (the “Series C Preferred Stock Purchase Agreement”), pursuant to the terms of which Merger Sub acquired from the Company on October 31, 2007, 322,007 shares of the Company’s Series C Preferred Stock (the “Series C Preferred Stock”);

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, and as a condition and material inducement to Parent and Merger Sub’s willingness to enter into the Merger Agreement and the Series C Preferred Stock Purchase Agreement, the Shareholders entered into a voting agreement with the Company and Parent, dated as of October 25, 2007 (the “Existing Voting Agreement”);

WHEREAS, it was the intention of the parties to the Existing Voting Agreement that no more than 19.99% of the Company’s outstanding voting power would be subject to Section 2(a), Section 2(b) and Section 7 of the Existing Voting Agreement;

WHEREAS, the parties to the Existing Voting Agreement wish to amend the Existing Voting Agreement such that, among others, the Subject Shares of MICHAEL J. HAGAN, an individual resident in Newtown, Pennsylvania (“Hagan”), and MICHAEL P. McNULTY, an individual resident in Berwyn, Pennsylvania (“McNulty”), are not subject to Sections 2(a), 2(b) and 7 of the Existing Voting Agreement (and that any provision or interpretation to the contrary be void ab initio), and that instead, Hagan and McNulty grant an irrevocable proxy to the Company to vote their Subject Shares, in connection with the Merger and any other extraordinary corporate transaction, in a manner that the Company, acting through its Board of Directors, determines in its sole discretion;

WHEREAS, in addition, the parties to the Existing Voting Agreement wish to amend the Existing Voting Agreement to (i) revoke all prior proxies given by Hagan and McNulty with respect to their Subject Shares, (ii) provide for a grant of an irrevocable proxy of Hagan and McNulty’s Subject Shares to the Company to vote, in connection with the Merger and any other extraordinary corporate transaction, in a manner that the Company, acting through its Board of Directors, determines in its sole discretion, and (iii) reflect the issuance of the Series C Preferred Stock and the subsequent dilution of the percentage of voting stock outstanding of each of the Shareholders.

NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Voting Agreement, and the Existing Voting Agreement is hereby amended and restated in its entirety as follows:

Section 1.  Defined Terms.  Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

Section 2.  Voting of Shares.

(a) Voting.  For so long as this Agreement is in effect, each Shareholder (other than Hagan and McNulty) hereby agrees to vote (or cause to be voted) all of such Shareholder’s Subject Shares, at every annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

(i) in favor of the Merger and the Merger Agreement and adoption of the Plan of Merger, substantially in the form attached hereto as Exhibit A (the “Plan of Merger”), and the approval of the other transactions contemplated thereby, and any actions required in furtherance thereof, including, any class vote from the holders of Company Preferred Stock;

(ii) against any action or agreement that such Shareholder would reasonably expect to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

(iii) against (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries or (C) any action that is intended, or would reasonably be expected, to prevent or materially delay or otherwise interfere with the Merger and the other transactions contemplated by the Merger Agreement.

(b) Grant of Irrevocable Proxy to Parent.  Each Shareholder hereby irrevocably grants to, and appoints, Parent and any individual who shall hereafter be designated by Parent, and each of them, such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote, or cause to be voted, such Shareholder’s Subject Shares, or grant a consent or approval in respect of such Shareholder’s Subject Shares, at every annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to the matters and in the manner specified in Section 2(a) hereof; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms. Each Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholders’ execution and delivery of this Agreement. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Subject to this Section 2(b), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all actions that any proxy appointed or designated pursuant to this Section 2(b) may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1759 of the Pennsylvania Business Corporation Law of 1988, as amended. Upon the execution hereof, all prior proxies given by each Shareholder with respect to the Shares are hereby revoked and, for so long as this Agreement is in effect, no subsequent proxies will be given. All references to “Shareholder” in this Section 2(b) refers in each instance, for purposes of this Section 2(b) only, to all Shareholders other than Hagan and McNulty whose proxy is given exclusively pursuant to Section 2(d) hereof.

(c) Grant of Irrevocable Proxy by Parent.  Notwithstanding any other provision of this Agreement to the contrary, it is intended that, and Parent hereby agrees that, Parent shall not have and exercise voting rights under this Agreement with respect to any Shareholder’s Subject Shares, if and to the extent such rights, when taken together with voting rights exercisable by Parent or any of its Affiliates with respect to any other Shares or shares of capital stock of the Company, would allow Parent to have voting rights with respect to 20% or more of the outstanding voting capital stock of the Company (any such excess shares, the “Excess Shares”). Parent hereby irrevocably grants to, and appoints, the Company and any individual who shall hereafter be designated by the Company, and each of them, Parent’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Parent, to vote, or cause to be voted, the Excess Shares, or grant a consent or approval in respect thereof, at every annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to any matters requiring the vote, consent or approval of such shareholders; provided that the foregoing proxy shall be exercised as the Company, acting through its Board of Directors, determines in its sole discretion. Parent hereby affirms that the irrevocable proxy set forth in this Section 2(c) is given in connection with the execution of the Merger Agreement. Subject to this Section 2(c), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Parent hereby ratifies and confirms all actions that any proxy appointed or designated hereby may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1759 of the PBCL.

(d) Grant of Irrevocable Proxy to the Company.  Each of Hagan and McNulty hereby, severally and not jointly, irrevocably grants to, and appoints, the Company and any individual who shall hereafter be designated by the Company, and each of them, such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote, or cause to be voted, such Shareholder’s Subject Shares, or grant a consent or approval in respect of such Shareholder’s Subject Shares, at every annual, special or other meeting of the shareholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to (i) the Merger and the Merger Agreement and adoption of the Plan of Merger, and the other transactions contemplated thereby, and any actions required in furtherance thereof, including, any class vote from the holders of Company Preferred Stock; (ii) (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries (other than the Merger), or (B) a sale or transfer of a material amount of assets or capital stock of the Company or any of its subsidiaries; and (iii) any other related matters requiring the vote, consent or approval of such Shareholder; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms; and provided further that the foregoing proxy shall be exercised as the Company, acting through its Board of Directors, determines in its sole discretion. Each of Hagan and McNulty, severally and not jointly, understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon their execution and delivery of this Agreement. Subject to this Section 2(d), this grant of proxy is coupled with an interest and may under no circumstances be revoked. Each of Hagan and McNulty, severally and not jointly, hereby ratifies and confirms all actions that any proxy appointed or designated hereby may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 1759 of the Pennsylvania Business Corporation Law of 1988, as amended. Upon the execution hereof, all prior proxies given by Hagan and McNulty with respect to the Shares are hereby revoked and, for so long as this Agreement is in effect, no subsequent proxies will be given.

Section 3.  Dissenters’ Rights.  Each Shareholder (other than Hagan and McNulty) hereby waives, and agrees not to, for so long as this Agreement is in effect, exercise or assert, any dissenters rights or similar rights under Section 1571(b)(2)(ii) of the Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S. §§ 1101, et seq. (“PBCL”), in connection with the Merger.

Section 4.  Fiduciary Responsibilities.  No Shareholder executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Shareholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of such Shareholder’s Subject Shares and nothing herein shall limit or affect any actions taken by such Shareholder (or a designee of such Shareholder) in his or her capacity as an officer or director of the Company in exercising his or her or the Company’s or the Company Board’s rights in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

Section 5.  Representations and Warranties of Shareholder.  Each Shareholder, severally and not jointly, represents and warrants to Parent as follows:

(a) Binding Agreement.  Such Shareholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Shareholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) No Conflict.  Neither the execution and delivery of this Agreement by such Shareholder, nor the performance by such Shareholder of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Shareholder’s ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) if such Shareholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to such Shareholder or such Shareholder’s Subject Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of such Shareholder’s Subject Shares, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Shareholder’s ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair such Shareholder’s ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to such Shareholder or such Shareholder’s Subject Shares. If such Shareholder is a married individual and such Shareholder’s Subject Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of such Shareholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) Ownership of Shares.  Such Shareholder is the record and beneficial owner of, and has good, valid and marketable title to, the Shares set forth opposite such Shareholder’s name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares). There are no outstanding options or other rights to acquire from such Shareholder, or obligations of such Shareholder to sell or to dispose of, any of such Shareholder’s Shares, and none of such Shareholder’s Shares are subject to vesting. Such Shareholder holds exclusive power to vote the Shares set forth opposite such Shareholder’s name on Schedule I attached hereto. As of the date of this Agreement, the Shares set forth opposite such Shareholder’s name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by such Shareholder, except shares of Company Common Stock which may be acquired by such Shareholder upon exercise of options, if any, or conversion of the Series B Preferred Stock, if any, held by such Shareholder as set forth in such Schedule.

(d) Proxy Statement.  Each Shareholder agrees that none of the information relating to such Shareholder or his, her or its controlled Affiliates provided by or on behalf of such Shareholder for inclusion in the Proxy Statement will, from the time the Proxy Statement is first filed with the SEC to the time the Proxy Statement is first published, sent or given to shareholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Broker Fees.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of such Shareholder in connection with its entering into this Agreement.

Section 6.  Representations and Warranties of Parent.  Parent represents and warrants to the Shareholders as follows:

(a) Binding Agreement.  Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the Republic of Italy and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby (except as described in Section 4.04 of the Merger Agreement). Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) No Conflict.  Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent’s ability to perform its obligations hereunder) with, or notification to, any governmental entity, (ii) result in a violation of, or default under, or conflict with any provision of its charter (atto costitutivo) and bylaws (statuto), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Parent, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent’s ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a governmental entity, except, in the case of clause (iv), as would not prevent, materially delay or otherwise materially impair such Parent’s ability to perform its obligations hereunder or (v) violate or conflict with any order, writ, injunction, decree, rule, regulation or law applicable to Parent.

Section 7.  Transfer and Other Restrictions.  For so long as this Agreement is in effect:

(a) Certain Prohibited Transfers and Purchases.  Each Shareholder agrees not to:

(i) sell, transfer, exchange, pledge, encumber, assign or otherwise dispose (collectively, the “Transfer”) of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, such Shareholder’s Subject Shares or any interest contained therein (other than, if the transactions contemplated by the Merger Agreement are consummated, by operation of law in the Merger);

(ii) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to such Shareholder’s Subject Shares, other than this Agreement;

(iii) enter into, or deposit such Shareholder’s Subject Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of such Shareholder’s Subject Shares;

(iv) purchase, acquire or accept any shares of capital stock or other equity securities of the Company or other securities exercisable for or convertible into shares of capital stock or equity securities of the Company;

(v) exercise any right to convert any of such Shareholder’s Subject Shares into shares of Company Common Stock, pursuant to the Description and Designation of Series B Preferred Stock (the “Statement of Designation”), including Section 6(a) thereof;

(vi) exercise any right of first refusal to purchase shares of the Company’s capital stock, warrants or any other securities of the Company, pursuant to the Stock and Warrant Purchase Agreement, dated as of June 1, 2007, by and among the Company and the purchasers listed therein, including the Shareholder (the “Series B Purchase Agreement”), including Section 3.1(t) thereof; or

(vii) commit or agree to take any of the foregoing actions.

(b) Waiver of Rights.  Each Shareholder hereby waives any and all rights such Shareholder has or may acquire under the Statement of Designation to convert any of such Shareholder’s Subject Shares into shares of Company Common Stock, to receive any dividends or other payments, to receive any notices and to purchase shares of Company Common Stock, including without limitation: (i) any rights under Sections 6(a) and 6(i) of the Statement of Designation to convert any of such Shareholder’s Subject Shares into shares of Company Common Stock using a reduced Conversion Value (as defined in the Statement of Designation) if the Company fails to complete a Subsequent Financing (as defined in the Statement of Designation) on or before December 31, 2007; (ii) any rights under Sections 6(a) and 6(g) of the Statement of Designation to convert any of such Shareholder’s Subject Shares into shares of Company Common Stock using a reduced Conversion Value if the Company issues additional shares of Company Common Stock or rights, warrants, options, or other securities convertible into or exchangeable or exercisable for shares of such Company Common Stock prior to April 15, 2008; (iii) any right under Section 6(b) of the Statement of Designation to receive an amount equal to the aggregate Liquidation Preference (as defined in the Statement of Designation) or to convert any of such Shareholder’s Subject Shares into shares of Company Common Stock arising from the Company’s execution or performance of the Merger Agreement; and (iv) any rights under Section 3.1(t) of the Series B Purchase Agreement to purchase shares of the Company’s capital stock, warrants or any other security of the Company upon the Company’s sale and issuance to Parent or any of its Affiliates of Series C Preferred Stock or any other securities of the Company.

(c) Consideration.  Each Shareholder hereby acknowledges and agrees that the only consideration payable in respect of such Shareholder’s Subject Shares shall be as set forth in the Plan of Merger.

(d) Efforts.  For so long as this Agreement is in effect, each Shareholder agrees not to take any action which would make any representation or warranty of such Shareholder herein untrue or incorrect in any material respect or knowingly take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to Section 4 hereof, for so long as this Agreement is in effect, each Shareholder shall use such Shareholder’s reasonable efforts to take, or cause to be taken, all actions (including executing and delivering such additional documents) and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things, in each case, as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

(e) Additional Shares.  In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Shareholder’s Subject Shares or (ii) any Shareholder becomes the beneficial owner of any additional shares of capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Shareholder immediately following the effectiveness of the events described in clause (i) or such Shareholder becoming the beneficial owner thereof, as described in clause (ii), as though they were such Shareholder’s Subject Shares hereunder. Each Shareholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new shares of capital stock of the Company acquired by such Shareholder, if any, after the date hereof.

Section 8.  No Solicitation.  For so long as this Agreement is in effect, no Shareholder shall, nor shall such Shareholder permit any investment banker, attorney or other advisor or representative of such Shareholder to, directly or indirectly through another Person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided that any action which is permitted by the Merger Agreement to be taken by a Shareholder in his or her capacity as a director or officer or which is permitted by Section 4 hereof shall not be prohibited by the foregoing; and provided further that this Section 8 shall not apply to Hagan or McNulty.

Section 9.  Specific Enforcement.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that the non-breaching party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity. It is accordingly agreed that the non-breaching party will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court located in New York, New York, Borough of Manhattan, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the exclusive jurisdiction of any state or federal court located in New York, New York, Borough of Manhattan, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a state or federal court located in New York, New York, Borough of Manhattan. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 10.  Termination.  This Agreement shall terminate and cease to have any force or effect on the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the written agreement of the parties hereto to terminate this Agreement, or (iii) at the option of any Shareholder, the execution or granting of any amendment, modification, change or waiver with respect to the Merger Agreement or the Plan of Merger subsequent to the date of this Agreement that results in a decrease in the price to be paid with respect to such Shareholder’s Subject Shares as set forth in the Plan of Merger; provided, however, that (x) Sections 11 (Notices), 13 (Entire Agreement), 14 (Amendment), 15 (Successors and Assigns), 16 (Execution in Counterparts; Effectiveness), 17 (Governing Law), 18 (Severability), 19 (Interpretation) and 20 (Shareholder Obligations Several and Not Joint) shall survive any termination of this Agreement and (y) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

Section 11.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other as shall be specified by the parties by like notice: (i) if to Parent or the Company, to the appropriate address set forth in Section 10.05 of the Merger Agreement; and (ii) if to a Shareholder, to the appropriate address set forth on Schedule I hereto.

Section 12.  Certain Events.  Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder’s Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shareholder’s Subject Shares shall pass, whether by operation of law or otherwise, including such Shareholder’s heirs, guardians, administrators or successors.

Section 13.  Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 14.  Amendment.  This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Parent, the Shareholders and (with respect to any provisions setting forth rights or obligations of the Company only) the Company; provided that, with respect to the obligations of any individual Shareholder under this Agreement, this Agreement may be amended with the approval of such Shareholder and Parent notwithstanding the failure to obtain the approval of other Shareholders.

Section 15.  Successors and Assigns.  This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s heirs, beneficiaries, executors, successors, representatives and permitted assigns.

Section 16.  Execution in Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Agreement shall become effective when counterparts hereof executed by, or on behalf of, each of the parties hereto shall have been received by Parent.

Section 17.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW), OTHER THAN TO THE EXTENT PENNSYLVANIA LAW GOVERNS THE MERGER, THE VALIDITY OF THE VOTING AGREEMENT AND THE GRANT OF IRREVOCABLE PROXY SET FORTH HEREIN.

Section 18.  Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 19.  Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any applicable law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

Section 20.  Shareholder Obligations Several and Not Joint.  The obligations of each Shareholder hereunder shall be several and not joint and no Shareholder shall be liable for any breach of the terms of this Agreement by any other Shareholder.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

BRAVOSOLUTION S.P.A.

By:	/s/ Federico Vitaletti
Name:     Federico Vitaletti

Title:	Chief Executive Officer

VERTICALNET, INC.

By:	/s/ Nathanael V. Lentz
Name:     Nathanael V. Lentz

Title:	President and CEO

Schedule I

Shareholders

RUXTON VENTURES LLC

HELLER CAPITAL INVESTMENTS

OCTAGON CAPITAL PARTNERS

ACT CAPITAL PARTNERS, L.P.

Michael J. Hagan

Michael P. McNulty

Nathanael V. Lentz

Amir L Ecker

Jacqueline Chakejian

David S. Nagelberg CGM IRA Custodian

EXHIBIT A

PLAN OF MERGER